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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CNO Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 8, 2020

              NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of CNO Financial Group, Inc., a Delaware corporation (the "Company"), will be held via webcast at 8:00 a.m., Eastern Daylight Time, on May 8, 2020, for the following purposes:

  1.
  To elect the nine directors nominated to the Board of Directors of the Company and named in the proxy statement, each for a one-year term ending in 2021;

  2.
  To approve the Company's Amended and Restated Long-Term Incentive Plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020;

  4.
  To approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers as disclosed in the proxy statement; and

  5.
  To consider such other matters, if any, as may properly come before the Annual Meeting and any adjournment or postponement thereof.

              The Annual Meeting is being held on a virtual-only basis due to the evolving public health impact of the coronavirus outbreak (COVID-19). You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNO2020. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the "Notice") or on your proxy card if you receive the Proxy Materials by mail. You will not be able to attend the Annual Meeting in person.

              Holders of record of outstanding shares of the common stock of the Company as of the close of business on March 10, 2020, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of common stock have one vote for each share held of record.

              In accordance with the rules of the Securities and Exchange Commission (the "SEC"), on or about March 26, 2020, we either mailed you a Notice notifying you how to vote online and how to access an electronic copy of this Proxy Statement and the Company's Annual Report to Shareholders (together referred to as the "Proxy Materials") or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

              Management and the Board of Directors respectfully request that (if you received a paper copy of the Proxy Materials) you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form they send to you. If you attend the virtual meeting, you may withdraw your proxy and vote during the meeting.

By Order of the Board of Directors Karl W. Kindig, Senior Vice President and Secretary

March 26, 2020
Carmel, Indiana

CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

              This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CNO Financial Group, Inc., a Delaware corporation ("CNO", the "Company," "we," "us," or "our") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held via webcast on May 8, 2020, at 8:00 a.m., Eastern Daylight Time. We are sending the Notice or the Proxy Materials and proxy to shareholders on or about March 26, 2020.

GENERAL INFORMATION

              Solicitation of Proxies.    Proxies may be solicited by mail, telephone, internet or in person. Proxies may be solicited by members of the Board and officers. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy are to be paid by CNO.

              Record Date and Voting Securities.    Only holders of record of shares of CNO's common stock as of the close of business on March 10, 2020, will be entitled to vote at the Annual Meeting. On such record date, CNO had 144,879,836 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. Information on how to vote by Internet, phone, mail or during the Annual Meeting are set forth below.

              Quorum.    The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

              Virtual Meeting.    You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CNO2020. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or on your proxy card if you receive the Proxy Materials by mail. If you would like to submit a question during the Annual Meeting, once you have logged into the webcast, simply type your question in the "ask a question" box and click "submit." If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

              Proposals and Voting Summary.    The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

	Vote Required(1)	Voting Options	Board Recommendation(2)	Broker Discretionary Voting Allowed(3)	Impact of Abstention

Proposal 1: Elect 9 directors	Majority of the votes cast in person or by proxy and entitled to vote on this item(4)	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	None

Proposal 2: Approve the Company's Amended and Restated Long-Term Incentive Plan	Affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this item	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	"AGAINST"

Proposal 3: Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020	Affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this item	"FOR" "AGAINST" "ABSTAIN"	"FOR"	Yes	"AGAINST"

Proposal 4: Approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers as disclosed in the proxy statement	Affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this item	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	"AGAINST"

(1)
Quorum must be present. Shares represented by abstentions or by "broker non-votes", as described below, are counted as present and entitled to vote for the purpose of determining a quorum.

(2)
If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations set forth above.

(3)
A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. The New York Stock Exchange ("NYSE") rules determine whether uninstructed brokers have discretionary voting power on a particular proposal. Broker non-votes will have no effect on the outcomes of Proposals 1, 2 and 4 because the shares subject to the broker non-vote will not be entitled to vote on such matters.

(4)
A majority of the votes cast means that there are more "FOR" votes than "AGAINST" votes, provided a quorum is present.

              Voting Your Proxies.    On or about March 26, 2020, we either mailed you a Notice notifying you how to vote online and how to access an electronic copy of the Proxy Materials or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice. A completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 7, 2020, as further detailed below. If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy.

              Each shareholder may appoint a person (who need not be a shareholder), other than the persons named in the proxy, to represent him or her at the Annual Meeting by properly completing a proxy. The persons appointed as proxies will vote in their discretion on other matters as may properly come before the meeting.

              Whether or not you plan to attend the Annual Meeting, we encourage you to grant a proxy to vote your shares. The following sets forth how a shareholder can vote over the Internet, by telephone or by mail:

Voting By Internet

              You can vote in advance of the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).

              You may attend the Annual Meeting via the webcast and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNO2020 and entering your 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials). Please have your notice in hand when you access the website and then follow the instructions.

Voting By Telephone

              You can vote using a touch-tone telephone by calling the toll-free number included on your Notice, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).

              The Internet and telephone voting procedures, which comply with Delaware law and the Securities and Exchange Commission ("SEC") rules, are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

              If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card sent to you in the envelope provided to you with your Proxy Materials.

Voting Shares Held in Street Name

              If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you must follow the instructions printed on your voting instruction form. In most instances, you will be able to submit voting instructions to your bank, broker or other holder of record over the Internet, by telephone, or by mail.

              If you want to vote virtually at the Annual Meeting and hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote and follow the instructions printed on your voting instruction form.

Deadline for Submitting Votes by Internet, Telephone or Mail

              Proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 7, 2020.

              Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, and must be received no later than May 7, 2020.

              Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

              Revoking Your Proxy and Changing Your Vote.    A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to the Corporate Secretary a written notice of revocation or a later-dated proxy, or by attending the virtual Annual Meeting and voting.

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2020

              This Proxy Statement (including all attachments), the Company's Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company's shareholders, free of charge on our Internet website at www.CNOinc.com in the "Investors—SEC Filings" section, by calling 317-817-2893 or by sending the Company an email at ir@CNOinc.com.

 SECURITIES OWNERSHIP

              The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 10, 2020 (except as otherwise noted) by each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors and nominees, each of the current executive officers that are named in the Summary Compensation Table for 2019 beginning on page 59 and all of our directors and executive officers as a group. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2020 and restricted stock units that are scheduled to vest within 60 days of March 10, 2020, are deemed to be outstanding and to be beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person or group of persons but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Number	Percentage
Common stock	BlackRock, Inc.(1)	19,823,707	13.1%
Common stock	The Vanguard Group(2)	14,836,405	10.1%
Common stock	Dimensional Fund Advisors LP(3)	11,152,511	7.4%
Common stock	Gary C. Bhojwani(4)	618,171	*
Common stock	Ellyn L. Brown	65,318	*
Common stock	Stephen N. David	10,000	*
Common stock	David B. Foss	5,950	*
Common stock	Robert C. Greving	74,970	*
Common stock	Mary R. (Nina) Henderson	23,963	*
Common stock	Charles J. Jacklin	37,100	*
Common stock	Daniel R. Maurer	14,624	*
Common stock	Neal C. Schneider	85,273	*
Common stock	Frederick J. Sievert	43,079	*
Common stock	Bruce K. Baude(5)	333,623	*
Common stock	Eric R. Johnson(6)	700,680	*
Common stock	Paul H. McDonough(7)	4,284	*
Common stock	Matthew J. Zimpfer(8)	384,243	*
Common stock	All directors, nominees and executive officers as a group (21 persons)(9)	2,907,565	2.0%

*
Less than 1%.

(1)
Based solely on Amendment No. 7 to Schedule 13G filed with the SEC on February 10, 2020 by BlackRock, Inc. The Amendment No. 7 to Schedule 13G reports sole power to vote or direct the vote of 19,128,097 shares and sole power to dispose or direct the disposition of 19,823,707 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Based solely on Amendment No. 9 to Schedule 13G filed with the SEC on March 6, 2020 by The Vanguard Group. The Amendment No. 9 to Schedule 13G reports sole power to vote or direct the vote of 146,398 shares, shared power to vote or direct the vote of 37,641 shares, sole power to dispose or direct the disposition of 14,676,101 shares, and shared power to dispose or direct the disposition of 160,304 shares. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on Amendment No. 8 to Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. The Amendment No. 8 to Schedule 13G reports sole power to vote or direct the vote of 11,081,832 shares and sole power to dispose or direct the disposition of 11,152,511 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
Includes options, exercisable currently or within 60 days of March 10, 2020, to purchase 184,925 shares of common stock and includes 82,374 restricted stock units scheduled to vest within 60 days of March 10, 2020. Amount also includes 115,918 shares of common stock held in a revocable trust and 26,068 shares of common stock held in an irrevocable family trust.

(5)
Includes options, exercisable currently or within 60 days of March 10, 2020, to purchase 204,100 shares of common stock and includes 10,169 restricted stock units scheduled to vest within 60 days of March 10, 2020.

(6)
Includes options, exercisable currently or within 60 days of March 10, 2020, to purchase 207,440 shares of common stock and includes 10,747 restricted stock units scheduled to vest within 60 days of March 10, 2020.

(7)
Includes 4,284 restricted stock units scheduled to vest within 60 days of March 10, 2020.

(8)
Includes options, exercisable currently or within 60 days of March 10, 2020, to purchase 212,425 shares of common stock and includes 11,153 restricted stock units scheduled to vest within 60 days of March 10, 2020.

(9)
Includes options, exercisable currently or within 60 days of March 10, 2020, to purchase an aggregate of 1,070,585 shares of common stock held by executive officers and includes an aggregate of 153,881 restricted stock units scheduled to vest within 60 days of March 10, 2020.

Director Deferred Stock Units

              Under the CNO Board of Directors Deferred Compensation Plan, the non-management directors may elect each year to defer some or all of their compensation, including the equity portion of the annual director fees. Any equity that is so deferred is represented by vested deferred stock units, on which dividend equivalents are paid during the deferral period. The deferred stock units are not entitled to vote. At the end of the deferral period selected by the director, one share of common stock will be issued for each deferred stock unit. As of March 10, 2020, the non-management directors held deferred stock units as set forth below (these units are in addition to the share ownership set forth above):

Name	2019 Number of Deferred Stock Units	Total Deferred Stock Units
Stephen N. David	8,770	22,476
Mary R. (Nina) Henderson	8,770	22,476
Daniel R. Maurer	14,616	33,079
Neal C. Schneider	8,770	29,046
Frederick J. Sievert	8,770	22,476

PROPOSAL 1

ELECTION OF DIRECTORS

              Nine individuals will be elected to the Board at the Annual Meeting for one-year terms expiring at the 2021 annual meeting of shareholders. Each nominee listed below currently is a member of the Board. All directors will serve until their successors are duly elected and qualified. Neal Schneider will retire from the Board at the conclusion of his current term, which ends upon the close of the Annual Meeting.

Director Qualifications and Experience

              In considering candidates for the Board, the Governance and Nominating Committee reviews the experience, skills, attributes and qualifications of current Board members and other potential candidates to ensure that the Board can effectively guide the strategic future of our Company and oversee its management. In doing so, the Committee considers the depth of experiences and skills, in addition to the attributes and qualifications, of candidates in such areas as insurance and financial services; finance, accounting and capital management; marketing and sales; technology and digital innovation; risk management; human capital management; legal, regulatory and compliance; public company board experience; and senior leadership.

              Consideration also is given to each nominee's independence, financial literacy, personal and professional accomplishments and experience in light of the current and future needs of the Company. For incumbent directors, past performance on the Board and contributions to their respective committees are reviewed. The Governance and Nominating Committee and the Board seek directors with qualities that will contribute to the goal of having a well-rounded, diverse Board that functions well as a unit and is able to fulfill its oversight responsibilities effectively. The Governance and Nominating Committee expects each director to exercise leadership, sound judgment, high ethical standards and a commitment to the current and future success of the Company.

              Although the Governance and Nominating Committee does not have a standalone diversity policy with respect to Board candidates, it strongly believes that the Board and the Company benefit from a variety of viewpoints, professional experiences, educational background and skills, and from the different perspectives that may be brought to the Board by individuals of different races, genders and ages. As such, the Governance and Nominating Committee considers numerous factors in considering, recommending and recruiting candidates to fill new positions and vacancies on the Board, which such factors include, among others, diversity in gender, ethnicity, cultural framework, economic background and geographic origin.

              The key experiences, qualifications, attributes and skills of each of the nominees are included in their individual biographies below.

              The Governance and Nominating Committee completed a comprehensive inventory of current directors' respective experiences, skills and contributions, assessed a timetable of anticipated Board member retirements, and put in place a plan for Board replenishment that is future-focused on the Company's growth and innovative development. The Governance and Nominating Committee utilized a professional search firm in connection with the appointment and nomination of Mr. Foss and, as part of its succession planning initiatives, expects to continue to engage professional search firm(s) to identify potential candidates who can bring the requisite skills and experience, in addition to diverse qualities and perspectives, to enhance further the Board's value to the Company and its shareholders.

Board Nominees for Election at the Annual Meeting

              Should any of the nominees become unable to accept election, the persons named in the proxy will have the right to exercise their voting power in favor of such person or persons as the Board may recommend. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board is not aware of any reason that any of its nominees would be unable to accept election. On February 19, 2020 CNO announced that Neal Schneider, a current Board member, has elected to retire from the Board and is not standing for re-election.

              The Governance and Nominating Committee will consider candidates for director nominees put forward by shareholders. See "Shareholder Proposals for 2021 Annual Meeting" for a description of the proxy access and advance notice procedures for shareholder nominations for directors.

              Set forth below is information regarding each person nominated by the Board for election as a director.

Nominees for Election as Directors:

	Gary C. Bhojwani CHIEF EXECUTIVE OFFICER, CNO FINANCIAL GROUP, INC.	Age: 52 Director since: 2017 Member, Executive Committee and Investment Committee
CAREER	Mr. Bhojwani served as a Member of the Board of Management at Allianz SE, and as Chairman of Allianz of America, Allianz Life Insurance Company, and Fireman's Fund Insurance Company from 2012 to January 1, 2015. From 2007 to 2012, he served as Chief Executive Officer of Allianz Life Insurance Company of North America. From April 2015 until joining CNO, Mr. Bhojwani served as Chief Executive Officer of GCB, LLC, an insurance and financial services consulting company that he founded.

Mr. Bhojwani served as president of CNO from April 2016 through December 2017, prior to his appointment as CEO of CNO on January 1, 2018.

QUALIFICATIONS	Experience as chief executive officer of the Company and his extensive insurance, sales and executive management experience

OTHER BOARD EXPERIENCE	Hormel Foods Corporation (NYSE: HRL), 2014-present Allina Health, 2016-present

	Ellyn L. Brown RETIRED PRINCIPAL OF BROWN & ASSOCIATES	Age: 70 Director since: 2012 Chair, Governance and Nominating Committee Member, Human Resources and Compensation Committee
CAREER	Until her retirement from full-time law practice, Ms. Brown practiced corporate and securities law, most recently as principal of Brown & Associates, a boutique law and consulting firm that provided operations, regulatory and governance services to financial services industry clients and other clients that operated in heavily regulated, high-scrutiny environments.

Ms. Brown was a member of the board of NYSE Euronext (and predecessor entities) from 2005-2013, and chaired the board of NYSE Regulation, the independent NYSE subsidiary responsible for regulatory oversight of the members and operations of all NYSE-owned exchanges, through 2014. She also served as a governor of the Financial Industry Regulatory Authority ("FINRA") from 2007-2012 and, from 2007-2011, was a trustee of the Financial Accounting Foundation, the parent entity of the Financial Accounting Standards Board and the Governmental Accounting Standards Board.

QUALIFICATIONS	Extensive financial industry, legal and regulatory experience

OTHER BOARD EXPERIENCE	Walter Investment Management Corp., 2009-2017 Brinker Capital Destinations Trust, 2017 (chair since April 2018)

	Stephen N. David SENIOR ADVISOR, THE BOSTON CONSULTING GROUP	Age: 71 Director since: 2017 Member, Audit and Enterprise Risk Committee and Governance and Nominating Committee
CAREER	Mr. David has been a Senior Advisor with The Boston Consulting Group since 2005, providing strategic planning services in sales, marketing and technology to a variety of clients across multiple industries, including financial services.

He retired in 2005 after 34 years with Procter & Gamble ("P&G"). During his P&G career Mr. David held multiple senior management positions including Chief Information Officer, Global Customer Development Officer, and Senior Vice President, Business Development.

QUALIFICATIONS	Extensive leadership experience in technology, strategy, marketing and sales

OTHER BOARD EXPERIENCE	Iomega Corporation, 2002-2008 Checkpoint Systems, Inc., 2012-2016

	David B. Foss PRESIDENT AND CEO, JACK HENRY AND ASSOCIATES	Age: 58 Director since: 2019 Member, Governance and Nominating Committee and Human Resources and Compensation Committee
CAREER	Mr. Foss is president and chief executive officer of Jack Henry and Associates, Inc. ("Jack Henry"), a leading provider of technology solutions to the financial services industry. He was named president and chief executive officer of Jack Henry in 2016, after serving as president from 2014 to 2016.

He joined Jack Henry in 1999 when he arranged the sale of BancTec's financial solutions division to Jack Henry and subsequently served as president of Jack Henry's Open Systems Group and general manager of the Complementary Solutions Group. He was named general manager of Jack Henry's ProfitStars division in 2006 and as its president in 2009.

He previously served as president and a board member of the Association for Financial Technology from 2007 to 2012. Before joining Jack Henry, Mr. Foss held a variety of positions in the financial services industry, including senior operations management, sales management and supervisory roles at BancTec, Advanced Computer Systems and NCR.

QUALIFICATIONS	Extensive experience in technology and financial services, innovation, change management and leadership, and experience as a public company chief executive officer

OTHER BOARD EXPERIENCE	Association for Financial Technology, 2007-2012 Jack Henry & Associates, Inc. (NASDAQ: JKHY), 2017-present

	Robert C. Greving RETIRED EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CHIEF ACTUARY, UNUM GROUP	Age: 68 Director since: 2011 Chair, Audit and Enterprise Risk Committee Member, Executive Committee and Investment Committee
CAREER	Mr. Greving is the retired executive vice president, chief financial officer and chief actuary for Unum Group, having held those positions from 2005 to 2009. Mr. Greving also served as president of Unum International Ltd., Bermuda. Before becoming executive vice president and chief financial officer of Unum Group in 2003, he held senior vice president, finance, and chief actuary positions with Unum Group and with The Provident Companies, Inc., which merged with Unum Group. His duties prior to retirement included directing all aspects of the finance and actuarial responsibilities for the corporate and nine insurance subsidiary insurance companies of Unum Group.

He previously held senior positions with PennCorp Dallas Operations, Southwestern Life Insurance Company, American Founders Insurance Company, Aegon USA and Horace Mann Life Insurance Company during his 35 years in the insurance industry.

QUALIFICATIONS	Extensive experience with the management of companies in the life, health, disability and annuity lines of business and in particular with the actuarial, financial, cybersecurity and investment disciplines

OTHER EXPERIENCE	He is a Fellow of the Society of Actuaries. Mr. Greving has also earned the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University.

	Mary R. (Nina) Henderson MANAGING PARTNER, HENDERSON ADVISORY	Age: 69 Director since: 2012 Chair, Human Resources and Compensation Committee Member, Investment Committee
CAREER	Ms. Henderson is the managing partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms on consumer products.

She was a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions.

She is Vice Chair of the board of Drexel University and a director of the Visiting Nurse Service of New York and the Foreign Policy Association.

QUALIFICATIONS	Extensive management leadership and consumer marketing experience

OTHER BOARD EXPERIENCE	IWG plc (formerly Regus plc), 2014-present

Hikma Pharmaceuticals plc, 2016-present

Walter Energy, Inc., 2013-2016

Del Monte Foods Company, 2002-2011

The Equitable Companies, 1996-2000

AXA Financial, 2001-2011

Pactiv Corporation, 2000-2010

Royal Dutch Shell plc and its predecessor The Shell Transport and Trading Company, 2001-2009

Hunt Corporation, 1991-2002

	Charles J. Jacklin RETIRED CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF MELLON CAPITAL MANAGEMENT CORPORATION	Age: 65 Director since: 2015 Chair, Investment Committee Member, Audit and Enterprise Risk Committee
CAREER	Mr. Jacklin has more than 30 years of finance and investment experience. He served as Chief Executive Officer and President of Mellon Capital Management Corporation from 2006 until March 2011 and then served as Chairman until his retirement at the end of 2012.

Mr. Jacklin also held several other executive management positions in his 18 years with Mellon Capital Management including chief investment strategist, where he was responsible for investment strategies and research, and director of asset allocation strategies, where he was responsible for portfolio management in domestic, international and global asset allocation strategies.

QUALIFICATIONS	Extensive investment, investment risk management and finance experience

OTHER EXPERIENCE	Mr. Jacklin taught finance and investment strategy for 10 years at the University of Chicago and Stanford University Schools of Business.

	Daniel R. Maurer RETIRED SENIOR MANAGEMENT, INTUIT INC.	Age: 63 Director since: 2015 Chair, Board Chair, Executive Committee
CAREER	Mr. Maurer has extensive experience in consumer sales, marketing and product management. From 2006 until his retirement in 2014, Mr. Maurer was a member of the senior management team at Intuit Inc. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce, and QuickBase). He previously led the TurboTax®, Mint, and Quicken brands where he developed significant digital marketing and product management skills.

Prior to Intuit, Mr. Maurer spent over 20 years in executive management at Procter & Gamble ("P&G"), including 15 years internationally. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and US Business at Campbell's Soup.

QUALIFICATIONS	Extensive experience in consumer sales, product management, marketing and marketing strategy, including the use of digital marketing strategies to reach the middle market

OTHER BOARD EXPERIENCE	Zagg Inc (NASDAQ: ZAGG), 2012-present Checkpoint Systems, Inc., January 2016-May 2016 (upon sale of the company) Iomega Corporation, 2006-2008

	Frederick J. Sievert RETIRED PRESIDENT AND CHAIRMAN, NEW YORK LIFE INSURANCE COMPANY	Age: 72 Director since: 2011 Member, Governance and Nominating Committee and Human Resources and Compensation Committee
CAREER	Mr. Sievert is the retired President of New York Life Insurance Company, having served in that position from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007.

Mr. Sievert joined New York Life in 1992 as senior vice president and chief financial officer of the individual insurance businesses. In 1995 he was promoted to executive vice president and was elected to the New York Life board of directors in 1996. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England.

Mr. Sievert is a Fellow of the Society of Actuaries.

QUALIFICATIONS	Extensive insurance, actuarial and executive management experience

OTHER BOARD EXPERIENCE	Reinsurance Group of America, Incorporated (NYSE: RGA), 2010-present

Voting for Directors; Required Vote

              The election of each director will be determined by the vote of the majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) by the holders of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

              In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (where the number of votes cast "for" a director exceeds the number of votes cast "against" that director) shall offer to tender his or her resignation to the Board. In such event, the Governance and Nominating Committee will consider the offer and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision and rationale within 90 days from the certification of the election results.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE COMPANY'S DIRECTOR NOMINEES LISTED ABOVE.

BOARD AND GOVERNANCE MATTERS

Board Committees

              The Board has established the following Board committees: Audit and Enterprise Risk, Governance and Nominating, Human Resources and Compensation, Investment, and Executive. The following table provides information regarding independence, number of meetings held during 2019 and membership for each committee as of March 10, 2020.

Director	Audit and Enterprise Risk	Governance and Nominating	Human Resources and Compensation	Investment	Executive	Independent(7)

Gary C. Bhojwani	—	—	—	X	X
Ellyn L. Brown	—	C	X	—	—	✓
Stephen N. David(1)	X	X	—	—	—	✓
David B. Foss(2)	—	X	X	—	—	✓
Robert C. Greving	C	—	—	X	X	✓
Mary R. (Nina) Henderson(3)	—	—	C	X	—	✓
Charles J. Jacklin	X	—	—	C	—	✓
Daniel R. Maurer(4)	—	—	—	—	C	✓
Neal C. Schneider(5)	X	X	—	—	—	✓
Federick J. Sievert(6)	—	X	X	—	—	✓

Number of Meetings	12	9	7	4	4

C – represents Chair of the committee
X – represents membership on the committee

(1)
Mr. David served on the Human Resources and Compensation Committee in 2019 through May 10th, at which time he was appointed to the Audit and Enterprise Risk Committee.

(2)
Mr. Foss was appointed to each of the Governance and Nominating Committee and the Human Resources and Compensation Committee on November 15, 2019.

(3)
Ms. Henderson served on the Audit and Enterprise Risk Committee in 2019 through May 10th, at which time she was appointed as the Chair of the Human Resources and Compensation Committee.

(4)
Mr. Maurer is an ex officio member of each of the Board committees (other than the Executive Committee).

(5)
Mr. Schneider will retire from the Board at the conclusion of his current term, which ends upon the close of the Annual Meeting.

(6)
Mr. Sievert served as the Chair of the Human Resources and Compensation Committee in 2019 through May 10th.

(7)
Each of the following Board committees are comprised entirely of independent members: Audit and Enterprise Risk; Governance and Nominating; and Human Resources and Compensation. The term "independent" is within the meaning of the listing requirements adopted by the NYSE regarding membership on a given committee, and, with respect of the Audit Committee, has the meaning provided by the regulations adopted by the SEC including Section 10A(m)(3) of the Securities Exchange Act of 1934. Members of the Compensation Committee also qualify as "non-employee" directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

              Each of the committees has adopted and operates under a written charter, setting forth the duties and responsibilities of such committee. Each committee's charter may be found in the Investors section of our website at www.CNOinc.com.

              Audit and Enterprise Risk Committee.    The Audit and Enterprise Risk Committee (the "Audit Committee") is, among other functions discussed herein, directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm ("independent auditor") retained to provide an audit opinion on the Company's financial statements and internal control over financial reporting. The Audit Committee reviews the arrangements for and scope of the audit by the independent auditor and reviews any non-audit services and the impact of such services on the continued independence of the independent auditor. The Audit Committee and its Chair meet regularly with the independent auditor's lead engagement partner to discuss, among other matters, audit issues, the effectiveness of internal controls over financial reporting and Critical Audit Matters ("CAMs") arising from the audit and the relevant financial statement accounts or disclosures that relate to each CAM.

              Annually, the Audit Committee evaluates the performance of the Company's independent auditor, including the senior members of the audit engagement team, and determines whether to reengage the independent auditor or to consider other independent registered public accounting firms. The Audit Committee is also responsible for selecting a new lead engagement partner when such partner is required to rotate off the Company's audit in accordance with Rule 2-01(c)(6) of Regulation S-X (generally every five years).

              PricewaterhouseCoopers LLP ("PwC") served as the Company's independent auditor for 2019. PwC is a global network of firms which provides professional services, including audit and assurance. The Audit Committee has appointed PwC as the Company's independent auditor for calendar year 2020, and the Company is asking shareholders to ratify this appointment. More information regarding the Audit Committee, including the factors considered by the Audit Committee in appointing the independent auditor and selecting the lead engagement partner, can be found under "Proposal 3—Ratification of the Appointment of Our Independent Registered Public Accounting Firm" beginning on page 80.

              In addition to the above duties, the Audit Committee, with the assistance of the Company's internal audit department as well as the independent auditor, considers the adequacy of the system of internal accounting controls and reviews proposed corrective actions and enhancements. The Audit Committee also provides oversight of the Company's internal audit department; reviews and monitors the Company's compliance with legal and regulatory requirements; discusses with management and the independent auditor our draft annual and quarterly financial statements and key accounting and/or reporting matters; and oversees management's processes for managing enterprise risk, including cyber security risk. The Audit Committee itself does not prepare financial statements or perform audits and its members are not auditors or certifiers of the Company's financial statements.

              Based on their experience, Mr. Greving and Mr. Schneider each qualify as an "audit committee financial expert," as defined under SEC rules promulgated under the Sarbanes-Oxley Act. Mr. Greving has also earned the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University. The current members satisfy the financial literacy qualifications of the NYSE listing standards.

              Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for, among other things, considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership, with such criteria including, among other things, experience, skill set, the ability to act on behalf of shareholders and diversity in gender, ethnicity, cultural framework, economic background and geographic origin, in addition to numerous other personal and professional characteristics, experiences and competencies; considering, recommending and recruiting candidates to fill new positions and vacancies on the Board; reviewing candidates recommended by shareholders; conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; recommending director nominees for approval by the Board and election by the shareholders at annual or special meetings.

              The Governance and Nominating Committee may identify candidates for nomination to the Board through several sources, including recommendations of non-management directors, shareholders, the CEO, other executive officers, an outside search firm or other resources. The Governance and Nominating Committee begins the nomination process each year by deciding whether to re-nominate current directors, as all directors are up annually for nomination and election by our shareholders. This includes an individual assessment of each director who will be up for reelection the following year. The Governance and Nominating Committee then carefully reviews the results of the assessments of the individual directors and considers for re-nomination those Board members whose skills and experience continue to be relevant to our business and whose performance for the most recent term has also been favorably assessed, together with a careful review of all directors and director candidates in light of various factors determined to be appropriate in context of the current and anticipated operating requirements of the Company and the long-term interests of our shareholders. More information regarding the factors considered by the Governance and Nominating Committee in its recommending director nominees for approval can be found under "Director Qualifications and Experience" beginning on page 7.

              The Governance and Nominating Committee's duties and responsibilities also include, among other things, considering questions of possible conflicts of interest involving Board members, executive officers and key employees; developing principles of corporate governance, including the Company's Corporate Governance Guidelines and Code of Conduct, recommending them to the Board for its approval and adoption, and reviewing periodically these principles of corporate governance to ensure that they remain relevant and are being implemented and followed; evaluating Board and committee performance and establishing procedures by which such evaluations will be conducted; and periodically reviewing and, as necessary, recommending to the Board changes to Board compensation.

              The Governance and Nominating Committee also plays a key role in reviewing and overseeing, in coordination with the Company's Environmental, Social and Governance Committee (comprised of a cross-section of Company management), the formulation and execution of the Company's social responsibility and sustainability strategy, including providing input on the Company's public reporting on such topics as well as potential impacts on the Company's sustainability and corporate social responsibility profile and reputation.

              Human Resources and Compensation Committee.    The Human Resources and Compensation Committee (the "Compensation Committee") is responsible for, among other things, reviewing, modifying as needed, and approving (or if deemed appropriate, recommending to the full Board for determination and approval) the Company's executive compensation philosophy and strategy; reviewing and approving the corporate goals and objectives relevant to CEO compensation; evaluating the performance of the CEO against each of his or her goals and objectives pursuant to the Company's plans and recommending to the Board the compensation of the CEO; reviewing and approving on an annual basis the evaluation process and compensation structure for the Company's other executive officers as recommended by the CEO; ensuring that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel; and reviewing and administering our incentive compensation and equity award plans.

              The Compensation Committee is also tasked with producing the annual Compensation Committee Report for inclusion in the Company's annual proxy statement in compliance with the rules and regulations promulgated by the SEC. Such report appears on page 58 of this Proxy Statement.

              In determining the Company's executive compensation philosophy and strategy, the Compensation Committee has established programs and practices intended to align management's interests with those of the Company's shareholders, contributing to the creation of long-term shareholder value. More information regarding the Compensation of the CEO and other executives can be found under "Compensation Discussion and Analysis" beginning on page 29.

              Investment Committee.    The Investment Committee is responsible for, among other things, reviewing investment policies, strategies, tolerances and programs of the Company and its subsidiaries, including those that relate to asset-liability management, diversification, applicable regulations, and environmental, social and governance (ESG) factors; reviewing that funds are invested in accordance with policies and limits approved by it from time to time; reviewing the quality and performance of the investment portfolios of the Company and its subsidiaries and the investment-related aspects of the Company's asset–liability management practices, including the alignment of asset duration to liabilities; reviewing the investment performance of accounts managed on behalf of third parties; reviewing investment borrowings by the Company and its subsidiaries in furtherance of their respective investment plans and activities; and, together with the Compensation Committee and/or the full Board, participating in the selection of the chief investment officer and in the design of the responsibilities of such chief investment officer.

              Executive Committee.    The purpose of the Executive Committee is to assist the Board in handling matters which, in the opinion of the Chair, should not be postponed until the next scheduled meeting of the Board. Subject to the requirements of applicable law, including our Amended and Restated Certificate of Incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the Board in the management of our business affairs during intervals between Board meetings.

Diverse Mix of Director Experience

              Our Board believes that a diverse mix of directors with complementary experiences, qualifications and attributes is essential to meeting its oversight responsibility. The following table summarizes each director nominee's areas of focus or expertise on which the Board particularly relies. The tables below highlight the balanced mix of experience, qualifications and attributes of the Board as a whole. The biographies on pages 8-16 describe each director nominee's background and relevant experience in more detail.

	INSURANCE OR FINANCIAL SERVICES	FINANCE, ACCOUNTING AND CAPITAL MANAGEMENT	MARKETING AND SALES	TECHNOLOGY AND DIGITAL INNOVATION	RISK MANAGEMENT	HUMAN CAPITAL MANAGEMENT	LEGAL REGULATORY AND COMPLIANCE	PUBLIC COMPANY BOARD	SENIOR LEADERSHIP

Gary C. Bhojwani	•	•	•		•	•		•	•

Ellyn L. Brown	•				•	•	•	•	•

Stephen N. David			•	•		•			•

David B. Foss	•	•	•	•	•	•		•	•

Robert C. Greving	•	•	•		•	•	•		•

Mary R. (Nina) Henderson	•		•			•		•	•

Charles J. Jacklin	•	•			•	•			•

Daniel R. Maurer	•		•	•		•		•	•

Frederick J. Sievert	•	•	•		•	•	•	•	•

Director Compensation

              In general, the Board reviews the compensation of non-employee directors every other year, commencing with a study undertaken by the Governance and Nominating Committee ("Governance Committee"), in order to provide fair and reasonable compensation in light of the demands and obligations placed upon directors, and also to align with director compensation at our peer companies. The last such compensation study was conducted in 2018. No changes to Board compensation have been made since 2018, either in the amount or structure of compensation.

              The following summarizes the elements of compensation in place for our non-employee directors.

              With respect to our non-employee directors, base fees are paid 40% in cash and 60% in the stock of the Company. Cash fees are paid quarterly, in advance, and equity awards are granted annually, on the date of our Annual Meeting, and vest immediately. The value of non-employee Board member base compensation currently is $240,000, represented by cash payments of $96,000 in the aggregate and an annual stock award valued at approximately $144,000.

              In addition, Chairs of Board committees receive the following additional annual cash fees: Audit and Enterprise Risk, $45,000; Human Resources and Compensation, $40,000; Investment, $20,000; and Governance and Nominating, $20,000.

              The members of all Board committees, other than the respective Chairs, also receive additional cash compensation for their service. This committee member compensation for Audit and Enterprise Risk is $15,000 per year; Human Resources and Compensation is $10,000 per year; Investment is $5,000 per year; and Governance and Nominating is $5,000 per year. Members of the Executive Committee do not receive any additional compensation for their service on the committee.

              The Chair of our Board receives additional annual compensation comprised of a flat fee of $160,000, paid out 40% in cash and 60% in stock. Thus, over and above the base compensation paid to non-employee directors, the Board Chair currently is entitled to an additional cash retainer of $64,000 and an additional annual equity award of $96,000. The Board Chair does not receive any additional fees for service on a Board committee, and is instead an ex officio member of each committee (other than the Executive Committee).

              Directors are reimbursed for out-of-pocket expenses, including first-class airfare, incurred in connection with their responsibilities as Board members.

              The compensation earned or paid in 2019 to our non-employee directors is summarized in the table below:

DIRECTOR COMPENSATION IN 2019

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ellyn L. Brown(3)	$126,000	$144,003	$270,003
Stephen N. David(4)	115,464	144,003	259,467
David B. Foss(5)	42,228	69,244	111,472
Robert C. Greving(6)	146,000	144,003	290,003
Mary R. (Nina) Henderson(7)	138,321	144,003	282,324
Charles J. Jacklin(8)	131,000	144,003	275,003
Daniel R. Maurer(9)	160,000	240,003	400,003
Neal C. Schneider(10)	116,000	144,003	260,003
Frederick J. Sievert(11)	114,297	144,003	258,300

(1)
This column represents the amount of cash compensation earned or paid in 2019 for Board service, for service as non-executive Board Chair, for service on the Audit Committee, the Compensation Committee, the Governance Committee, the Investment Committee and for chairing a committee, as applicable.

(2)
The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") and represent the grant date fair values for shares of common stock awarded. On May 10, 2019, Mr. Maurer received an award of 14,616 restricted stock units and each of the other directors besides Mr. Foss received an award of 8,770 restricted stock units. On November 14, 2019, Mr. Foss received an award of 3,950 restricted stock units. These restricted stock units vested immediately upon grant. Each restricted stock unit entitles the director to receive one share of common stock. As described on page 6 of this Proxy Statement, several directors elected to defer receipt of the common stock pursuant to the Company's Board of Directors Deferred Compensation Plan.

(3)
In addition to the base compensation paid to all non-employee directors, Ms. Brown received cash fees of (i) $20,000 for chairing the Governance Committee and (ii) $10,000 for serving as a member of the Compensation Committee.

(4)
In addition to the base compensation paid to all non-employee directors, Mr. David received cash fees of (i) $15,000 (prorated from May 10, 2019) for serving as a member of the Audit Committee, (ii) $10,000 (prorated through May 10, 2019) for serving as a member of the Compensation Committee and (iii) $5,000 for serving as a member of the Governance Committee.

(5)
In addition to the base compensation paid to all non-employee directors, prorated from November 2019, Mr. Foss received cash fees of (i) $10,000 (prorated from November 2019) for serving as a member of the Compensation Committee and (ii) $5,000 (prorated from November 2019) for serving as a member of the Governance Committee. The annual equity grant received by Mr. Foss reflects a prorated annual grant as paid to all non-employee directors.

(6)
In addition to the base compensation paid to all non-employee directors, Mr. Greving received cash fees of (i) $45,000 for chairing the Audit Committee and (ii) $5,000 for serving as a member of the Investment Committee. He also served as a member of the Executive Committee, for which he received no additional compensation.

(7)
In addition to the base compensation paid to all non-employee directors, Ms. Henderson received cash fees of (i) $40,000 (prorated from May 10, 2019) for chairing the Compensation Committee, (ii) $15,000 (prorated through May 10, 2019) for serving as a member of the Audit Committee, and (iii) $5,000 for serving as a member of the Investment Committee.

(8)
In addition to the base compensation paid to all non-employee directors, Mr. Jacklin received cash fees of (i) $20,000 for chairing the Investment Committee and (ii) $15,000 for serving as a member of the Audit Committee.

(9)
In addition to the base compensation paid to all non-employee directors, Mr. Maurer received $160,000 for serving as Board Chair, which was paid out 40% in cash and 60% in stock. Mr. Maurer also serves as chair of the Executive Committee, for which he received no additional compensation.

(10)
In addition to the base compensation paid to all non-employee directors, Mr. Schneider received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $5,000 for serving as a member of the Governance Committee.

(11)
In addition to the base compensation paid to all non-employee directors, Mr. Sievert received cash fees of (i) $40,000 (prorated through May 10, 2019) for chairing the Compensation Committee, (ii) $10,000 (prorated from May 10, 2019) for serving as a member of the Compensation Committee and (iii) $5,000 for serving as a member of the Governance Committee.

Board Leadership Structure

              CNO has a non-executive, independent director, who serves as Chair of the Board. Mr. Maurer has served as Chair of the Board since May 9, 2018. The Board believes that its leadership structure, with a non-executive Chair position separate from the CEO, provides appropriate independent oversight of management and the Company. The non-executive Chair of the Board (1) presides at all meetings of the Board and shareholders; (2) presides during regularly held sessions with only the independent directors; (3) encourages and facilitates active participation of all directors; (4) develops the calendar of, and agendas for, Board meetings in consultation with the CEO and other members of the Board; (5) determines, in consultation with the CEO, the information that should be provided to the Board in advance of the meeting; (6) unless otherwise determined by the Board, meets with each director to evaluate the Board and Board committees and reports this evaluation to the Governance and Nominating Committee; (7) participates as requested in meetings with shareholders; (8) receives, through the Corporate Secretary, communications from shareholders wishing to communicate with the Board; and (9) performs any other duties requested by the other members of the Board.

              As discussed below, each member of our Board is independent other than Mr. Bhojwani, our CEO. As CEO, Mr. Bhojwani, subject to the direction of the Board, is in charge of the business and affairs of CNO and is our chief policy making officer. Our Board and its committees play an active role in overseeing the Company's business. The directors bring a broad range of leadership, business and professional experience to the Board and actively participate in Board discussions. The Board believes that having a non-executive Chair and a Board comprised almost entirely of independent, non-employee directors best serves the interests of our shareholders and the Company.

Board Meetings and Attendance

              During 2019, the Board met on 14 occasions. Each director attended at least 75% of the aggregate meetings of the Board and Board committees on which he or she served. The independent directors regularly meet in executive session without the CEO or any other member of management. The non-executive Chair presides at such executive sessions.

              In addition, CNO has a policy that all directors attend the annual meeting of shareholders. All of our directors attended the annual meeting of shareholders held in 2019.

Director Independence

              The Board annually determines the independence of directors based on a review by the directors. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no material relationship with CNO, either directly or as an officer, shareholder or partner of an organization that has a material relationship with CNO. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board considers the Company's Corporate Governance Guidelines, the applicable rules and regulations of the SEC and the listing standards of the NYSE in making its determination regarding independence and the materiality of any relationships with CNO. The Board has determined that all current directors other than Mr. Bhojwani are independent.

Board's Role in Risk Oversight

              Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company's risk profile and management's processes for managing risk. The oversight of certain risks, including those relating to the Company's capital structure and capital management, is done by the full Board. The Board has delegated primary responsibility for many aspects of the Board's risk oversight to the Audit Committee. The Audit Committee receives reports at its meetings and oversees management's processes for managing enterprise risk, including the risk management process associated with financial controls, insurance reserves, legal, regulatory and compliance risks, and the overall risk management structure, process and function. Other Board committees oversee risk management related to specific functions. The Investment Committee oversees investment and asset-liability management risk. The Compensation Committee oversees risks associated with our compensation programs so that incentives are not provided for inappropriate risk taking, as further discussed below.

              Our leadership strongly supports an active and engaged risk management process. CNO has established an enterprise risk management committee comprised of senior management from business units and functions throughout the Company. This enterprise risk management committee meets at least once each quarter and is chaired by the chief risk officer. CNO also has an investment and asset-liability management committee comprised of senior management from various functions and the presidents of each business segment. This committee meets at least once each quarter and is chaired by the chief investment officer. The Company's chief risk officer is responsible for the coordination of enterprise risk management activities. Reports on different aspects of the Company's enterprise risk management are provided to the Board, to the Audit Committee, to the Investment Committee and to other Board committees, as appropriate, on a regular basis.

              As part of its risk oversight responsibilities, the Board and its committees review policies and processes that senior management uses to manage the Company's risk exposure. In doing so, the Board and its committees review the Company's risk appetite statement, overall risk function and senior management's establishment of appropriate systems and processes for managing insurance risk, interest rate and asset-liability management risk, credit and counterparty risk, liquidity risk, operational risk and reputational risk.

Relationship of Compensation Policies and Practices to Risk Management

              The Human Resources and Compensation Committee has reviewed our compensation programs and believes that they carefully and appropriately balance risks and rewards and do not incentivize inappropriate risk taking. Our incentive plans include multiple performance measures, most of which are financial in nature, and are designed to hold employees accountable for sustained improvement in the core operating performance of the Company and to minimize the potential for any single indicator of performance to have an undue influence. We structure our pay to include both fixed and variable compensation and our variable compensation is capped at no more than two times the target opportunities, thus mitigating the risk of excessive rewards for temporary, unsustainable results. In addition, our officers' equity-based compensation aligns our officers' interests with those of shareholders. The multiple year vesting of such awards serves as a retention tool and mitigates the risk that executives can reap excessive rewards from temporary stock price increases. In addition, our executives are subject to stock ownership guidelines, requiring minimum stock holdings for the duration of the executives' employment, which encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year. Further, our Annual Cash Incentive/Pay-for-Performance and Amended and Restated Long-Term Incentive Plans contain clawback provisions that include the right to recapture any incentive amount paid or vested in the event that the Compensation Committee determines that the achievement of performance goals was based on incorrect data. In early 2020, the Board adopted a Clawback Policy containing additional rights to recapture incentive compensation in the event of a material restatement of the Company's financial statements or other detrimental conduct that causes harm to the Company. See the "Compensation Discussion and Analysis" beginning on page 29 for more information.

Approval of Related Party Transactions

              Under the Company's written policy, transactions and agreements with a Related Person (defined to include directors, director nominees and executive officers or members of their immediate families, or shareholders owning five percent or more of the Company's outstanding stock) that meet the minimum threshold for disclosure in the proxy statement under applicable SEC rules (generally transactions involving amounts of $120,000 or more in which a Related Person has a direct or indirect material interest) are required to be approved by the Board or by the Governance and Nominating Committee (or other designated committee comprised exclusively of independent directors). In considering whether to approve the transaction or agreement, the Board or committee will consider all relevant factors including the business reason for the transaction, available alternatives on comparable terms, actual or apparent conflicts of interest and the overall fairness of the transaction or agreement to the Company.

              A Related Person is required to report, in a timely manner, either to the chair of the Board or the chair of the Governance and Nominating Committee, any proposed transaction or agreement that could be considered a Related Person transaction or agreement. The two chairs will jointly determine if the proposed transaction or agreement should be considered by the Board or a Board committee, and whether any director should be recused from participating in that consideration because of conflict. The Board or Board committee will consider whether to approve the proposed transaction or agreement, taking into account the facts and circumstances enumerated above, in a timely manner. If such proposed transaction or agreement is not approved in advance, the Board or Board committee will take action in the manner described above as soon as practicable after it becomes aware of the transaction or agreement. There were no transactions or agreements involving the Company and a Related Person in 2019 or to date in 2020.

              Various Company policies and procedures, including the Code of Conduct and the annual questionnaires that are completed by all Company directors, officers and employees, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Any Related Person transactions or agreements that are identified under these additional policies and procedures are to be considered under the process described above.

Code of Conduct

              We have adopted a Code of Conduct that applies to all officers, directors and employees regarding their obligations in the conduct of the Company's affairs. A copy of our current Code of Conduct is available under Corporate Governance in the Investors section of our website at www.CNOinc.com. Within the time period specified, and to the extent required, by the SEC and the NYSE, we will post on our website any amendment to our Code of Conduct and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer (there have been no such waivers).

Corporate Governance Guidelines

              CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance and Nominating Committee, has adopted a set of Corporate Governance Guidelines covering a number of significant matters, including director responsibilities, independence, selection and review. These guidelines are reviewed by the Governance and Nominating Committee and the Board and updated periodically to reflect the Board's view of current best practices. A copy of the CNO Corporate Governance Guidelines is available under Corporate Governance in the Investors section of our website at www.CNOinc.com.

Director Stock Ownership Guidelines

              The Board has adopted guidelines regarding ownership of CNO common stock by the directors. The amounts set forth in these guidelines provide for each director to own shares of common stock with a value of at least five times his or her annual base cash compensation. Directors are given five years from the date of their initial election to reach that level of ownership. Based on the current base cash compensation for directors of $96,000 per year, the ownership guidelines call for each director to own shares with a value of at least $480,000. As of March 10, 2020, all directors who have served on the Board for at least five years met these stock ownership guidelines, and each of the other directors met, or was on track to meet, these guidelines.

Talent Management and Succession Planning

              The Board is actively involved with the Company's talent management process. At least annually, the Board in coordination with the Human Resources and Compensation Committee, reviews the Company's leadership team, which includes a detailed discussion of the succession plans for the CEO and other members of executive management. In addition, the Board regularly discusses the Company's plans for talent development, with a focus on high potential individuals who are in the position to make the most significant contributions to the Company and to serve as its future leaders.

Communications with Directors

              Shareholders and other interested parties wishing to communicate directly with the Board or any one or more individual members (including the Chair of the Board or the non-management directors as a group) are welcome to do so by writing to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder or other interested party.

Compensation Committee Interlocks and Insider Participation

              Ms. Brown and Mr. Sievert served on the Human Resources and Compensation Committee throughout 2019. Mr. Foss served on the Human Resources and Compensation Committee beginning on November 15, 2019. Ms. Henderson served on the Human Resources and Compensation Committee beginning on May 10, 2019. Mr. David served on the committee until May 10, 2019. None of the members of the Human Resources and Compensation Committee during 2019 is or has been one of our officers or employees. None of our executive officers serves, or served during 2019, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or the Human Resources and Compensation Committee.

Copies of Corporate Documents

              In addition to being available under Corporate Governance in the Investors section of our website at www.CNOinc.com, we will provide to any person, without charge, a printed copy of our committee charters, Code of Conduct and Corporate Governance Guidelines upon request being made to CNO Investor Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; or by telephone: (317) 817-2893 or email: ir@CNOinc.com.

Corporate Social Responsibility

              Social responsibility is at the core of CNO's culture. Operating with integrity, while putting the needs of our customers first, are practices that are deeply embedded in our corporate DNA. Our products help millions of middle-income Americans gain access to financial protection to help them build more secure futures for themselves and their families. We realize that our long-term success is tied to the well-being of our customers, associates, neighbors and the way we conduct our business. Environmental, social and governance ("ESG") principles have become—and will continue to be—central to our overall business strategy.

              In recognition of the increased importance that investors now place on ESG matters, we published a Corporate Social Responsibility Report ("CSR Report") in 2019, where we are proud to highlight the work of our Board, senior leadership team, associates and agents to effect positive change. A copy of our CSR Report can be accessed in the Investors section of our website at www.CNOinc.com. In connection with our ESG efforts, we have an Environmental, Social and Governance Management Committee, which, in coordination with our Board and other leaders, formulates and drives the execution of the Company's social responsibility and sustainability strategy. The Board will continue to review that committee's efforts and accomplishments on a regular basis.

              Our ESG approach is focused on six key areas that are most relevant to our business: ethics and governance, serving our customers, employee well-being, investing prudently, philanthropy and community relations, and environmental responsibility.

              Ethics and Governance.    The Board and its committees oversee the Company's business and, together with management, set the culture and values of the enterprise. Our directors bring a broad range of leadership, business and professional experience to the Board. They actively participate in forming Company strategy and key decisions. We observe governance best practices relating to our Board structure, shareholder rights and governance philosophy. More information as to how the Company observes governance best practices can be found under "Compensation Discussion and Analysis—Key Practices in Corporate Governance and Executive Compensation" beginning on page 37 and "—Director Qualifications and Experience" on page 7.

              Risk management is central to our business and embedded deeply within our culture. CNO seeks to monitor and control our exposure to business risks through a risk-control framework that encompasses reporting systems, internal controls, management review processes and other mechanisms. The Board is responsible for overseeing the Company's risk profile and processes for managing risk. More information as to how the Board oversees risk management can be found under "—Board's Role in Risk Oversight" on page 24.

              At CNO, we take very seriously the privacy and security of personal information in our custody, both that of our customers and of our employees. Our cybersecurity program uses generally accepted principles and practices for securing information systems and information, and uses the National Institute of Standards and Technology's (NIST) Cybersecurity Framework to better manage and reduce cybersecurity risk. In 2019, we appointed a chief information security officer (CISO), who reports directly to our chief information officer and is responsible for the overall strategy and function of the cybersecurity program. CNO's cybersecurity governance includes the Cybersecurity Steering Committee, which helps set strategic direction for security initiatives and provides oversight and guidance for overall information security risk management. The CISO provides regular reports regarding the status of CNO's cybersecurity program and potential risks to the Audit Committee.

              Serving Our Customers.    Enhancing the customer experience is one of our core strategic initiatives. Each time a customer purchases a product from us, it represents a promise between the policyholder and our Company. We take seriously this responsibility by prioritizing the care and attention needed to achieve a positive customer experience. In 2019, we delivered new products and product enhancements, introduced voice authorization and web chat, added customer digital claim filing, and improved claims efficiency through robotic processing. Further, the studies and consumer awareness campaigns created by the Bankers Life Center for a Secure Retirement, provide insight and practical advice to help everyday Americans achieve financial security in retirement.

              Employee Well-Being.    Associates develop products, advise clients, service customers and support the efficient running of the organization. We believe that corporate social responsibility starts with our associates, and we are proud to offer a workplace that encourages diversity, fosters collaboration, values integrity and promotes professional growth. We believe CNO and our customers benefit from a diversity of ideas, skills and perspectives that emerge when we respect others and work together. In turn, our collaboration fuels innovation, better solutions and a strong sense of community. CNO's commitment to diversity is supported at the highest levels of the Company. In 2018, our CEO signed the CEO Action for Diversity & Inclusion™ pledge, joining more than 800 other CEOS in committing to advancing diversity and inclusion within the workplace. CNO also launched four business resource groups ("BRGs"): (i) Women's BRG; (ii) SOUL African American & Black BRG; (iii) PRISM LGBTQ+ BRG; and (iv) Veterans & Families BRG.

              CNO also provides its employees with wellness services including onsite clinics at each of its three primary locations. Preventive care visits, various medications and routine lab services generally are offered at no charge, as are health coaching, tobacco cessation programs and biometric screening services. In addition, the Company offers its associates wellness time off, wellness financial incentives and physical activity programs. Our efforts have been recognized through numerous awards, including, among others, being named to the Forbes Magazine World's Best Employers list and receiving recognition as the top Healthiest 100 Workplaces in America by Springbuk®. These awards would not be possible without the support of our associates, customers and communities in which we live, work and serve.

              Investing Prudently.    At CNO, we recognize that ESG factors are important to take into consideration as part of our investment process. Our investment approach centers on developing high-quality portfolios. Fundamental to our strategy is diversification across asset classes, strong adherence to risk tolerances, and generating appropriate risk-adjusted returns. We review ESG factors as an element of our decision-making process when assessing individual investments. To the degree it is economically and financially equivalent to competing investment choices, investments are preferred in companies with strong ESG practices, and whose activities are generally consistent with our values. As part of our credit review process, our portfolio managers and analysts have access to ESG research and analysis from highly specialized vendors. We actively monitor our existing holdings for changes in ESG issues and take those changes into consideration as we form investment decisions. When monitoring our portfolio, we are also mindful of climate change risks, and we actively manage exposure to at-risk locations in our commercial real estate portfolio. In addition, we avoid investments in sectors inconsistent with our values or that we believe pose significant ESG-related risks, including tobacco, gaming, firearms, private prisons, coal, predatory consumer lending and single-family rentals.

              Community Development and Philanthropy.    CNO supports our communities, our associates and our customers through nonprofit organizations that address the health and financial wellness of middle-income Americans. From our executive leadership group to our individual associates, CNO is committed to making service in our communities a vital element of our corporate culture. Some highlights for 2019 include:

  •
  $2.3 million—the approximate value of all of our philanthropic efforts in total community impact to the neighborhoods in which we live and work.

  •
  $2.1 million—of our total impact, the approximate amount that CNO, our associates and insurance agents donated to our partner organizations, which include the American Cancer Society, the Alzheimer's Association and various scholarship programs. Approximately $212,000 of our total was raised through community fundraising.

  •
  10,400 hours—the approximate amount of time our associates contributed to volunteer service in their communities, including time donated to our CNO Afternoon of Service projects in Indianapolis, Chicago and Philadelphia.

              Environmental Responsibility.    As part of our commitment to making a positive difference for our customers, associates and communities, CNO actively works to reduce our environmental footprint. Through our recently formed environmental working group, made up of senior leaders, associates and facilities team members, CNO is advancing efforts to reduce our carbon footprint, encourage sustainability in the workplace, and drive enterprise-wide green initiatives, which include, among other efforts, recycling and reusing materials at our facilities, installing motion sensor lights and using energy star rated devices. We continue to modernize our facilities and seek ways to reduce our environmental impact.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

              This Compensation Discussion and Analysis ("CD&A") describes the Company's executive compensation program and explains how the Human Resources and Compensation Committee (the "Compensation Committee" or the "Committee") made compensation decisions for the following Named Executive Officers (the "NEOs") in 2019:

Named Executive Officer	Position with the Company in 2019
Gary C. Bhojwani	Chief Executive Officer
Paul H. McDonough	Chief Financial Officer
Bruce K. Baude	Chief Operations & Technology Officer
Eric R. Johnson	Chief Investment Officer
Matthew J. Zimpfer	General Counsel
Erik M. Helding	Former Chief Financial Officer

              Mr. McDonough became Chief Financial Officer on April 1, 2019, succeeding Mr. Helding who served in that role through March 29, 2019. Additional details on the Chief Financial Officer transition can be found under "—CFO Transition" on page 56.

Executive Summary

Our Business

              CNO Financial Group, Inc. ("CNO") is a Fortune 1000 company, with more than $4 billion in total revenues for the year ending December 31, 2019. CNO is middle-income America's valued financial security partner. CNO provides health and life insurance, as well as income and retirement solutions, to middle-income Americans through our family of insurance brands, including Bankers Life, Colonial Penn and Washington National.

              Our goal is to be the leader in meeting the needs of middle-income Americans for financial security and readiness for the life of their retirement. Our strategic plan focuses on top- and bottom-line growth and delivering long-term value for our shareholders.

              CNO has a unique set of highly valuable distribution assets, including a Top 5* national captive agency force with deep and established customer relationships; a Top 5* direct-to-consumer insurance platform with significant brand awareness and a highly leverageable platform; and a fast-growing worksite business. In January 2020, we announced a strategic transformation to create a leaner, more integrated, customer-centric organization by uniting these distribution capabilities. Our new operating model transforms our three operating businesses into two divisions that center on the customers we serve, Consumer and Worksite.

              We intend to grow the Company by continuing to offer simple, safe products that are designed with customers in mind, and by expanding to attract slightly younger and wealthier consumers within the middle-income market who would also benefit from our insurance and financial security solutions.

*
Based on Company research of carrier-owned direct-to-consumer programs and carrier-owned captive agencies.

2019 Business and Operational Highlights

              In 2019, CNO delivered solid underlying financial results and made significant progress against our strategic objectives: extending depth and breadth of product offerings, leveraging diverse distribution channels and unique product combinations, expanding to the right to serve slightly younger and wealthier consumers within the middle-income market, enhancing the customer experience and effectively deploying excess capital. Due in large part to our strategic accomplishments in 2019, management and the Board are confident that we are taking the right steps to continue to drive profitable growth with an improved risk, earnings and earnings per share profile. 2019 highlights include the following:

  •
  Growth initiatives implemented over the past few years drove strong production in nearly every business line, including record sales within our Colonial Penn and Washington National segments. Compared to the prior year, first year collected premiums were up 10%, total collected premiums (excluding long-term care ("LTC") in run-off) were up 4.8%, new annualized premiums ("NAP") for life and health products were up 4.6%, and annuity collected premiums were up 12.2%.

  •
  Our Broker-Dealer and Registered Investment Advisor businesses also continued to grow. Client assets in brokerage increased 37% over the prior year, to approximately $1.5 billion.

  •
  Ongoing investments in agent recruiting and retention initiatives continued to generate positive results. Our Bankers Life producing agent count increased 6% during the fourth quarter of 2019, our sixth consecutive quarterly increase, as well as a significant improvement in first-year retention.

  •
  We launched several new products and services in 2019, including Medicare Supplement Plan D and Living Insurance, which combines simplified issue life insurance products with optional accelerated health benefit riders.

  •
  Our sales of third party Medicare Advantage policies grew 15% over the prior year.

  •
  We acquired privately-owned Web Benefits Design Corporation ("WBD"), a leading online benefits administration firm with a best-in-class, proprietary technology platform for employer benefit programs. We expect the WBD acquisition to enhance our fast-growing Worksite business by boosting our product offerings and providing considerable cross-sell opportunities for both CNO and WBD.

  •
  Underwriting results remained stable, with all health benefit ratios falling within, or better than, our provided guidance.

  •
  CNO reported net income of $409.4 million, or $2.61 per diluted share, in 2019, which compares to a net loss of $315.0 million, or $1.90 per diluted share, in 2018. The 2019 results reflect a $194 million favorable impact from a tax planning strategy. The 2018 results reflect a loss of $661.1 million (net of taxes), or $4.00 per diluted share, in large part due to the completion of our long-term care reinsurance transaction.

  •
  Net operating income(1) was $290.0 million, or $1.85 per diluted share, in 2019, which compares to $289.0 million, or $1.75 per diluted share, in 2018 (as adjusted to remove the earnings from the LTC business that was ceded in 3Q18).

1.
Net operating income per diluted share; Operating ROE, excluding significant items; book value per diluted share, excluding accumulated other comprehensive income (loss); debt-to-total capital ratio, excluding accumulated other comprehensive income; investment-related impacts on operating income; and free cash flow, are non-GAAP financial measures. See "Information Related to Certain Non-GAAP Financial Measures" beginning on page 86 for a description of these measures and a reconciliation to the corresponding GAAP measure.

              In response to the significant headwinds the industry faces from the lower interest rate environment and other macro-economic challenges, we took various measures in 2019 and early 2020 to enhance our operations and reduce our cost structure, including the following:

  •
  Entered into a strategic technology partnership that is expected to reduce costs by approximately $20 million over five years with minimal savings in the early years grading up to $8 million annually by 2024.

  •
  Implemented a tax planning strategy that will allow us to use all of our net operating loss carryforwards ("NOLs") that otherwise would have expired unutilized in 2023. This translated to an incremental $194 million, or $1.23 earnings per share, benefit to the Company in 2019.

  •
  Announced the transformation of our operating model. Under this new structure, we expect to reduce our run rate annual expenses by approximately $11 million per year, beginning in 2021.

Capital Management

              CNO remains committed to deploying 100% of our excess capital to its highest and best use. In 2019, the Company generated $287 million in free cash flow(1) and returned $319 million to shareholders—$252 million in the form of share repurchases, which reduced our share count by 9% in 2019, and $67 million in the form of common stock dividends.

              From 2011 through December 31, 2019, we returned $2,697.3 million to shareholders—$2,309.7 million in the form of securities repurchases, which reduced our share count by 41% during this period, and $387.6 million in the form of common stock dividends.

              We increased our share repurchase authorization by $500 million in 2019 and, as of December 31, 2019, had $532 million of share repurchase authorization remaining.

              Operating return on equity ("Operating ROE") excluding significant items(1), was 10.4% in 2019, which compares to 10.3% in 2018 and 8.8% in 2017.

              We maintained a strong balance sheet with unrestricted cash and investments held by CNO and its non-insurance subsidiaries of $186.7 million and a consolidated risk-based capital ratio of 408% at December 31, 2019. Book value per diluted share, excluding accumulated other comprehensive income (loss)(1), increased to $22.09 at the end of 2019 from $19.52 at the end of 2018. 2019 book value included the favorable impact from a tax strategy that allowed the Company to release its tax valuation allowance.

              Our debt-to-total-capital ratio at the end of 2019, excluding accumulated other comprehensive income(1), was 23.0%. During 2019, S&P Global Ratings and Fitch Ratings upgraded our debt to investment grade. All four primary rating agencies now rate us as investment grade.

Management Highlights

              We welcomed several additions to our management team in 2019. Effective April 1, 2019, Paul H. McDonough was appointed Chief Financial Officer of the Company, succeeding Erik M. Helding. Also effective April 1, 2019, Rocco F. Tarasi was promoted to Chief Marketing Officer of the Company. Effective September 30, 2019, Karen J. DeToro was appointed Chief Actuary of the Company.

1.
Net operating income per diluted share; Operating ROE, excluding significant items; book value per diluted share, excluding accumulated other comprehensive income (loss); debt-to-total capital ratio, excluding accumulated other comprehensive income; investment-related impacts on operating income; and free cash flow, are non-GAAP financial measures. See "Information Related to Certain Non-GAAP Financial Measures" beginning on page 86 for a description of these measures and a reconciliation to the corresponding GAAP measure.

              On January 14, 2020, we announced a new operating model that transforms the Company from three operating business segments into two divisions, Consumer and Worksite. The transformation will create a leaner, more integrated, customer-centric organization that better positions the Company for long-term success and shareholder value creation. Scott L. Goldberg was named President of the Consumer Division, and Michael D. Heard was named President of the Worksite Division.

CEO 2019 Total Direct Compensation and Compensation Committee Philosophy of CEO Compensation

              In determining target total direct compensation for our CEO, the Compensation Committee reviewed strategic business goals, peer group data, proprietary and publicly available compensation surveys and data, and our CEO's experience, level of responsibility, individual job performance to date, contributions to corporate performance, job tenure and future potential. Following such review, the Compensation Committee determined that a target total direct compensation opportunity of approximately $6.6 million for the CEO was appropriate and in line with market-competitive levels. Additional information concerning the components of Mr. Bhojwani's total direct compensation is detailed under "—2019 Target Compensation" on pages 44 and 45.

              Consistent with our pay-for-performance philosophy, whereby a significant portion of our executive officers' compensation varies with operating and relative performance, the Compensation Committee designed the majority of Mr. Bhojwani's annual and long-term incentives to be performance-based (i.e., "Pay-at-Risk"). In 2019, 85% of Mr. Bhojwani's target total direct compensation was Pay-at-Risk, which compares to 83% Pay-at-Risk in the prior year.

              In order to further align the interests of the CEO with those of the Company and its shareholders, Mr. Bhojwani is subject to the Company's stock ownership guidelines, which require that the CEO hold Company securities with an aggregate value of at least five times his base salary. Mr. Bhojwani is in full compliance with this requirement. His performance-based compensation also is subject to the Company's Clawback Policy detailed under "—Clawback Rights" on page 57.

Alignment of Pay and Performance

              Consistent with our pay-for-performance philosophy, equity compensation constitutes a significant portion of our executive officers' compensation and payouts vary with operating and share price performance. The Committee routinely assesses the link between pay and performance to ensure that executive officers remain aligned to shareholder interests and are rewarded for driving long-term shareholder value creation. In the chart below, the alignment of pay and performance is evidenced in the realizable value of equity awards granted to our executives over the last three years. A further example of the alignment of pay and performance is the fact that there was no payout to executive officers for the 2017-2019 P-share awards that were tied to total shareholder return ("TSR") because the Company failed to achieve threshold TSR performance over that period.

              In the chart above, the realizable value of equity awards was calculated using the closing price of our common stock of $18.13 on December 31, 2019, and outstanding 2018-2020 and 2019-2021 P-share awards are valued at target for illustrative purposes even though such awards are tracking below target. The mix of equity awards in 2017 was 50% P-shares, 25% RSUs and 25% Stock Options. In 2018 and 2019, the mix of equity awards was 50% P-shares, 30% RSUs and 20% Stock Options. Based on our closing stock price of $12.76 on March 13, 2020 and projected payouts for the 2018-2020 and 2019-2021 P-share awards based on 2018 and 2019 actual results and target 2020 and 2021 results, the realizable pay percentages would be 40%, 42% and 55% for 2017, 2018 and 2019, respectively.

              The realizable value of equity awards as of December 31, 2019 ranged from 57% to 81% of the target grant value due to a combination of underlying financial performance and share price declines, which again demonstrates the strong link between pay and performance.

2019 Shareholder Outreach

              Our investors' feedback is important to us. In 2018, we implemented a shareholder outreach program to engage with top investors on matters of executive compensation and governance in an effort to gain a better understanding of our investors' perspectives and to obtain feedback on our governance and compensation practices. Following these meetings, we incorporated a number of recommendations that were suggested by our shareholders.

              We continued our outreach efforts in 2019. Throughout the fall of 2019 and winter of 2020, a team consisting of members of the Board and senior management conducted shareholder outreach efforts by contacting each of our top 30 investors, representing approximately 80.4% of our outstanding shares, to issue invitations to engage on matters of interest to them. Four of these investors, representing approximately 26% of our outstanding shares, accepted our invitation.

              Our Board Chair led these calls, with participation from other Board members and management, to ensure access to key participants in the executive compensation planning process and other decision-making processes. Key participants included the Chair of the Human Resources and Compensation Committee, Chair of the Governance and Nominating Committee, Chief Financial Officer, Chief Human Resources Officer, Corporate Secretary, Vice President of Total Rewards, and Vice President of Investor Relations.

              During these calls, Board members and management responded to questions and discussed our executive compensation programs, corporate governance practices, sustainability efforts and other topics of interest to our shareholders. Overall, the shareholder representatives who participated in these meetings told us that they appreciated the opportunity to engage, particularly with our Board members, and our willingness to consider their input into our decision-making process. They generally spoke favorably about our governance practices and approach and provided constructive feedback and important insights on various aspects of our executive compensation programs and disclosures. CNO participants in these calls shared their experiences with the Board, which led to meaningful discussions on incorporating and responding to such feedback. We continue to find our shareholder engagement process to be highly valuable and intend to proactively seek and consider such input on an ongoing basis.

              Several themes emerged in these conversations. The following table summarizes certain feedback that we received during our 2019-2020 outreach and the Board's actions in response to this shareholder input.

What We Heard	What We Did in Response	Intended Outcome

Board Disclosures • Provide detail on individual Board member experience and skill sets in an easily digestible format. • Discuss Board refreshment strategy	Provided additional disclosure about Board member experiences, skill sets and qualifications and additional information on Board recruiting methods	Demonstrate our commitment to best practices in corporate governance

Financial Disclosures Provide financial and/or strategic accomplishments	Provided additional disclosure of business and operational highlights	More clearly communicate the financial and strategic accomplishments that form the basis for our pay-for-performance philosophy and outcomes

ESG • Discuss Board oversight / involvement in ESG matters • Include elements of Corporate Social Responsibility Report in proxy	Added disclosure as to the manner in which the Company and Board currently handle matters of corporate social responsibility, sustainability and other ESG issues	Communicate that the Company is addressing ESG risks and opportunities through an organized, coordinated structure with Board oversight

"Say-On-Pay" Results

              At our 2019 annual meeting, shareholders expressed strong support for our executive compensation programs with over 94% of votes cast in favor of the non-binding advisory resolution on executive compensation.

2019 Compensation Components

              Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The Compensation Committee has established programs and practices intended to align management's interests with those of the Company's shareholders, contributing to the creation of long-term shareholder value. We believe that our compensation program supports our belief in pay-for-performance. The program components provide significant equity, balancing both short- and long-term incentives tied to Company performance, and deliver both fixed and "Pay-at-Risk" compensation all tied to our business results and market practices.

              Our executive compensation program consists of three primary components: base salary, annual cash incentive, and long-term equity incentive compensation. Key 2019 decisions and actions regarding the compensation of our NEOs are described below. These actions were approved by the Compensation Committee with advice from Aon Consulting, the independent compensation consultant to the Committee at that time, and are consistent with our stated compensation philosophy.

Base Salary

    Description

  •
  Base salary is the only fixed component of executive compensation. It comprises the smallest percentage of total executive compensation.

    2019 Changes

  •
  During 2019, in recognition of their job performance and consistent with industry trends, the NEOs that were with the Company in 2018, with the exception of Mr. Bhojwani, received merit base salary increases that ranged from 3% to 6%. Mr. Bhojwani's base salary remained unchanged. In reaching that decision, the Compensation Committee considered both Mr. Bhojwani's tenure in the CEO position and external peer salary information.

Annual Cash Incentive

    Description

  •
  Our annual incentive plan, or "Annual Cash Incentive / P4P" plan, is designed to focus on and reward achievement of annual performance goals. It is the broadest of our management incentive programs, covering our NEOs and the majority of our employees. The Company is of the view that our annual incentive plan further aligns the interests of a broader base of employees to the Company's long-term success, thereby benefiting the Company.

  •
  All participants in the Annual Cash Incentive / P4P plan, including our NEOs, are assigned target incentive opportunities expressed as a percentage of base salary.

    2019 Changes and Actual Results

  •
  Mr. Bhojwani's target bonus was increased from 150% to 160% of his base salary. All other NEO target bonus percentages were unchanged. Mr. Bhojwani's target bonus was increased in recognition of his performance and is consistent with external peers.

  •
  The Annual Cash Incentive / P4P target metrics and weightings were adjusted to replace Policies in Force with Combined Collected Premiums. Weightings remained the same as in 2018. Additional details on the rationale for this change can be found under "—2019 Annual Cash Incentive / P4P Plan Design" on page 46.

  •
  Mr. Johnson's investment-related performance measures were redesigned to track more closely to his roles as Chief Investment Officer of CNO and President of 40--86 Advisors, Inc. ("40--86") and to provide appropriate incentives related to managing our investments prudently. Additional details on Mr. Johnson's metrics can be found under "—2019 Annual Cash Incentive / P4P Plan Design" on pages 46 and 47.

  •
  The payout for our CEO was 109% of target. Payouts ranged from 107% to 110% of target for our other NEOs. For 2019, the Compensation Committee considered two items to be material, non-recurring items that were beyond management's control and should be adjusted in determining the 2019 P4P payouts. Those two items related to the settlement of a legacy regulatory matter and the insurance margin impacts of the annual actuarial assumption review driven by the unexpectedly steep decline in interest rates in 2019. Neither had been considered in setting the 2019 operating plan or the Annual Cash Incentive / P4P targets. In the aggregate, these adjustments increased the total bonus pool (which covers the majority of our employees) by approximately 5%. Additional information on this matter may be found under "—2019 Annual Cash Incentive / P4P Plan: Targets and Results" on pages 50 and 51.

Long-Term Equity Incentive Compensation ("LTI")

    Description

  •
  We believe that "Pay-at-Risk" equity compensation aligns our NEOs to shareholder interests and helps to drive long-term shareholder value creation, while facilitating the retention of key executive talent.

  •
  Annual equity awards in 2019 were delivered in the form of Performance Shares ("P-shares"), restricted stock units ("RSUs") and Stock Options that will be earned and vested over a three-year performance period.

  •
  The mix of the long-term equity incentive awards remained the same as in 2018 with P-shares comprising 50%, RSUs comprising 30% and Stock Options comprising 20%.

  •
  The LTI metrics and weightings did not change.

    2019 Changes and Actual Results

  •
  For the 2017-2019 P-share performance period, the total P-share payout was 98% of target. The payout for the P-shares based on Operating ROE was 195% of target. There was no payout for P-shares based on relative TSR.

  •
  No changes were made to the structure of the LTI awards granted in 2019.

              The table below reflects the total 2019 compensation package delivered to our NEOs.

Regular NEO Compensation Delivered in 2019

Named Executive Officer	January 1, 2019 Base Salary	December 31, 2019 Base Salary	% Change During 2019	2019 Annual Cash Incentive / P4P	2019 Annual LTI Grant(1)
Gary C. Bhojwani	$1,000,000	$1,000,000	0.0%	$1,727,442	$4,017,310
Paul H. McDonough(2)	$—	$600,000	0.0%	$492,787	$719,577
Bruce K. Baude	$618,000	$635,000	2.8%	$679,575	$719,831
Eric R. Johnson	$525,000	$550,000	4.8%	$600,060	$823,063
Matthew J. Zimpfer	$550,000	$583,000	6.0%	$621,057	$823,063

(1)
Expressed as the aggregate grant date fair value of P-shares, RSUs and Stock Options granted in 2019. P-shares are subject to a three-year performance period. Actual value realized of such P-shares, RSUs and Stock Options depends on stock price appreciation and achievement of performance metrics at the time of vesting. Valuation methodology is discussed later in this proxy statement.

(2)
Mr. McDonough became Chief Financial Officer on April 1, 2019, succeeding Mr. Helding who served in that role through March 29, 2019. Additional details on the Chief Financial Officer transition can be found under "—CFO Transition" on page 56.

Key Practices in Corporate Governance and Executive Compensation

              The Compensation Committee strives to maintain best practices in corporate governance in our executive compensation programs.

What We Do

✔	Pay-for-Performance: The majority of NEO target total compensation is tied to Company, business-segment and/or individual performance and therefore is considered by the Company to be "Pay-at-Risk."

✔	Balanced View on Performance: We take a balanced approach to measuring our performance by employing both relative and absolute performance measures in our compensation programs.

✔

Stock Ownership Guidelines: In order to align our executives with shareholder interests, our CEO and all of his direct reports (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to 5x his base salary, while all other NEOs are required to maintain ownership equal to 3x their respective base salaries. As of December 31, 2019, all NEOs have met or are within their allowable timeframes for meeting these guidelines.

✔

Double-Trigger Change in Control: Change in control benefits (severance and accelerated vesting of equity awards) are triggered only by a qualified termination of employment, in addition to a change in control of the Company.

✔

Strong Clawback Rights: Our incentive compensation is subject to strong clawback rights. Our Annual Cash Incentive / P4P and LTI plans contain provisions that include the right to recapture any incentive amount paid or vested in the event that the Compensation Committee determines that the achievement of performance goals was based on incorrect data. In early 2020, the Board adopted a Clawback Policy containing additional rights to recapture incentive compensation from executive officers in the event of a material restatement of the Company's financial statements or other detrimental conduct that causes material financial, operational or reputational harm to the Company.

✔

Independence of Executive Compensation Consultant: The Compensation Committee engages an independent executive compensation consultant, taking SEC and New York Stock Exchange guidelines into consideration.

Willis Towers Watson has served as the Compensation Committee's independent executive compensation consultant since August 6, 2019, when the firm was engaged following the Committee's thorough review of potential consultants. Willis Towers Watson has no business or personal relationships with any of our NEOs or Board members. Aon Consulting served as the Committee's consultant prior to Willis Towers Watson's appointment.

✔	Ongoing Succession Planning: Throughout the year, the Compensation Committee regularly engages in in-depth discussions regarding executive succession planning and talent development.

✔

Strive to Understand Our Shareholders' Views: We undertake an annual shareholder outreach program focused on governance and compensation issues and, more recently, sustainability issues. We consider our shareholders' views when updating our executive compensation programs.

✔	Proxy Access: Our bylaws provide shareholders with proxy access rights for Board member nominations.

✔

Corporate Responsibility / ESG Program: We are committed to being environmentally conscious, socially aware, and promoting responsible and ethical business practices at all times. In 2019, we formed a management committee comprised of senior management and other leaders to formulate and drive the execution of our ESG strategy. The Board reviews the committee's efforts on a regular basis. In 2019 we published our first Corporate Social Responsibility Report. It is available in the Investors section of our website at www.CNOinc.com.

✔

Contractual Protections: Every executive is subject to non-solicitation and confidentiality agreements that extend one year beyond termination of employment. In addition, our CEO and Division Presidents are subject to a non-competition agreements that extend one year beyond termination of employment.

What We Do Not Do

✘	No Supplemental Executive Retirement Plans: We do not offer SERPs to our current executives.

✘	No Excise Tax Gross Up Provisions: We do not increase the gross amount of payments to account for excise taxes.

✘

No Significant Perquisites: Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time associates (e.g., 401(k), medical, dental, life insurance).

✘

No Re-Pricing of Stock Options: Re-pricing of underwater Stock Options without shareholder approval is prohibited (except in the event of certain permissible corporate events including but not limited to stock splits or recapitalizations).

✘	No Hedging: Senior Executives, including NEOs, are prohibited from hedging activities related to our equity securities, including holding CNO shares in margin accounts.

✘	Limited Use of Employment Contracts: Except for our CEO, we employ all of our executive officers at will.

✘	No Uncapped Awards: All awards under our Annual Cash Incentive / P4P and LTI plans are subject to caps.

Compensation Program Structure and Decision-Making Process

              The chart below summarizes the key components of our executive compensation program and shows how and why the Compensation Committee arrived at compensation decisions involving our NEOs in 2019. It also explains the roles of the Compensation Committee, compensation consultant, and influence of our Comparator Peer Companies' data.

              Our compensation program is composed of the following components:

Executive Compensation Components

Type of Compensation	Component	Description	Why We Pay This Component	How We Determine Amount

Fixed Pay	Base Salary	Fixed Cash Compensation May be adjusted each year based on individual performance and relevant market data	To attract, motivate and retain top talent	Established using data targeting 50th percentile of market so as to remain competitive with peers

Adjusted up or down to reflect factors such as scope of position, experience level, unique skills and competencies, promotions or added responsibilities

Pay-At-Risk (Annual)	Annual Cash Incentive / P4P	Variable Cash Compensation Earned based on Company, business-segment and individual financial and operational performance	To incentivize achievement of annual financial and operational performance goals	Established using market data targeting the 50th percentile of the market Target incentive opportunities are expressed as a percentage of base salary

Pay-At-Risk (Long-Term)	Performance Shares (P-shares)	Equity Compensation

Earned based on achievement of performance goals at the end of a three-year performance period

Realizable value is variable based on long-term Company performance measured in relative total shareholder (TSR) returns and operating return on equity (Operating ROE)

To focus management on long-term Company performance

To balance the short-term focus of the Annual Cash Incentive / P4P by tying rewards to performance achieved over multi-year periods

To align the interests of management with those of shareholders

The Compensation Committee establishes compensation levels for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential and other individual considerations

P-shares account for 50% of the annual grant target, and were divided evenly between those tied to (1)  Operating ROE and (2) relative TSR

Restricted Stock Units (RSUs)	Equity Compensation

Time-vested awards that generally vest over three years

Realizable value is variable based on long-term stock price appreciation

In addition to the annual grant, used selectively for retention and recognition

To balance the short-term focus of the Annual Cash Incentive / P4P by tying rewards to performance achieved over multi-year periods

To encourage retention and reward for exceptional performance and/or potential

To align the interests of management with those of shareholders

The Compensation Committee establishes compensation levels for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential or other individual considerations

RSUs accounted for 30% of the annual target from a grant value perspective

Stock Options	Equity Compensation Time-vested awards that generally vest over three years Realizable value is variable based on long-term stock price appreciation	To balance the short-term focus of the Annual Cash Incentive / P4P by tying rewards to performance achieved over multi-year periods

To focus management on long-term stock price appreciation

To align the interests of management with those of shareholders

The Compensation Committee establishes compensation levels for equity compensation based on competitive market data

Individual awards may be adjusted up or down to reflect performance, potential or other individual considerations

Stock Options accounted for 20% of the annual target from a grant value perspective

Role of the Human Resources and Compensation Committee

              The Compensation Committee determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the

Compensation Committee actively monitors executive development and succession planning activities with respect to our senior executives and other officers.

              Currently, four of our Board members sit on the Compensation Committee, each of whom is an independent director as required by the New York Stock Exchange listing requirements. From time to time, other Board members also participate in the Compensation Committee's meetings, though these non-member ad hoc participants do not vote at the committee level. The Board receives regular reports of Committee deliberations and decisions and, at least once annually, reviews the Compensation Committee's written evaluation of the CEO's performance and compensation. The Compensation Committee's functions are more fully described in its charter, which can be found in the Investors section of our website at www.CNOinc.com.

Role of the Compensation Consultant

              In making executive compensation decisions, the Compensation Committee receives advice from its independent compensation consultant. Willis Towers Watson has served as the Compensation Committee's independent executive compensation consultant since August 6, 2019, when the firm was engaged following the Committee's thorough review of potential consultants. Aon Consulting served as the Committee's consultant prior to Willis Towers Watson's appointment.

              Although the compensation consultant is retained directly by the Compensation Committee, its personnel interact with our executive officers as needed, particularly the CEO, the Chief Human Resources Officer, the General Counsel, and each of their staffs, to provide the Committee with relevant compensation and performance data for our executives and the Company overall. In addition, the compensation consultant's personnel may interact with management to confirm information, identify data questions, and/or exchange ideas.

              As requested by the Compensation Committee, the compensation consultants' services to the Committee in 2019 included:

  •
  Providing competitive analysis of total compensation components for our senior executive officers, including our NEOs;

  •
  Researching and presenting competitive and emerging compensation practices and regulatory issues;

  •
  Recommending peer groups for compensation and performance;

  •
  Attending Committee meetings, in person or telephonically; and

  •
  Reviewing and evaluating changes to the Company's executive compensation philosophy and proposed plan changes.

              The Compensation Committee has the authority under its charter to retain outside consultants or other advisors. One element of that decision process is the Committee's assessment of an advisor's independence. Relative to that determination, the Compensation Committee takes into account certain independence factors as enumerated by the SEC and New York Stock Exchange.

              Included in the Compensation Committee's assessment of Aon Consulting's independence for 2019 was management's decision to engage (i) Aon Risk Services to assist in the placement of an Agents Errors and Omissions policy and (ii) Aon Consulting to provide services relating to our Employee Stock Purchase Plan ("ESPP"). In 2019, the carrier of the insurance policy paid Aon Risk Services an estimated commission of $200,000, and we paid Aon Consulting $22,974 in fees for its services relating to the ESPP. Aon Risk Services and Aon Consulting are subsidiaries of Aon plc and each operates under separate management structures. The Compensation Committee considered that the estimated commission and ESPP fees were in the aggregate less than 0.01% of Aon plc's 2018 revenues. Fees paid by CNO to Aon Consulting for executive compensation advisory services were $145,944 in 2019. Aon Consulting has no business or personal relationships with any of our NEOs or Board members. The Compensation Committee determined Aon Consulting to be independent.

              Included in the Compensation Committee's assessment of Willis Towers Watson's independence for 2019 were decisions by (i) Bankers Life's management to engage TZ Insurance Solutions LLC ("TRANZACT") to provide certain lead and policyholder and prospect marketing services and (ii) management to engage Willis Towers Watson to perform certain data services. In 2019, TRANZACT received approximately $1.6 million for such marketing services, and Willis Towers Watson received approximately $14,700 for such data services. TRANZACT operates as part of Willis Towers Watson's Benefits Delivery and Administration (BDA) business. The Compensation Committee considered that Willis Towers Watson had only recently acquired TRANZACT (in July of 2019) and that each operates under separate management structures. In addition, the Compensation Committee considered that the estimated fees to be paid to Willis Towers Watson for the marketing and data services were less than 0.02% of the firm's 2018 revenues (pre-acquisition). Fees paid by CNO to Willis Towers Watson for executive compensation advisory services were $189,289 in 2019. Willis Towers Watson has no business or personal relationships with any of our NEOs or Board members. The Compensation Committee determined Willis Towers Watson to be independent.

              In making its decisions, the Compensation Committee collects and considers input from multiple sources. The Compensation Committee may ask senior executive officers to attend Committee meetings at which executive compensation and overall and individual performance is discussed and evaluated, during which time executives may provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from the consultant, members of management and other Board members, however, only the members of the Compensation Committee vote on matters of executive compensation. All elements of the CEO's compensation are submitted to the Board for its review and approval.

Philosophy and Objectives

Philosophy

              The Compensation Committee, which is comprised solely of independent, non-employee directors, has developed a philosophy and a comprehensive compensation strategy to reward overall and individual performance that drives long-term success for our shareholders.

              Our compensation philosophy consists of the following guiding principles:

  •
  Pay-for-Performance:    Rewards will be differentiated based on Company, business segment and individual performance.

  •
  Target Total Rewards Position:    Overall rewards will be competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.

  •
  Relevant Comparator Group:    We utilize a relevant comparator group of companies in the insurance/financial services industry, considering both asset size and revenue.

Pay-for-Performance Objectives

              The Compensation Committee strives to provide a clear reward program that allows us to attract, motivate and retain seasoned executive talent with the significant industry experience required to improve our performance continuously and build long-term shareholder value. To achieve this, our programs are designed to:

  •
  Reward operational and productivity improvements that are sustainable. This means that we establish (1) performance goals under our Annual Cash Incentive / P4P plan at targeted performance levels for key financial metrics, and (2) multi-year performance goals for our P-share (performance share) awards;

  •
  Align the interests of our executives with those of our shareholders by rewarding shareholder value creation;

  •
  Integrate individual goal setting and quarterly coaching and feedback with the Company-wide performance management program;

  •
  Exercise appropriate discretion to make adjustments and modifications based upon how well individual executives meet our performance standards for expected achievement of business results, as well as the contribution that an executive may make to uphold our values, leadership behaviors, and overall corporate culture; and

  •
  Offer the opportunity to earn additional compensation when overall and individual performances exceed expectations.

Selection of the Comparator Groups

              In setting target executive compensation opportunities, the Compensation Committee looks at base salary, target total annual cash (comprised of base salary and target annual cash incentives / P4P) and total direct compensation (the sum of total annual cash and long-term incentives), and reviews this relative to a select group of peer companies ("Comparator Peer Companies"). Our long-term incentives may include a combination of P-shares, RSUs and Stock Option awards. The Compensation Committee's general philosophy is to compensate our executives at approximately the 50th percentile level for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.

              The Compensation Committee annually assesses "competitive market" compensation using a number of sources. In determining the competitive compensation levels, in consultation with our independent compensation consultant, the Compensation Committee reviews proxy data, including assets, premiums, and market capitalization from our Comparator Peer Companies, identified below for the NEOs, and also compares our other executives to the Diversified Insurance Study published by Willis Towers Watson.

              Following feedback received from our 2018 shareholder outreach program as well as an extensive analysis of existing and potential peers, the Compensation Committee made changes to the Comparator Peer Companies in 2019. Changes include the addition of two companies: Brighthouse Financial, Inc. and American Equity Investment Life Holding Company, and the exclusion of five companies: Aflac Incorporated, Arch Capital Group Ltd., Genworth Financial, Principal Financial Group, Inc., and Universal American Corp (now WellCare). The Compensation Committee is of the view that these peers more appropriately reflect our principal business competitors and those companies with which we currently compete for executive talent.

              The Comparator Peer Companies listed below were used as a reference point for 2019 executive compensation.

2019 Comparator Peer Companies

American Equity Investment Life Holding Co.	Kemper Corporation
American Financial Group, Inc.	Lincoln National Corporation
Assurant, Inc.	Primerica, Inc.
Brighthouse Financial, Inc.	Reinsurance Group of America, Incorporated
Cincinnati Financial Corporation	Torchmark Corporation (now Globe Life Inc.)
The Hanover Insurance Group, Inc.	Unum Group
Horace Mann Educators Corporation	Voya Financial, Inc.

Use of outside benchmarking

              Although aggregate pay levels generally are consistent with our compensation philosophy, it is possible that pay levels for specific individuals may be above or below the targeted competitive benchmark levels. Variances may arise from such factors as an individual's role and responsibilities within our Company, the individual's experience and expertise, the individual's time in position, the pay levels for peers within the Company, and the pay levels for similar job functions in the marketplace. The Compensation Committee is responsible for approving all compensation programs for our senior executive officers. In determining executive compensation, the Compensation Committee considers all forms of compensation and benefits, and uses appropriate tools and market studies to review the value delivered to each executive through each component of compensation.

              These studies provide the means by which the Compensation Committee can objectively examine external market practices and compare those practices to our internal evaluations and decisions. These studies capture and report:

  •
  Competitive external market data on a base salary, total annual cash incentive (including bonus) and total direct compensation basis;

  •
  Individual total annual cash incentive compensation including annual salary, target bonus opportunity, and actual bonus paid;

  •
  Long-term equity grants and the vesting status and value at a hypothetically established share price of such grants; and

  •
  Employment agreement terms and conditions.

              Competitive market data is used as a reference point. We avoid adjusting compensation based exclusively on a single year of competitive benchmarking data. The Compensation Committee is of the view that an executive's compensation should reflect Company-specific factors such as the relative importance of the individual's role within the organization, the compensation for other positions at the same level, and individual factors such as experience, expertise, and performance.

              In addition to the objective review of external factors, the Compensation Committee also considers internal equity among colleagues when determining executive compensation levels. This means that, although the Compensation Committee examines competitive pay data for specific positions, market data are not the sole factor considered in setting pay levels. The Compensation Committee also considers factors such as our organizational structure and the relative roles and responsibilities of individuals within that structure. The Compensation Committee believes that this approach fosters an environment of cooperation among executives that enhances sales growth, profitability and customer satisfaction.

              Realized total compensation in any year may be above or below targeted compensation levels depending on whether our incentive goals were attained and whether shareholder value was created. In some instances the amount and structure of compensation results from negotiations with an executive at the time the individual was hired, which may reflect competitive pressures to attract and hire quality executive talent in our industry. To attract and retain such talent, the Company also seeks to provide benefit levels in line with those offered by comparable publicly-traded companies, although without necessarily matching on an item-by-item basis.

2019 Target Compensation

              The table below summarizes the target level of 2019 total annual cash and total direct compensation for our NEOs. This table differs from the Summary Compensation Table for 2019 beginning on page 59 in that values below generally represent target amounts and equity grants that were granted but not yet earned or paid as such targets and grants are subject to certain three-year performance criteria, as one element of our normal long-term incentive program.

Summary of Components of Regular Total Direct Compensation in 2019 at Target(1)

Named Executive Officer	Base Salary	Target Incentive (% of Salary)	Target Total Annual Cash	P-Share Value(2)	RSU Value(2)	Stock Option Value(2)(3)	Total LTI Value(2)	Target TDC(4)

Gary C. Bhojwani	$1,000,000	160%	$2,600,000	$2,178,059	$1,178,152	$661,099	$4,017,310	$6,617,310
% of TDC	15%		39%	33%	18%	10%	61%	100%

Paul H. McDonough	$600,000	100%	$1,200,000	$395,115	$207,900	$116,563	$719,577	$1,919,577
% of TDC	31%		63%	21%	11%	6%	37%	100%

Bruce K. Baude	$635,000	100%	$1,270,000	$389,840	$211,508	$118,484	$719,831	$1,989,831
% of TDC	32%		64%	20%	11%	6%	36%	100%

Eric R. Johnson	$550,000	100%	$1,100,000	$446,085	$241,224	$135,754	$823,063	$1,923,063
% of TDC	29%		57%	23%	13%	7%	43%	100%

Matthew J. Zimpfer	$583,000	100%	$1,166,000	$446,085	$241,224	$135,754	$823,063	$1,989,063
% of TDC	29%		59%	22%	12%	7%	41%	100%

(1)
Annual incentive expressed as target levels as of award date; value of equity expressed as grant date fair value. The target amounts for Mr. McDonough, who joined CNO on April 1, 2019, are based on a full year.

(2)
Represents P-share, RSU and Stock Option aggregate grant date fair values granted in 2019; actual value realized will depend on stock price appreciation and achievement of performance metrics at time of vesting.

(3)
The amounts shown for the 2019 Stock Option grants reflect the grant date fair value in accordance with ASC 718. See the explanation in the section entitled "Impact of Tax and Accounting on Compensation Decisions" on page 58.

(4)
Target TDC includes Target Total Annual Cash and the Total LTI Value provided at the time of the annual grant.

              In delivering total direct compensation to our NEOs, the Company provided both fixed (base salary) and variable (cash and equity incentives) compensation to the NEOs in 2019. The vast majority of compensation awarded to NEOs in 2019 is "Pay-at-Risk" because the amount actually paid may vary from the target compensation value that was awarded by the Compensation Committee as such payments are dependent on Company, business segment and individual performance. Consistent with the Company's compensation policy for all NEOs, the percentage of total target compensation that is "Pay-at-Risk" was significantly greater than the amount of base salary.

Composition of 2019 CEO and NEO Total Incentive

              The following charts show each element of 2019 target NEO compensation, including the mix of short-term and long-term incentives, as well as the amount of "Pay-at-Risk" for the CEO and for the other NEOs (on average):

2019 Compensation—Target Setting and Actual Results

Base Salaries

Overview

              Base salary is the single fixed component of executive compensation and comprises the smallest percentage of total compensation. Each senior executive's base salary is reviewed annually by the Compensation Committee, or more frequently in the event of a promotion, a change in job responsibilities, an assessment of level of expertise or performance, or based on market data or internal pay guidelines.

Design

              The Compensation Committee generally initiates the formulation of executive compensation levels by targeting the 50th percentile of the competitive market. Annual reviews of executives' base salaries take into consideration numerous factors, including: mix of compensation; job role and responsibility; individual leadership, experience and expertise; individual historical performance, retention risk, future potential and time in position; competitive labor market pressures; comparison to market data; and internal equity of peers.

              No specific weighting of these factors is employed. Given our Company's performance-based compensation culture, however, the Compensation Committee's analysis of the factors generally results in increases for our top performers and little or no increases in base salary for average or lower performing employees.

2019 Merit Increases

              The Compensation Committee does not presume that senior executives will receive annual base salary increases. During 2019, in recognition of their job performance and consistent with industry trends, the NEOs that were with the Company in 2018, with the exception of Mr. Bhojwani received merit base salary increases during 2019 ranging from 3% to 6%. Mr. Bhojwani's base salary remained unchanged. In reaching that decision, the Compensation Committee considered both Mr. Bhojwani's tenure in the CEO position and external peer salary information.

Annual Cash Incentives

Overview

              Our annual incentive plan, the Annual Cash Incentive / P4P plan, focuses on and rewards achievement of annual performance goals. It is the broadest of our management incentive programs, covering all of our NEOs and the majority of our associates. All participants in the Annual Cash Incentive / P4P plan are assigned target incentive opportunities expressed as a percentage of base salary.

Design

              In 2019, Operating EPS, GAAP Revenue, Combined In-Force EBIT, Combined Value of New Business ("VNB"), and Combined Collected Premium were metrics for all of our NEOs. Combined Collected Premium replaced Policies in Force to align with our growth scorecard focus. Additional details on the rationale for this change can be found under "—2019 Annual Cash Incentive / P4P Plan Design" on page 46.

              In 2019, Corporate Development and investment-related metrics were additional metrics for Mr. Johnson only. The investment-related metrics for 2019 were Effective Yield (or GAAP Net Yield), Pre-tax C1/AUM, Portfolio Excess Return, and Total Return versus Benchmark, which replaced Mr. Johnson's 2018 investment-related performance metrics (GAAP Yield and GAAP Investment Income). Additional details on the rationale for this change can be found under "—2019 Annual Cash Incentive / P4P Plan Design" on pages 46-47.

Payout Opportunities

              Our Annual Cash Incentive / P4P plan provides for a target payout for each NEO of 100% of such NEO's base annual salary, with the exception of Mr. Bhojwani, whose target payout is 160% of his base annual salary. The threshold payout for each NEO is 50% of such NEO's target payout, and the maximum payout for each NEO is 200% of such NEO's target payout. No payout is to be made if the threshold is not achieved. The target percentages were based on external and internal factors applicable to the positions held by these individuals.

2019 Annual Cash Incentive / P4P Plan Design

              During February 2019, the Compensation Committee reviewed the Annual Cash Incentive / P4P plan design for 2019 in order to optimize alignment between shareholder and plan participant interests, keep senior executives focused on the financial performance of the enterprise, improve alignment with financial metrics that participants influence, and select operational/business metrics that are deemed to be the drivers of financial success. These targets align with our business objectives to drive strong operational performance, deliver consistent yet disciplined growth and improved profitability, generate strong investment returns, and manage risk effectively. Our plan also is designed to establish performance levels that are challenging yet achievable, and that appropriately balance risk and reward. These metrics also align with the day-to-day metrics that we use to run the Company. As a result of this review, most Corporate performance metrics and weightings remained consistent with those used in 2018. Changes included the addition of Combined Collected Premium, which replaced Policies in Force. The Compensation Committee viewed Combined Collected Premium as a better measure of growth than Policies in Force, as it incorporates the impact of customer retention and persistency and the effect of both the number of policies and the policy sizes.

              The Compensation Committee redesigned Mr. Johnson's investment-related metrics in 2019 to track more closely to his roles as Chief Investment Officer of CNO and President of 40--86 and to provide appropriate incentives related to managing our investments prudently. Consistent with 2018, Mr. Johnson's P4P award was calculated using a split of 55% corporate performance metrics (including Corporate Development), and 45% investment-related metrics. The Compensation Committee's determination to change Mr. Johnson's metrics followed the recommendation received in 2018 from our compensation consultant that the Compensation Committee align the Chief Investment Officer's pay with both the overall results of the Company and our investment department (40--86), which is a practice adopted by peer insurance companies that have internally managed investment accounts. In assessing and establishing Mr. Johnson's 2019 investment-related metrics, the Compensation Committee recognized that Mr. Johnson's prior investment-related metrics (GAAP Yield and GAAP Investment Income) did not closely align with how 40--86 was evaluated as an investment department. Further, the Compensation Committee recognized that the prior metrics were materially influenced by the low interest rate environment (which is outside of Mr. Johnson's control) and did not take into account the relative risk of the portfolio (which is within Mr. Johnson's control). As such, the Compensation Committee concluded that the revised investment-related metrics (Effective Yield (or GAAP Net Yield), Pre-tax C1/AUM, Portfolio Excess Return, and Total Return versus Benchmark) create the appropriate balance of measuring investment performance while counterbalancing against excessive and adverse investment risk, thereby providing for a better assessment of prudent management of our investments. In addition, Mr. Johnson's investment-related metrics are now aligned with those of 40--86 associates, whom he manages in his role as President of 40--86.

              Our Annual Cash Incentive / P4P plan design rewards a threshold level of financial performance that corresponds to 50% of a target payout, to a target level of performance that provides 100% of target payout, and to a maximum level of performance that provides a payout of 200% of target. Any payout between these financial performance goals is determined through straight line interpolation between the appropriate levels of performance. Consistent with our compensation philosophy, target annual incentive levels are established to generate total annual cash compensation at competitive market median levels.

              The table below summarizes the 2019 financial metrics and weightings for our NEOs under the Annual Cash Incentive / P4P plan.

Summary of 2019 Annual Cash Incentive / P4P Metrics and Weightings for NEOs

	Named Executive Officer

Corporate Performance Measures	Gary C. Bhojwani	Paul H. McDonough	Bruce K. Baude	Eric R. Johnson	Matthew J. Zimpfer
Operating EPS	40%	40%	30%	40%	30%
GAAP Revenue	20%	20%	20%	20%	20%
Combined In-Force EBIT	20%	20%	20%	10%	20%
Combined VNB	10%	10%	20%	10%	20%
Combined Collected Premium	10%	10%	10%	10%	10%
Corporate Development	—	—	—	10%	—

Investment-Related Performance Measures

Effective Yield (GAAP Net Yield %)	—	—	—	45%	—
Pre-tax C1/AUM	—	—	—	25%	—
Portfolio Excess Returns	—	—	—	20%	—
Total Return versus Benchmark	—	—	—	10%	—

              Mr. Johnson's P4P award is weighted 55% for corporate performance measures and 45% for investment-related performance measures.

              The Compensation Committee established the above metrics and weightings to align with the Company's priorities for 2019. See pages 46-48 for more information on these metrics.

2019 Annual Cash Incentive / P4P Plan Design: Performance Metrics

              The following provides additional detail in explaining and defining the metrics that are applicable to all NEOs:

  •
  Operating Earnings Per Share ("Operating EPS"), defined as Operating Income (net of tax) divided by the weighted average number of diluted shares outstanding.

  The Compensation Committee is of the view that Operating EPS is a key measure of our operating performance, is less effected by events that are unrelated to the underlying fundamentals of our business, and is directly impacted by management during the calendar year. Operating EPS is a key metric that is widely employed by analysts and investors to gauge our performance and value our shares.

  •
  GAAP Revenue, defined as revenues from our operating segments (included in operating earnings) in CNO's Form 10-K, excluding items that are considered to be non-operating in nature and certain revenues generally representing the change in fair value of certain investments that are substantially offset by a corresponding amount included in benefits and expenses. This metric measures the growth and competitiveness of the business and aligns with our focus on topline growth.

  •
  Combined and/or Business Segment In-Force Earnings Before Interest and Taxes ("EBIT"), defined as the sum of individual business segment In-Force EBIT. In-Force EBIT includes pre-tax revenues and expenses associated with the sales of insurance products that were completed more than one year before the end of the reporting period.

  The bulk of an insurer's earnings typically are generated from policies sold in prior periods, or "policies in-force." In addition, in the Compensation Committee's view, this metric enhances "line of sight" for our operating management and increases their focus on retaining business and improving the longer-term profitability of our core operations.

  •
  Combined and/or Business Segment Value of New Business ("VNB"), defined as the present value of expected profits from product sales. The selection of VNB as a key metric is based on the Compensation Committee's view of the importance of growing through sales of profitable products versus rewarding only top-line sales growth.

  •
  Combined Collected Premium, defined as the total amount of cash received from policyholders during a given period. This metric aligns with our Growth Scorecard and our strategic focus on customer growth but also measures retention and persistency.

  The following provides additional detail in explaining and defining the metrics that apply solely to Mr. Johnson:

  •
  Corporate Development, a qualitative metric, is an element of the Annual Cash Incentive / P4P plan for Mr. Johnson only. In addition to his continuing responsibilities as Chief Investment Officer, Mr. Johnson also is leading efforts to advance the Company's investment capabilities further by establishing and deepening external relationships, refining protocols and processes, as well as evaluating potential opportunities and overseeing the successful execution of opportunistic transactions, as appropriate. For example, Mr. Johnson's leadership was instrumental in our acquisition of WBD in 2019, which is a key component of our Worksite Division and strategic focus.

  •
  Effective Yield (or GAAP Net Yield), defined as period investment income (net of investment expenses) divided by average invested assets for the same period.

  •
  Pre-tax C1/AUM, defined as the aggregate of investment asset NAIC risk-based capital charges divided by assets under management. This measures the risk of default (of bonds and mortgages) or decrease in the value of the assets held in the investing portfolio as a percentage of assets under management.

  •
  Portfolio Excess Return measures the annual valued-add basis points (expressed as a %) from asset-allocation and security selection decisions relative to an assigned industry benchmark. It is calculated by industry standard attribution formulas.

  •
  Total Return versus Benchmark measures the full year portfolio total return for non-cash investments as compared to the full year total return for a stated benchmark.

2019 Annual Cash Incentive / P4P Plan: Targets

              The primary purpose of the Annual Cash Incentive / P4P plan is to reward executive officers for delivering targeted financial results. For the reasons set forth below, the Compensation Committee set the targets for each of the performance metrics at levels that it considered rigorous and challenging as compared to normalized 2018 results. The Compensation Committee set the applicable financial objectives based on the Board-approved business plan for fiscal year 2019, which entailed a detailed vetting process prior to presentation and approval by the Board. The Compensation Committee historically has considered a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies, and analyst expectations. Consistent with our compensation philosophy, target annual cash incentive levels are established to generate total annual cash compensation at competitive market median levels.

              The tables below summarize the normalizations that were made to 2018 reported results to account for various unusual and non-recurring items that impacted 2018 performance, both favorably and unfavorably. By normalizing, the Compensation Committee was able to establish a baseline level of performance from which 2019 targets were then set that reflected a proper balance between ambition and achievability, while removing the unusual and non-recurring events from 2018 that were not expected to continue. On a comparable basis, when both 2018 and 2019 periods are normalized for unusual and non-recurring events, or items associated with strategies deemed to be in the best interests of shareholders such as the cessation of sales of certain products that are now in run off, the 2019 targets incorporate growth over 2018 levels. As an example, the 2019 targets for each corporate performance measure were set higher than 2018 normalized results to reflect business growth, but were partially offset by continued run off of certain closed blocks.

              Corporate Development for Mr. Johnson is a qualitative metric and accordingly, is not shown below. The Compensation Committee determined that 2019 targets, following such normalization, were appropriately rigorous.

Baseline for 2019 Annual Cash Incentive / P4P Target Setting

Corporate Performance Measures	2018 As Reported	2018 Normalized	2019 Target
Operating EPS(1)	$1.83*	$1.80	$1.91
GAAP Revenue(2)	$3,934.5 MM	$3,653.2 MM	$3,721.5 MM
Combined In-Force EBIT(1)	$638.8 MM	$626.2 MM	$657.4 MM
Combined VNB	$79.7 MM	—(4)	$113.1 MM
Combined Collected Premium(3)	$3,785.1 MM	$3,652.4 MM	$3,725.7 MM

(1)
2018 Operating EPS and Combined In-Force EBIT were normalized for the creation of the 2019 plan targets to adjust for the impact of the following items that occurred in 2018 and were not expected to recur in 2019: (i) ceded a $2.8 billion block of business in the LTC reinsurance transaction, (ii) Colonial Penn annuity out of period reserve correction on closed block payout annuities, (iii) certain legacy legal expenses, (iv) call/prepays in excess of 2018 plan and (v) Company-owned life insurance ("COLI") underperformance to plan.

(2)
2018 GAAP Revenue was normalized for the creation of the 2019 plan target to adjust for the impact of the following items that occurred in 2018 and were not expected to recur in 2019: (i) ceded a $2.8 billion block of business in the LTC reinsurance transaction, (ii) call/prepays in excess of the 2018 plan and (iii) COLI underperformance to plan.

(3)
2018 Combined Collected Premium was normalized for the creation of the 2019 plan target to adjust for the impact of the following item that occurred in 2018 and was not expected to recur in 2019: ceded a $2.8 billion block of business in the LTC reinsurance transaction.

(4)
2018 Combined VNB was not normalized for the creation of the 2019 plan target.

*
Operating EPS is a non-GAAP measure. See "Information Related to Certain Non-GAAP Financial Measures" for a reconciliation to the corresponding GAAP measure.

              The Compensation Committee consulted with Aon Consulting (our compensation consultant at the time) and one of its affiliates in setting the 2019 investment-related targets. The 2019 investment-related performance measures were not normalized. The 2019 Effective Yield (GAAP Net Yield %) was set below 2018 results given the continued low interest rate environment that pressured average investment portfolio yields. The Pre-tax C1/AUM target was set in line with the Company's 2019 risk based capital plan, while taking into consideration the target yield. Portfolio Excess Returns and Total Return versus Benchmark measure performance relative to certain benchmarks, rewarding performance generally in line with or exceeding market performance. The Compensation Committee determined that the 2019 investment-related targets were appropriately rigorous.

Investment-Related Performance Measures	2018 As Reported(1)	2019 Target
Effective Yield (GAAP Net Yield %)	5.56%	5.33%
Pre-tax C1/AUM	—	1.55%
Portfolio Excess Returns	—	Benchmark Performance
Total Return versus Benchmark	—	Benchmark Performance

(1)
Other than Effective Yield (GAAP Net Yield %), which is calculated in the same manner as 2018's GAAP Yield performance measure, the investment-related performance measures set forth in the table above were introduced in 2019; therefore, there is no 2018 as reported figure to provide as a baseline comparison.

              The table below summarizes the threshold, target and maximum performance targets for the 2019 Annual Cash Incentive / P4P plan. Corporate Development for Mr. Johnson is a qualitative metric and accordingly, is not shown below.

2019 Annual Cash Incentive / P4P Target Performance Levels

Corporate Performance Measures	Threshold	Target	Maximum
Operating EPS	$1.72	$1.91	$2.10
GAAP Revenue	$3,535.4 MM	$3,721.5 MM	$3,907.6 MM
Combined In-Force EBIT	$591.7 MM	$657.4 MM	$723.1 MM
Combined VNB	$101.8 MM	$113.1 MM	$124.4 MM
Combined Collected Premium	$3,539.4 MM	$3,725.7 MM	$3,912.0 MM

Investment-Related Performance Measures

Effective Yield (GAAP Net Yield %)	5.17%	5.33%	5.49%
Pre-tax C1/AUM	1.78%	1.55%	1.32%
Portfolio Excess Returns	≥ –150 bps of benchmark performance	Benchmark Performance	≥ +150 bps of benchmark performance
Total Return versus Benchmark	≥ –150 bps of benchmark performance	Benchmark Performance	≥ +150 bps of benchmark performance

2019 Annual Cash Incentive / P4P Plan: Targets and Results

              The Compensation Committee has authority to adjust performance goals or results for the impact of certain industry, market, or company-specific special items from year to year. The Board takes very seriously the consideration of any such adjustments and generally prefers to avoid any such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact to its incentives. Therefore, we believe any adjustment that may be applied must be (1) material, (2) non-recurring or unusual in nature, and (3) reflect items that management either cannot control, or if controllable, has determined to be in the long-term best interests of shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Cash Incentive / P4P plan.

              For 2019, the Compensation Committee considered two items to be material, non-recurring items that were beyond management's control and should be adjusted in determining the 2019 P4P payouts. Those two items related to the settlement of a legacy regulatory matter and the insurance margin impacts of the annual actuarial assumption review driven by the unexpectedly steep decline in interest rates in 2019. Neither had been considered in setting the 2019 operating plan or the Annual Cash Incentive/P4P targets. In the aggregate, these adjustments increased the total bonus pool (which covers the majority of our employees) by approximately 5%. The adjusted amounts are reflected in the table below. Corporate Development for Mr. Johnson is a qualitative metric and accordingly, is not shown below.

Adjustments to 2019 Annual Cash Incentive / P4P Targets and Payout Percentages

Corporate Performance Measures	2019 As Reported	2019 Adjusted for Incentive Compensation	Payout %

Operating EPS	$1.85(1)	$1.93	108.7%
GAAP Revenue	$3,751.0	—	115.8%
Combined In-Force EBIT	$625.8	$642.1	88.4%
Combined VNB	$111.6	—	93.2%
Combined Collected Premium	$3,825.8	—	153.7%

Investment-Related Performance Measures

Effective Yield (GAAP Net Yield %)	5.19%	—	56.4%
Pre-tax C1/AUM	1.25%	—	200.0%
Portfolio Excess Returns	18 bps	—	112.0%
Total Return versus Benchmark	26 bps	—	117.3%

(1)
Operating EPS is a non-GAAP measure. See "Information Related to Certain Non-GAAP Financial Measures" for a reconciliation to the corresponding GAAP measure.

              The table below sets forth the actual 2019 cash bonuses paid out to the NEOs pursuant to our Annual Cash Incentive / P4P plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.

Summary of 2019 Annual Cash Incentive / P4P Overall Payouts

Named Executive Officer	Base Salary	Target Annual Incentive Opportunity (% of Base Salary)	Target Annual Incentive	Actual Annual Incentive Payout	Annual Incentive Plan Payout %

Gary C. Bhojwani	$1,000,000	160%	$1,600,000	$1,727,442	109%
Paul H. McDonough	$600,000	100%	$600,000	$492,787(1)	109%
Bruce K. Baude	$635,000	100%	$635,000	$679,575	107%
Eric R. Johnson	$550,000	100%	$550,000	$600,060	110%
Matthew J. Zimpfer	$583,000	100%	$583,000	$621,057	107%

(1)
Mr. McDonough became Chief Financial Officer on April 1, 2019. Amount reflects a prorated payout from April 1, 2019.

Long-Term Equity Incentives

Overview

              We are strongly of the view that performance-based equity compensation aligns our NEOs interests to those of our shareholders and helps to drive long-term shareholder value creation while facilitating the retention of key executive talent.

Design

              Annual long-term equity incentive awards are delivered in the form of P-shares, RSUs and Stock Options. The Compensation Committee establishes the annual target for all long-term equity incentive grants based on competitive market data. This approach is intended to deliver median total direct compensation using a combination of P-shares, RSUs and Stock Options. In the 2019 annual grant, the Compensation Committee used a 30-day average of our stock price to calculate the number of shares to be granted to each executive and continued, as it previously has, to use a Black-Scholes valuation model for Stock Options.

              RSUs were added to the annual long-term incentive grant in 2017. Utilizing RSUs as incentives is a prevalent market practice that aids in the retention and recognition of executives while supporting long-term planning and strategic thinking. Providing RSUs in the annual grant also continues our policy of aligning the interests of management and shareholders.

              The Compensation Committee reviews and approves individual grants for the NEOs, as well as all Stock Options, P-share grants and any RSU awards made to other executives under the purview of the Compensation Committee. Annual grants for all officers are reviewed and approved at the Compensation Committee's scheduled meeting at approximately the same time each year. Stock Options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant ("Fair Market Value"). Interim or off-cycle grants are reviewed and approved by the Compensation Committee as circumstances warrant. The CEO is authorized by the Compensation Committee to utilize a designated number of shares each year to grant equity awards to non-executive officers to attract, reward, motivate and/or retain such employees, as deemed appropriate by the CEO. Such awards are regularly reviewed by the Compensation Committee.

              Unless otherwise noted, grants to our NEOs have vesting schedules identical to those for other executives. To be eligible to vest in long-term equity incentive awards, generally associates must continue to be employed by us through the vesting dates or satisfy the definitions of "Retirement, Death or Disability" in our award agreements or upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in our award agreements). See "Grants of Plan-Based Awards in 2019—Terms of Equity-Based Awards" beginning on page 62 for additional information.

              The Compensation Committee assesses aggregate share usage and dilution levels in comparison to general industry norms. This enables the Committee to be mindful of total cost, grants awards that are competitive in the market, a policy of internal equity, and reinforcement of our philosophy of pay-for-performance.

              In 2018, the Compensation Committee approved the mix of award grants as 50% P-shares, 30% RSUs and 20% Stock Options. This mix of long-term equity incentives focuses on performance elements and better aligns our long-term compensation with shareholder value creation. There were no changes to the mix of awards in 2019.

Target Setting

              Multi-year performance periods are used to determine LTI awards in order to encourage long-term sustainable performance. The Compensation Committee chose two performance metrics for setting LTI P-share awards.

              The first metric is an absolute measure, Operating ROE, which is directly linked to the Company's business plan and is one of the tools used by the investment community to evaluate our performance and assess valuation.

              Operating ROE is defined as net operating earnings divided by average equity. In calculating average equity, we exclude accumulated other comprehensive income or loss ("AOCI") and deferred tax assets related to NOLs. The Compensation Committee has chosen to exclude AOCI from the equity component of the Operating ROE calculation as it can be highly volatile due to changes in general market interest rates rather than a result of the business decisions made by management. Our deferred tax assets related to NOLs are excluded as these assets do not provide any return to shareholders until after the NOLs are utilized, reducing taxes that would otherwise be due.

              The second metric is a relative measure of Total Shareholder Return ("TSR") based on our stock price performance relative to a group of industry peers against which we compete for business, capital, and executive talent. We believe that relative TSR provides a strong alignment between the interests of management with those of our shareholders. The Compensation Committee believes that targeting the 50th percentile of stock price performance is consistent with typical market practices and provides sufficient rigor.

              Similar to the Annual Cash Incentive / P4P plan award measurements, the Compensation Committee has the authority to adjust results for events that are (1) material, (2) non-recurring or unusual, and (3) that management cannot control or, if controllable, has determined to be in the long-term best interests of shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of long-term equity incentives.

Long-Term Incentive Program Grants in 2019

              The P-shares awarded in 2019 require a threshold-level performance to receive 50% of the target award, and the upside opportunity for maximum performance is 200% of the target award, based on a three-year performance period ending in 2021. RSUs vest ratably over the three-year period. Stock Options vest 50% at the second anniversary of the grant date and 50% at the third anniversary. Dividends are paid on previously granted shares of restricted stock prior to vesting, and dividend equivalents are paid on P-shares and RSUs upon vesting.

              The table below shows grant date fair value of the annual equity awards granted to our NEOs in 2019, which are subject to a three-year performance period.

2019 Annual LTI Grants

	2019 Equity Grant

Named Executive Officer	P-Shares	RSUs	Stock Options(1)
Gary C. Bhojwani	112,300	67,400	164,600
Grant Date Fair Value	$2,178,059	$1,178,152	$661,099
Paul H. McDonough	20,900	12,600	31,800
Grant Date Fair Value	$395,115	$207,900	$116,563
Bruce K. Baude	20,100	12,100	29,500
Grant Date Fair Value	$389,840	$211,508	$118,484
Eric R. Johnson	23,000	13,800	33,800
Grant Date Fair Value	$446,085	$241,224	$135,754
Matthew J. Zimpfer	23,000	13,800	33,800
Grant Date Fair Value	$446,085	$241,224	$135,754

(1)
The amounts shown for the 2019 Stock Option grants reflect the aggregate grant date fair value in accordance with ASC 718. See the explanation in the "Impact of Tax and Accounting on Compensation Decisions" section on page 58.

Certain One-Time Grants

              In the course of the shareholder engagement that the Company initiated in 2018, the Compensation Committee learned that investors desire more fulsome disclosure concerning any one-time or unusual payments to

NEOs, including the terms, rationale, and context therefor, and also including any contractual obligation pursuant to which payment was made. Accordingly, going forward, the Company will enhance disclosures of such compensation.

              The Compensation Committee continues to prudently and carefully evaluate our compensation program, including one-time grants, to ensure that our decisions align with the interests of our shareholders, the Company, and our executive officers, and in all instances, links our NEOs' compensation to the Company's performance. The Compensation Committee views these grants as special and unusual rewards in recognition of new roles and responsibilities undertaken, outstanding work effort, or made in order to retain exemplary talent. No special one-time grants were made in 2019 to any NEOs.

Long-Term Incentive Program Performance for Awards Granted in 2017, 2018 and 2019

2017 – 2019 P-Share Performance

  •
  P-share awards for the 2017-2019 grant were evenly split between two performance goals: (1) a three-year average Operating ROE with a 7.75% threshold, an 8.25% target, and a 10.00% maximum for all NEOs, and (2) relative TSR for comparator group ("TSR Performance Peers"), with the 50th percentile set for target performance.

  •
  The Operating ROE targets were established in early 2017, based on our strategic goals and internal projections at that time, and their respective impacts on the components of the Operating ROE calculation.

  •
  The threshold value reflects the Compensation Committee's view of the minimum acceptable result deemed worthy of a payout, the determination that the target value aligns with our strategic plan, and the premise that the maximum value signifies exceptional performance. The Compensation Committee believed that the combination of the two metrics would continue to focus management on improving long-term earnings growth and creating value for shareholders.

  •
  The Company reported Operating ROE(1) of 9.2%, 9.8% and 10.7% for the years 2017, 2018 and 2019, respectively.

  •
  For the 2017 – 2019 period, there were no adjustments made to the Operating ROE calculations.

  •
  For the 2017 – 2019 grant, the Company's three-year average Operating ROE was 9.96%, which generated a 195% payout.

  •
  Three-year average Relative TSR performance was below the 25th percentile relative to TSR Performance Peers, resulting in no payout for that metric.

              The Company exceeded the 2017-2019 Operating ROE target largely due to the following:

  •
  the impact of lower corporate tax rates due to the Tax Cuts and Jobs Act of 2017, which contributed to an increase in operating earnings starting in 2018;

  •
  the loss on the 2018 LTC reinsurance transaction resulted in a lower average equity balance; and

1.
Operating ROE is a non-GAAP financial measure. See "Information Related to Certain Non-GAAP Financial Measures" beginning on page 86 for a reconciliation to the corresponding GAAP measure.

  •
  stronger 2017 operating earnings than our 2017 plan, primarily due to strong life and health insurance margins, together with higher excess variable investment income.

              The table below shows actual Operating ROE and relative TSR P-share vesting for NEOs related to the 2017 – 2019 award.

2019 P-Share Vesting

Named Executive Officer	Measure	P-Shares Granted	P-Share Opportunity Earned (% of Target)	P-Shares Vested

Gary C. Bhojwani	Operating ROE	13,890	195%	27,153
	Relative TSR	13,890	0%	0
Bruce K. Baude	Operating ROE	9,720	195%	19,001
	Relative TSR	9,720	0%	0
Eric R. Johnson	Operating ROE	9,720	195%	19,001
	Relative TSR	9,720	0%	0
Matthew J. Zimpfer	Operating ROE	9,720	195%	19,001
	Relative TSR	9,720	0%	0

Note:
Mr. McDonough was not employed by the Company at the time of the 2017-2019 P-share grant and Mr. Helding's grant was forfeited on departure.

2018 – 2020 P-Share Performance Metrics and Targets

              Continuing the use of average Operating ROE in the 2018 - 2020 P-share grants encourages decisions and rewards performances that contribute to the long-term growth of the Company. Continuing the use of relative Total Shareholder Return provides an incentive to CNO executives to deliver shareholder value by outperforming our peers.

              The 2018 – 2020 P-share grant was evenly split between three-year average Operating ROE, with a 10.4% target for all NEOs, and relative TSR for our TSR Performance Peers, targeting the 50th percentile for target performance. The 2018-2020 Operating ROE target was set equal to our management plan, and was set higher than the prior period (2017-2019) target due in large part to the favorable impact of the Tax Cuts and Jobs Act of 2017, which was expected to contribute to higher operating earnings.

2019 – 2021 P-Share Performance Metrics and Targets

              The 2019 – 2021 P-share grant was evenly split between three-year average Operating ROE and relative TSR for our TSR Performance Peers, targeting the 50th percentile for target performance. The 2019 – 2021 Operating ROE target was set equal to our management plan at 10.4%, remaining unchanged from the target set for the 2018-2020 period, which primarily reflected an expectation for lower net income offset in part by lower average equity from the 2018 LTC reinsurance transaction.

Total Shareholder Return Performance Peers

              TSR Performance Peers are selected by the Compensation Committee on the basis of many factors, including market capitalization, premiums, revenue, assets, and lines of business, among others. The Compensation Committee reviews the TSR Performance Peers annually and obtains feedback from its independent executive compensation consultant on their continued appropriateness. The Compensation Committee believes these companies are appropriate for TSR benchmarking because each is a competitor in one or more of our core business units and/or competes directly with us for talent and distribution of our products.

              Following feedback received from our shareholder outreach program, as well as an extensive analysis of existing and potential peers, the Compensation Committee determined that changes to our TSR Performance

Peers was appropriate beginning with our 2019 performance period. Changes included the addition of two companies: American Equity Investment Life Holding Company and Brighthouse Financial, Inc., and the exclusion of two companies: Arch Capital Group and Genworth Financial, Inc.

              Below are the TSR Performance Peers that the Compensation Committee referenced for 2019 TSR benchmarking:

2019 TSR Performance Peers
Aflac, Inc.	Lincoln National Corporation
American Equity Investment Life Holding Co.	MetLife, Inc.
American Financial Group, Inc.	Primerica, Inc.
Assurant, Inc.	Principal Financial Group, Inc.
Brighthouse Financial, Inc.	Prudential Financial, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America, Incorporated
The Hanover Insurance Group, Inc.	Torchmark Corporation (now Globe Life Inc.)
The Hartford Financial Services Group, Inc.	Unum Group
Horace Mann Educators Corporation	Voya Financial, Inc.
Kemper Corporation

              The table below shows the opportunities for NEOs related to P-share vesting, depending on the level of performance achieved in relation to the associated grant metrics.

2018 – 2020 and 2019 – 2021 P-Share Opportunities for NEOs

Named Executive Officer	Threshold (as a % of Granted P-Shares)	Target (as a % of Granted P-Shares)	Maximum (as a % of Granted P-Shares)

Gary C. Bhojwani	50%	100%	200%
Paul H. McDonough	50%	100%	200%
Bruce K. Baude	50%	100%	200%
Eric R. Johnson	50%	100%	200%
Matthew J. Zimpfer	50%	100%	200%

CFO Transition

              Effective April 1, 2019, Paul H. McDonough was appointed Chief Financial Officer of the Company, succeeding Erik M. Helding who served in that role through March 29, 2019. In addition to receiving the portion of his regular salary ($450,000 increased to $465,000 during 2019) and benefits in 2019 through his date of departure, Mr. Helding was paid the following amounts pursuant to his employment agreement in connection with his departure: (i) $172,476 representing the pro rata portion of his actual target bonus earned in 2019 based on the Company's actual performance in 2019, paid at the same time such bonus was paid to the other NEOs, plus (ii) $930,000 representing an amount equal to the sum of his target bonus and his annual salary. In accordance with his applicable award agreements, most of Mr. Helding's unvested P-shares, restricted stock and Stock Options were forfeited upon his departure. See "Outstanding Equity Awards at 2019 Fiscal Year-End" beginning on page 64 for information on unvested awards held by Mr. Helding following his departure.

Benefits

              Our NEOs are eligible to participate in all of the broad-based, Company-sponsored benefits programs on the same basis as other full-time employees. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance. We do not offer any form of supplemental executive health or welfare programs. Executives also may participate in our 401(k) Plan. In addition, the Company has a non-qualified deferred compensation plan that primarily is intended as a "restoration" plan that provides participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. P-shares and RSUs granted in 2019 and prior also may be deferred into a deferred compensation plan. We do not make annual contributions to non-qualified deferred compensation plans in addition to the amounts contributed by our executives.

Additional Information

Prohibition Against Trading in Derivatives

              It is a violation of Company policy for any Board member or senior executive to purchase, sell or engage in any other transaction involving any derivative securities or hedging related to any of our equity securities. This prohibition does not apply, however, to any exercise of our Stock Options pursuant to our Amended and Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such Stock Option.

Clawback Rights

              Our Amended and Restated Long-Term Incentive Plan, Annual Cash Incentive / P4P Plan and Clawback Policy provide for strong clawback rights related to our incentive compensation.

              The Company's Amended and Restated Long-Term Incentive Plan contains a clawback provision applicable to any covered employee in receipt of any long-term equity awards (including P-shares, RSUs and Stock Options). Under this provision, if the Compensation Committee determines the achievement of a performance goal was based on incorrect data, and the performance goal had not actually been achieved or such achievement was overstated, then the Company is permitted to recapture such portion of the award that was granted, vested or paid to a covered employee on the basis of such incorrect data. To effect this provision, we may pursue various means of recovery of awards from one or more executives, including (1) seeking repayment from the executive; (2) offsetting the recovery from an amount that otherwise would be payable to the executive under another benefit plan; (3) withholding of future equity grants, bonus awards, or salary increases; or (4) any combination of these actions.

              Our Annual Cash Incentive / P4P Plan also contains recapture rights of any incentive amount paid or vested in the event that the Compensation Committee determines that the achievement of performance goals was based on incorrect data.

              In addition to the clawback rights described above, effective January 31, 2020, the Board adopted a Clawback Policy for all current and former executive officers, which provides for the recoupment of certain cash and equity performance-based incentive compensation in the event of (1) an accounting restatement resulting from material noncompliance with financial reporting requirements under applicable law, or (2) other detrimental conduct that has caused or is likely to cause material financial, operational or reputational harm to the Company. The incentive compensation recoverable in the case of an accounting restatement will be, in respect of the three years prior to such restatement, the sum of (a) the Board's determination of the amount of excess incentive compensation received by the covered executive as a result of the error in the financial statements, (b) costs incurred by the Company in connection with the restatement, and (c) any equity-based awards that were either granted or vested during the three-year recoupment period as calculated in a manner deemed appropriate by the Board. In the case of misconduct, the amount will be determined by the Board based on its assessment of the covered executive's involvement, the impact of the conduct on the magnitude of loss to the Company and such other relevant facts and circumstances. The Board has discretion to determine the method for recovering any incentive compensation under the Clawback Policy.

Impact of Tax and Accounting on Compensation Decisions

              As a general matter, the Compensation Committee considers the various tax and accounting implications of our compensation vehicles.

              When determining the awards of long-term equity incentive grants to executives and employees, the Compensation Committee considers the accounting costs associated with the grants. Under FASB ASC Topic 718, grants of Stock Options, restricted stock, RSUs, and other share-based payments result in an accounting charge that is reflected in our financial statements.

              Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former senior corporate officers. Due to the enactment of the Tax Cuts and Jobs Act of 2017 in December 2017, compensation paid in 2019 and later years to our NEOs in excess of $1 million will not be deductible under Section 162(m) of the Code unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017. While the Compensation Committee is mindful of the benefit of the deductibility, the Committee also is of the view that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy.

Termination and Change in Control Arrangements

              Pursuant to the terms of award agreements made in accordance with our equity-based compensation plans, our severance plan and our CEO's employment agreement, NEOs are entitled to payments and benefits upon the occurrence of certain specified events, including termination of employment for various reasons. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in the section entitled "Potential Payments Upon Termination or Change in Control" beginning on page 67. In order to align with market best practices, the payments triggered by a change in control for the CEO and his direct reports are three times and two times, respectively, their annual base salary plus target bonus. A "double trigger," constituting both a change in control and termination, is required before such payments are necessary.

              The termination of employment provisions of the agreements with NEOs were negotiated and entered into in order to address competitive concerns in the NEO recruitment process. Providing highly qualified and skilled individuals with a fixed amount of compensation offsets the potential risk of their departure from a prior employer and/or foregoing other opportunities in order to join our Company. At the time of entering into each such arrangement, the Compensation Committee carefully considers both the desirability of hiring the particular individual at the proposed compensation and also the Company's aggregate potential obligations to our NEOs as a group.

Compensation Committee Report

              The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based on the Compensation Committee's review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

    Mary R. (Nina) Henderson, Chair
    Ellyn L. Brown
    David B. Foss
    Frederick J. Sievert

Summary Compensation Table for 2019

              The following Summary Compensation Table for 2019 sets forth compensation paid to (i) our CEO, (ii) each individual who served as our chief financial officer during 2019, and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2019 (collectively, the "Named Executive Officers") for services rendered during 2019, 2018 and 2017.

SUMMARY COMPENSATION TABLE FOR 2019

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Gary C. Bhojwani(6)	2019	$1,000,000	$—	$3,356,211	$661,099	$1,727,442	$48,071	$6,792,823
Chief Executive Officer	2018	996,528	—	4,666,051	633,319	1,338,333	67,103	7,701,334
	2017	750,000	750,000	979,801	274,363	1,573,194	95,276	4,422,634
Paul H. McDonough(7)	2019	441,667	309,799	603,015	116,563	492,787	12,597	1,976,428
Chief Financial Officer
Bruce K. Baude	2019	632,167	—	601,348	118,484	679,575	40,466	2,072,040
Chief Operations &	2018	615,000	—	566,480	130,395	553,521	31,595	1,896,991
Technology Officer	2017	600,000	—	685,649	192,023	964,114	22,469	2,464,255
Eric R. Johnson	2019	545,833	—	687,309	135,754	600,060	17,937	1,986,893
Chief Investment Officer	2018	520,833	—	566,480	130,395	631,893	17,317	1,866,918
	2017	500,000	—	685,649	192,023	794,133	8,617	2,180,422
Matthew J. Zimpfer	2019	577,500	—	687,309	135,754	621,057	30,585	2,052,205
General Counsel	2018	541,667	—	1,212,107	149,050	470,671	28,257	2,401,752
	2017	500,000	—	685,649	192,023	602,571	16,309	1,996,552
Erik M. Helding(7)	2019	182,714	—	601,348	118,484	172,476	961,363	2,036,384
Former Chief	2018	441,667	—	566,480	130,395	380,968	25,291	1,554,801
Financial Officer	2017	400,000	—	900,793	219,491	503,422	21,831	2,045,537

(1)
The amount in this column for Mr. Bhojwani in 2017 represents an amount paid pursuant to the terms of his employment agreement in connection with his relocation to Chicago, Illinois. Mr. McDonough became Chief Financial Officer on April 1, 2019, succeeding Mr. Helding who served in that role through March 29, 2019. The amount in this column for Mr. McDonough in 2019 represents an amount paid pursuant to the terms of his then-current employment agreement in connection with his hiring and relocation to Chicago, Illinois. Amounts paid to the NEOs under the Company's Annual Cash Incentive/P4P Plan are included in the column "Non-Equity Incentive Plan Compensation."

(2)
This column represents the aggregate grant date fair value of restricted stock and performance share awards, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. See the Grants of Plan-Based Awards in 2019 table for information on awards made in 2019. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the NEOs. The amounts in this column for 2019 include the grant date value of performance share awards based on the targeted amounts for each of the NEOs. Under the terms of those performance share awards, the officers are entitled to receive 200% of the targeted number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the performance share awards made in 2019, the aggregate grant date value of the awards shown in this column would be as follows: Mr. Bhojwani, $4,337,713; Mr. McDonough, $775,440; Mr. Baude, $777,022; Mr. Johnson, $888,329; Mr. Zimpfer $888,329; and Mr. Helding, $777,022.

(3)
This column represents the aggregate grant date fair value of stock options granted to each of the Named Executive Officers, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2019 grants, refer to Note 11 of the CNO financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2019, refer to the note on shareholders' equity and stock-related information to the CNO financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards in 2019 table for information on options granted in 2019, and see "Compensation Discussion and Analysis—Impact of Tax and Accounting on Compensation Decisions" on page 58 for additional discussion. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
This column represents the dollar amount of payments made after year end to the NEOs based on performance for the specified year with respect to the targets established under the Company's Annual Cash Incentive/P4P Plan.

(5)
For 2019, the amounts reported in this column represent the amounts paid for: (i) group life insurance premiums; (ii) Company contributions to the 401(k) Plan; (iii) dividends on unvested restricted stock awards (granted prior to May 2017) and dividend equivalents paid upon vesting of performance share awards; (iv) spousal travel; (v) tax reimbursement; (vi) financial and tax consulting; and (vii) separation payments.

  The table below shows such amounts for 2019 for each Named Executive Officer:

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Dividends	Spousal Travel	Tax Reimbursement	Financial and Tax Consulting	Separation Payments
Gary C. Bhojwani	$966	$8,400	$17,207	$4,465	$9,676	$7,356	$—
Paul H. McDonough	1,204	8,400	—	—	877	2,116	—
Bruce K. Baude	1,806	8,400	17,708	—	5,463	7,089	—
Eric R. Johnson	1,806	—	16,131	—	—	—	—
Matthew J. Zimpfer	966	7,946	21,673	—	—	—	—
Erik M. Helding	236	8,400	10,242	—	—	—	942,484
(6)
Mr. Bhojwani became President of CNO on April 18, 2016 and became CEO on January 1, 2018.

(7)
Mr. McDonough became Chief Financial Officer on April 1, 2019, succeeding Mr. Helding who served in that role through March 29, 2019. The amounts set forth in this table for Mr. Helding and Mr. McDonough reflect the period of time in which such person served as Chief Financial Officer of the Company during 2019. Payments to Mr. Helding were made pursuant to his employment agreement with the Company. See the Outstanding Equity Awards at 2019 Fiscal Year-End table beginning on page 64, and "Potential Payments Upon Termination or Change in Control" beginning on page 67, for additional information on the amounts Mr. Helding received, in addition to the portion of his regular salary and benefits he received, in 2019 through his date of departure.

Grants of Plan-Based Awards in 2019

              The following table shows certain information concerning grants of plan-based awards in 2019 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS IN 2019

					Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Gary C. Bhojwani		$792,329	$1,584,658	$3,169,315
	2-19-19								164,600	$17.48	$661,099
	2-19-19				56,150	112,300	224,600				2,178,059
	2-19-19							67,400			1,178,152
Paul H. McDonough		226,028	452,055	904,110
	4-1-19								31,800	16.50	116,563
	4-1-19				10,450	20,900	41,800				395,115
	4-1-19							12,600			207,900
Bruce K. Baude		316,196	632,392	1,264,784
	2-19-19								29,500	17.48	118,484
	2-19-19				10,050	20,100	40,200				389,840
	2-19-19							12,100			211,508
Eric R. Johnson		273,082	546,164	1,092,329
	2-19-19								33,800	17.48	135,754
	2-19-19				11,500	23,000	46,000				446,085
	2-19-19							13,800			241,224
Matthew J. Zimpfer		288,968	577,937	1,155,874
	2-19-19								33,800	17.48	135,754
	2-19-19				11,500	23,000	46,000				446,085
	2-19-19							13,800			241,224
Erik M. Helding		79,110	158,219	316,439
	2-19-19								29,500	17.48	118,484
	2-19-19				10,050	20,100	40,200				389,840
	2-19-19							12,100			211,508

(1)
These amounts represent the threshold, target and maximum amounts that would have been payable for 2019 if the corresponding performance-based metrics under the Annual Cash Incentive/P4P Plan had been achieved. The amounts shown have been pro-rated to reflect any partial years of service and any change during the year in the base salary or in the target as a percentage of base salary. The amounts paid for 2019 performance under the Annual Cash Incentive/P4P Plan are listed in the Summary Compensation Table for 2019 beginning on page 59 of this Proxy Statement under the column heading "Non-Equity Incentive Plan Compensation."

(2)
These amounts represent the threshold, target and maximum number of shares that the NEOs can receive under the terms of the performance share awards made in 2019. See footnote (3) to the Outstanding Equity Awards at 2019 Fiscal Year-End table on page 64 for additional information regarding the 2019 performance share awards.

(3)
The amount in this column represents the number of restricted stock units that were awarded to the NEOs during 2019 under the Amended and Restated Long-Term Incentive Plan.

(4)
The amounts in this column represent the number of stock options granted to the NEOs during 2019 under the Amended and Restated Long-Term Incentive Plan.

(5)
The exercise price equals the closing sales price of CNO common stock on the NYSE on the date of grant.

(6)
The values included in this column represent the grant date fair value of restricted stock, performance share (at target) and option awards computed in accordance with ASC 718. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table for 2019 and the Grants of Plan-Based Awards in 2019 Table

Amended Employment Agreement and Executive Agreements

              Chief Executive Officer.    On August 6, 2019, the Company entered into an Amended and Restated Employment Agreement (the "Amended CEO Agreement") with Mr. Bhojwani, pursuant to which he serves as CEO for a term ending on December 31, 2020. Mr. Bhojwani is subject to a non-solicitation and non-competition clause throughout the term of the Amended CEO Agreement and for one year thereafter. The Amended CEO Agreement provides for an annual base salary of $1,000,000, with increases from time to time based on his performance, and an annual performance-based bonus with a target of 160% of base salary with respect to any calendar year. The threshold payout for Mr. Bhojwani is 50% of his target payout, and the maximum payout is 200% of his target payout. As described more fully in "Potential Payments upon Termination or Change in Control," if Mr. Bhojwani's employment is terminated by us without "Cause" or if he resigns "With Reason" (as defined in his employment agreement), or his employment is terminated by reason of his death or "Disability" (as defined in his employment agreement), Mr. Bhojwani would be entitled to receive specified additional benefits. If his employment is terminated by the Company without "Just Cause" or by him "With Reason" (each case defined in the Amended CEO Agreement), then he would be entitled to a lump sum cash payment equal to two times the sum of his base salary and target bonus (previously such payment would have been equal to one times the sum of his base salary and target bonus) and would be entitled to outplacement assistance and financial planning and tax preparation assistance. The Compensation Committee approved these changes to align the CEO's employment agreement with current market practices and the amounts that would be payable to other CNO executive officers upon termination (as provided in the Severance Plan (as defined below)).

              Other Executive Officers.    On August 6, 2019, the Compensation Committee approved and adopted the CNO Executive Severance Pay Plan (the "Severance Plan"). The Severance Plan covers the executive officers of the Company who report to the CEO, including the Chief Financial Officer Paul H. McDonough and other named executive officers Bruce K. Baude, Eric R. Johnson and Matthew J. Zimpfer. The Severance Plan provides each such NEO with specified additional benefits if such NEO's employment is terminated by us without "Just Cause" or if such NEO resigns "With Reason" (as each term is defined in the Severance Plan), or such NEO's employment is terminated by reason of such NEO's death or "Disability" (as defined in the Severance Plan). See "Potential Payments Upon Termination or Change in Control" for the amounts that would have been payable under each circumstance as of December 31, 2019. Mr. Helding departed the Company prior to the Severance Plan's adoption. See "Compensation Discussion and Analysis—CFO Transition" on page 56 for detail on payments related to Mr. Helding's departure.

              In connection with the adoption of the Severance Plan, the Compensation Committee approved, and each of those executive officers entered into, a Confidential Information and Nonsolicitation Agreement (the "Executive Agreement") with the Company, effective August 6, 2019. The employment agreements previously entered into between each such executive officer and the Company (or one of its subsidiaries) have been terminated. Each such executive officer is subject to a non-solicitation restriction for one year under the terms of such person's Executive Agreement.

Terms of Equity-Based Awards

Vesting Schedule

              Unless otherwise provided in the footnote disclosure to the Outstanding Equity Awards at 2019 Fiscal Year-End table beginning on page 64 of this Proxy Statement, one-half of each option award vests on the second anniversary of the date of grant and the other one-half vests on the third anniversary of the date of grant. Options granted in 2015 - 2019 expire ten years from the date of grant, and options granted in 2013 - 2014 expire seven years from the date of grant.

              Awards of restricted stock generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. Performance share awards generally cover a three-year period at which time they will vest only if and to the extent that the financial performance metrics specified in the award agreement have been achieved, subject to continued service through the vesting dates. Unless otherwise noted, grants to the NEOs have vesting schedules identical to other officers.

Forfeiture and Post-Employment Treatment

              Holders of stock options generally have 90 days after termination of employment to exercise options to the extent they were vested on the date of termination, except vested amounts under the options may be exercised (i) for awards granted after 2016, on the earlier of the expiration date for such award or five years after the date employment was terminated for "Retirement" (as defined under the applicable award agreements), (ii) for option awards granted beginning in 2019, on the earlier of the expiration date for such award or five years after the date employment was terminated for "Good Reason" (as defined under the option award agreement) or (iii) for option awards granted after 2016, until twelve (12) months following termination for death or disability. Unvested options, restricted stock and performance shares otherwise are generally forfeited upon termination of employment, except as summarized below for retirement, disability, death and Change In Control (unless provided otherwise in individual award agreements).

              In the event employment is terminated by the Company without "Cause" (as defined under the applicable award agreements) or by an employee with Good Reason within six months prior to and in anticipation of or within 24 months after a "Change In Control" (as defined under the applicable award agreements) has occurred, any unvested awards will vest in full as of such date of termination. Further, with respect to awards granted beginning in 2019, in the event of termination for any reason other than Cause, death or disability (or in connection with a Change In Control), a pro rata portion of (i) the next installment of each option and restricted stock unit granted to such employee, and (ii) a pro rata portion of the performance shares granted, will vest and be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award.

              Awards outstanding under the Company's Amended and Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual's retirement or disability (except as otherwise provided in the individual award agreement): (i) outstanding stock options will continue to vest on the original vesting schedule and the individual may exercise the options until the earlier of the expiration date for such options or five years after the date of retirement; (ii) any unvested restricted stock will continue to vest after retirement on the same vesting schedule as if the individual had remained employed by CNO; and (iii) a pro rata portion of any performance shares will vest and will be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, "retirement" means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual's death: (a) outstanding stock options will vest and be exercisable for 12 months; (b) restricted stock will vest; and (c) a pro rata portion of any performance shares will vest and be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award.

Option Exercise Price

              Options granted under the Company's Amended and Restated Long-Term Incentive Plan have an exercise price equal to the closing price on the date of grant.

Dividends

              Holders of unvested restricted stock or restricted stock units granted prior to May 2017 are entitled to receive any cash dividends or dividend equivalents at the same times and in the same amounts per share as holders of the Company's common stock. For restricted stock units granted since May 2017, the recipient will be entitled to dividend equivalents upon vesting. The payments of cash dividends and dividend equivalents are taxed as compensation income to the holders of the restricted stock or restricted stock units. Holders of performance share awards are entitled to dividend equivalents on any performance shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the performance shares to the extent that cash dividends are paid on the common stock underlying the performance shares after the award date and prior to the issuance of shares upon vesting.

Outstanding Equity Awards at 2019 Fiscal Year-End

              The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

						STOCK AWARDS
									Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)
		OPTION AWARDS
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Gary C. Bhojwani	5-5-16	90,600	—	$18.43	5-5-26	—	$ —	—	$ —
	2-23-17(5)	22,125	22,125	21.06	2-23-27	4,583	83,090	—	—
	2-21-18(6)	—	100,150	23.33	2-21-28	27,640	501,113	34,895	632,646
	2-21-18(7)	—	—	—	—	—	—	69,790	1,265,293
	2-21-18(8)	—	—	—	—	82,110	1,488,654	—	—
	2-19-19(9)		164,600	17.48	2-19-29	67,400	1,221,962	56,150	1,018,000
	2-19-19(10)	—	—	—	—	—	—	112,300	2,035,999
Paul H. McDonough	4-1-19(11)	—	31,800	16.50	4-1-29	12,600	228,438	10,450	189,459
	4-1-19(12)	—	—	—	—	—	—	20,900	378,917
Bruce K. Baude	2-27-13	65,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	40,130	—	19.15	3-20-21	—	—	—	—
	2-25-15	51,290	—	16.42	2-25-25	—	—	—	—
	2-23-16	71,400	—	17.38	2-23-26	—	—	—	—
	2-23-17(5)	15,485	15,485	21.06	2-23-27	3,207	58,143	—	—
	2-21-18(6)	—	20,620	23.33	2-21-28	5,695	103,250	7,185	130,264
	2-21-18(7)	—	—	—	—	—	—	14,370	260,528
	2-19-19(9)	—	29,500	17.48	2-19-29	12,100	219,373	10,050	182,207
	2-19-19(10)	—	—	—	—	—	—	20,100	364,413
Eric R. Johnson	2-27-13	65,200	—	10.88	2-27-20	—	—	—	—
	3-20-14	43,470	—	19.15	3-20-21	—	—	—	—
	2-25-15	51,290	—	16.42	2-25-25	—	—	—	—
	2-23-16	71,400	—	17.38	2-23-26	—	—	—	—
	2-23-17(5)	15,485	15,485	21.06	2-23-27	3,207	58,143	—	—
	2-21-18(6)	—	20,620	23.33	2-21-28	5,695	103,250	7,185	130,264
	2-21-18(7)	—	—	—	—	—	—	14,370	260,528
	2-19-19(9)	—	33,800	17.48	2-21-29	13,800	250,194	11,500	208,495
	2-19-19(10)	—	—	—	—	—	—	23,000	416,990
Matthew J. Zimpfer	3-20-14	36,780	—	19.15	3-20-21	—	—	—	—
	2-25-15	51,290	—	16.42	2-25-25	—	—	—	—
	2-23-16	81,600	—	17.38	2-23-26	—	—	—	—
	2-23-17(5)	15,485	15,485	21.06	2-23-27	3,207	58,143	—	—
	2-21-18(6)	—	23,570	23.33	2-21-28	6,507	117,972	8,210	148,847
	2-21-18(7)	—	—	—	—	—	—	16,420	297,695
	2-21-18(13)	—	—	—	—	8,210	148,847	—	—
	9-28-18(14)	—	—	—	—	11,728	212,629	—	—
	2-19-19(9)	—	33,800	17.48	2-19-29	13,800	250,194	11,500	208,495
	2-19-19(10)	—	—	—	—	—	—	23,000	416,990
Erik M. Helding	2-19-19(15)	—	1,533	17.48	2-19-29	754	13,670	1,155	20,940
	2-19-19(16)	—	—	—	—	—	—	2,310	41,880

(1)
All options in this table that were granted in 2015 - 2019 have a 10 year expiration date, and options granted in 2013 - 2014 have a seven year expiration date. All options are subject to acceleration for certain events.

(2)
Based on the closing sales price of CNO common stock on December 31, 2019 ($18.13).

(3)
In accordance with SEC rules, the amounts included in this column represent the number of shares of CNO common stock to which the NEO will be entitled if the Company achieves the maximum performance level with respect to the performance share awards made in 2017, 2018 and 2019 based on average operating return on equity and achieves the target level with respect to the performance share awards made in 2017, 2018 and 2019 based on total shareholder return. For the 2017, 2018 and 2019 performance share awards, one-half of the aggregate award is based on the Company's three-year average operating return on equity, with a target of 8.25% for 2017, 10.4% for 2018 and 10.4% for 2019. The other half of the performance share awards made in 2017, 2018 and 2019 is based on relative total shareholder return for a comparator group, targeting the 50th percentile. For purposes of these awards, average operating return on equity is calculated based on "operating earnings", defined as net income applicable to common stock before: (i) loss on extinguishment of debt, net of income taxes; (ii) net realized investment gains or losses, net of related amortization and income taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to fixed index annuities, net of related amortization and income taxes; (iv) equity in earnings of certain non-strategic investments, earnings attributable to non-controlling interests and earnings from discontinued operations, in each case net of income taxes; (v) changes to the valuation allowance for deferred tax assets; (vi) the cumulative effect of change in accounting principles, net of income taxes; (vii) after-tax mark-to-market change in the agent deferred compensation liability; (viii) gain or loss related to any long-term care reinsurance transaction entered into after the grant date; and (ix) unusual income or expense items, net of income taxes, that are unlikely to recur as determined by the Compensation Committee.

(4)
The dollar amounts in this column equal the number of performance shares, calculated as described in footnote (3) above, multiplied by the closing sales price of CNO common stock on December 31, 2019 ($18.13).

(5)
One-half of these options vested on February 23, 2019 and the balance vested on February 23, 2020. Any remaining restricted stock units awarded on this date vest on March 25, 2020.

(6)
One-half of these options vested on February 21, 2020 and the balance vests on February 21, 2021. Any remaining restricted stock units awarded on this date vest in two equal installments beginning March 25, 2020. The performance share awards included in the last two columns are based on total shareholder return over the 2018 - 2020 performance period.

(7)
These are performance share awards based on average operating return on equity over the 2018 - 2020 performance period. See footnote (3) above for additional information.

(8)
These restricted stock units vest in equal installments in March 2020 and March 2021.

(9)
One-half of these options vest on February 19, 2021 and the balance vests on February 19, 2022. The restricted stock units awarded on this date vest in equal installments beginning March 25, 2020. The performance share awards included in the last two columns are based on total shareholder return over the 2019 - 2021 performance period.

(10)
These are performance share awards based on average operating return on equity over the 2019 - 2021 performance period. See footnote (3) above for additional information.

(11)
One-half of these options vest on April 1, 2021 and the balance vests on April 1, 2022. The restricted stock units awarded on this date vest in three equal installments beginning April 1, 2020. The performance share awards included in the last two columns are based on total shareholder return over the 2019 - 2021 performance period.

(12)
These are performance share awards based on average operating return on equity over the 2019 - 2021 performance period. See footnote (3) above for additional information.

(13)
These restricted stock units vest on March 25, 2021.

(14)
One-third of these restricted stock units vested on September 28, 2019 and the balance vests in two equal annual installments beginning September 28, 2020.

(15)
These options and restricted stock units represent the pro rata portion of each such award granted to Mr. Helding in 2019 that was scheduled to vest in the next installment of such award following his departure. The performance shares are awards based on total shareholder return over the 2019 - 2021 performance period and represent the vesting of the pro rata portion of such award on the date of his departure. To the extent the performance criteria are met, with respect to these performance shares, such pro rata portion will be paid at the same time as others receiving shares of common stock based on such award.

(16)
These performance shares are awards based on average operating equity over the 2019 - 2021 performance period and represent the vesting of the pro rata portion of such award on the date of his departure. To the extent the performance criteria are met, with respect to these performance shares, such pro rata portion will be paid at the same time as others receiving shares of common stock based on such award. See footnote (3) above for additional information.

Option Exercises and Stock Vested in 2019

              The following table provides information, for the Named Executive Officers, concerning (i) stock option exercises during 2019 and the value realized upon exercise (before payment of any applicable withholding tax) and (ii) the number of shares acquired upon the vesting of restricted stock awards and restricted stock units in 2019 and P-share awards (for the 2017 – 2019 performance period) and the value realized upon vesting (in each case before payment of any applicable withholding tax).

OPTION EXERCISES AND STOCK VESTED IN 2019

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary C. Bhojwani	—	$—	96,824	$1,622,962
Paul H. McDonough	—	—	—	—
Bruce K. Baude	—	—	31,384	528,446
Eric R. Johnson	69,300	679,140	24,776	423,379
Matthew J. Zimpfer	—	—	33,720	570,322
Erik M. Helding	20,950	136,068	30,467	349,248

Nonqualified Deferred Compensation in 2019

              The following table shows certain information concerning nonqualified deferred compensation activity in 2019 for our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION IN 2019

Name	Executive Contributions in 2019	CNO Contributions in 2019	Aggregate Earnings (Loss) in 2019(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/19(2)
Gary C. Bhojwani	$—	$—	$148,819	$—	$854,963
Paul H. McDonough	—	—	—	—	—
Bruce K. Baude	—	—	—	—	—
Eric R. Johnson	—	—	—	—	—
Matthew J. Zimpfer	52,409	—	75,456	—	565,425
Erik M. Helding	75,417	—	68,309	435,466	—

(1)
Amounts in this column are not required to be included in the Summary Compensation Table for 2019 beginning on page 59 of this Proxy Statement.

(2)
Amounts included in this column reflect the following amounts contributed under the deferred compensation plan by or on behalf of the NEOs, which amounts were in each case included in the Summary Compensation Table for the named executive officers for the year(s) to which the compensation relates: Mr. Bhojwani, $750,000; and Mr. Zimpfer, $132,668.

              The 2019 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments, as well as equity awards, under the Deferred Compensation Plan. Deferred amounts (other than equity awards) are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make matching contributions to participants' accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

Potential Payments Upon Termination or Change in Control

              Each of the Named Executive Officers listed below would be entitled to certain payments upon termination of employment arising under (i) benefit plans covering all employees such as group life insurance coverage, (ii) agreements covering awards made under the Company's Amended and Restated Long-Term Incentive Plan, (iii) the terms of the Severance Plan and (iv) with respect to Mr. Bhojwani, the terms of an employment agreement between Mr. Bhojwani and the Company. See "Compensation Discussion and Analysis—Termination and Change in Control Arrangements" on page 58 of this Proxy Statement for additional information regarding these arrangements. The following table estimates the amounts that would have been payable to the NEOs upon termination of employment under each of the identified circumstances as of December 31, 2019:

Name	Voluntary Resignation or For Cause Termination(1)	Disability(2)	Death(3)	Without Cause or With Good Reason	Involuntary Termination within 6 months before or 2 years after Change In Control
Gary C. Bhojwani(4)	$—	$4,764,128	$8,458,947	$8,346,844	$18,705,942
Paul H. McDonough(5)(6)	—	189,286	817,724	2,589,522	3,781,009
Bruce K. Baude(5)(7)	—	971,001	1,751,768	2,869,470	5,125,651
Eric R. Johnson(5)(8)	—	997,266	1,808,853	2,567,971	4,816,511
Matthew J. Zimpfer(5)(9)	—	1,034,399	2,222,183	2,692,045	5,405,533
Erik M. Helding(10)	—	—	—	1,213,519	—

(1)
For purposes of this table, "Voluntary Resignation" means a voluntary termination of employment when the executive is not retirement-eligible and that is not a resignation "With Reason" for purposes of the Severance Plan. Amounts shown in this table do not include the value of unvested equity awards that will continue to vest (but do not accelerate) as a result of a specified event.

(2)
Upon disability, a pro rata portion of the performance share awards are to vest (based on the days from the beginning of the performance period to and including the date employment is terminated) and, to the extent the performance criteria are met, such pro rata portion shall be paid at the same time as others receive shares of common stock under such award. Amounts for performance share awards reflect target performance level with respect to such performance share awards based on total shareholder return and maximum performance level with respect to such performance share awards based on average operating return on equity.

(3)
Upon death, (i) a pro rata portion of the performance share awards are to vest (based on the days from the beginning of the performance period to and including the date employment is terminated) and, to the extent the performance criteria are met, such pro rata portion shall be paid at the same time as others receive shares of common stock under such award, (ii) restricted stock are to vest in full and (iii) the decedent NEO would be entitled to receive $400,000 under the Company's group life insurance plan. Amounts for performance share awards reflect target performance level with respect to such performance share awards based on total shareholder return and maximum performance level with respect to such performance share awards based on average operating return on equity.

(4)
For Mr. Bhojwani, his Amended CEO Agreement provides for payments upon termination of employment as follows: (i) due to disability or death, a pro rata portion of his target annual bonus ($1,600,000 as of December 31, 2019), in addition to an amount equal to the pro rata portion of his actual bonus earned (see Notes 2 and 3 for additional information); (ii) by the Company without "Just Cause", by him "With Reason" (as defined in his agreement) or upon expiration of the term of such agreement if no extension thereto has been offered by the Company on substantially the same terms or better, an amount equal to the pro rata portion of his actual bonus ($1,727,442 for 2019) plus an amount equal to two times the sum of his target bonus and his base salary plus continued participation for up to 12 months for Mr. Bhojwani and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $17,138 for 12 months of such benefits as of December 31, 2019); and (iii) upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in the agreement), an amount equal to his pro rata actual bonus for the year of termination plus three (3) times the sum of his base salary and target bonus plus continued participation for up to 24 months for Mr. Bhojwani and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $34,276 for 24 months of such benefits as of December 31, 2019). In addition, the Amended CEO Agreement provides Mr. Bhojwani, under certain circumstances, with outplacement assistance for up to twelve (12) months after termination through an outplacement assistance firm and an additional six months of service for financial planning and tax preparation assistance (costs not to exceed $10,000) for the calendar year in which the termination occurred. Payment of any severance under the Amended CEO Agreement is contingent upon his execution of a separation agreement, including a waiver and release of claims. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company's Amended and Restated Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Bhojwani includes the value as of December 31, 2019 of the accelerated vesting of options ($106,990), restricted stock ($3,294,819), target performance level with respect to performance share awards based on total shareholder return ($1,902,472) and maximum performance level with respect to performance share awards based on average operating return on equity ($3,804,943). In the event of termination for any reason other than cause, death or disability (or in connection with a change in control), in addition to the amounts payable under Mr. Bhojwani's employment agreement, a pro rata portion of each award granted to him in 2019 would vest in accordance with the terms of each such award's applicable grant agreement. The amount for Mr. Bhojwani includes the value, as of December 31, 2019, of such accelerated options ($23,052), restricted stock ($327,174), target performance level with respect to performance share awards based on total shareholder return ($339,013) and maximum performance level with respect to performance share awards based on average operating return on equity ($678,026).

(5)
For each NEO (other than Mr. Bhojwani and Mr. Helding, who are discussed in Notes 4 and 10, respectively), the Severance Plan provides for payments upon termination of employment as follows: (i) by the Company without "Just Cause" or by such NEO "With Reason" (as defined in the Severance Plan), an amount equal to the pro rata portion of such NEO's actual bonus (for 2019, $492,787 — Mr. McDonough; $679,575 — Mr. Baude; $600,060 — Mr. Johnson; $621,057 — Mr. Zimpfer) plus an amount equal to 1.5 times the sum of such NEO's target bonus and such NEO's base salary, contingent upon such NEO's execution of a separation agreement, including a waiver and release of claims and non-disclosure and non-solicitation provisions, and compliance with any provisions contained in such separation agreement; and (ii) upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in the Severance Plan), an amount equal to two (2) times the sum of such NEO's base salary and target bonus, in each case, as in effect at the time of termination. In addition, the Severance Plan provides such NEOs with outplacement assistance (costs not to exceed $25,000), financial planning and tax preparation assistance (costs not to exceed $10,000), and payment for six months of medical and dental insurance premiums, for the year of termination.

(6)
In the event of a termination upon a change in control, in addition to the amounts payable under the Severance Plan, the vesting of his awards under the Company's Amended and Restated Long-Term Incentive Plan would be accelerated and the amount shown for Mr. McDonough includes the value as of December 31, 2019 of the accelerated vesting of options ($51,834), restricted stock ($228,438), target performance level with respect to performance share awards based on total shareholder return ($189,459) and maximum performance level with respect to performance share awards based on average operating return on equity ($378,917). In the event of termination for any reason other than cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, a pro rata portion of each award granted to Mr. McDonough in 2019 would vest in accordance with the terms of each such award's applicable grant agreement. The amount for Mr. McDonough includes the value, as of December 31, 2019, of such accelerated options ($9,741), restricted stock ($58,143), target performance level with respect to performance share awards based on total shareholder return ($63,092) and maximum performance level with respect to performance share awards based on average operating return on equity ($126,185). See Notes 2, 3 and 5 for additional information.

(7)
In the event of a termination upon a change in control, in addition to the amounts payable under the Severance Plan, the vesting of his awards under the Company's Amended and Restated Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Baude includes the value as of December 31, 2019 of the accelerated vesting of options ($19,175), restricted stock ($380,766), target performance level with respect to performance share awards based on total shareholder return ($488,694) and maximum performance level with respect to performance share awards based on average operating return on equity ($977,388). In the event of termination for any reason other than cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, a pro rata portion of each award granted to Mr. Baude in 2019 would vest in accordance with the terms of each such award's applicable grant agreement. The amount for Mr. Baude includes the value, as of December 31, 2019, of such accelerated options ($4,131), restricted stock ($58,723), target performance level with respect to performance share awards based on total shareholder return ($61,663) and maximum performance level with respect to performance share awards based on average operating return on equity ($121,326). See Notes 2, 3 and 5 for additional information.

(8)
In the event of a termination upon a change in control, in addition to the amounts payable under the Severance Plan, the vesting of his awards under the Company's Amended and Restated Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Johnson includes the value as of December 31, 2019 of the accelerated vesting of options ($21,970), restricted stock ($411,587), target performance level with respect to performance share awards based on total shareholder return ($514,983) and maximum performance level with respect to performance share awards based on average operating return on equity ($1,029,965). In the event of termination for any reason other than cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, a pro rata portion of each award granted to Mr. Johnson in 2019 would vest in accordance with the terms of each such award's applicable grant agreement. The amount for Mr. Johnson includes the value, as of December 31, 2019, of such accelerated options ($4,733), restricted stock ($66,972), target performance level with respect to performance share awards based on total shareholder return ($69,420) and maximum performance level with respect to performance share awards based on average operating return on equity ($138,840). See Notes 2, 3 and 5 for additional information.

(9)
In the event of a termination upon a change in control, in addition to the amounts payable under the Severance Plan, the vesting of his awards under the Company's Amended and Restated Long-Term Incentive Plan would be accelerated and the amount shown for Mr. Zimpfer includes the value as of December 31, 2019 of the accelerated vesting of options ($21,970), restricted stock ($787,785), target performance level with respect to performance share awards based on total shareholder return ($533,566) and maximum performance level with respect to performance share awards based on average operating return on equity ($1,067,132). In the event of termination for any reason other than cause, death or disability (or in connection with a change in control), in addition to the amounts payable under the Severance Plan, a pro rata portion of each award granted to Mr. Zimpfer in 2019 would vest in accordance with the terms of each such award's applicable grant agreement. The amount for Mr. Zimpfer includes the value, as of December 31, 2019, of such accelerated options ($4,733), restricted stock ($66,972), target performance level with respect to performance share awards based on total shareholder return ($69,420) and maximum performance level with respect to performance share awards based on average operating return on equity ($138,840). See Notes 2, 3 and 5 for additional information.

(10)
Mr. McDonough became Chief Financial Officer on April 1, 2019, succeeding Mr. Helding who served in that role through March 29, 2019. The amount for Mr. Helding includes (i) certain COBRA subsidies for 2019 ($12,484) and 2020 ($20,582), and (ii) the vesting of a pro rata portion of each award (through May 6, 2019) granted to him in 2019 in accordance with the terms of each such award's applicable grant agreement. The amount for Mr. Helding includes the value, as of December 31, 2019, of such accelerated vesting of options ($996), restricted stock ($14,160), target performance level with respect to performance share awards based on total shareholder return ($20,940) and maximum performance level with respect to performance share awards based on average operating return on equity ($41,880). In accordance with his applicable award agreements, the remainder of Mr. Helding's unvested stock options, restricted stock and performance shares were forfeited upon his departure. See "Compensation Discussion and Analysis—CFO Transition" on page 56 for information on the other amounts received by Mr. Helding.

CEO Pay Ratio

              The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. There was no material change in our employee population or employee compensation arrangements in 2019 that we believe would significantly impact the pay ratio disclosure. Accordingly, we determined our median employee based on W-2 gross earnings of each of our 3,337 employees as of December 31, 2018. W-2 gross earnings data are readily available, consistently reported for our entire employee population and provide a fair representation of the total compensation an employee receives in a given year. Of the two potential median employees, we selected the salaried versus commission-based employee due to the greater consistency expected in future years in the amount earned by the salaried employee. The 2019 annual total compensation of our median employee was $73,163. As disclosed in the Summary Compensation Table for 2019 beginning on page 59, the 2019 annual total compensation for Mr. Bhojwani was $6,792,823. Based on the information above, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is 93 to 1.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

              At the Annual Meeting, the shareholders of the Company will be asked to approve the Amended and Restated Long-Term Incentive Plan (the "Plan") to increase the number of shares authorized to be delivered under the Plan by 8,200,000 shares and to make certain updates as summarized below. The Company's Plan was initially adopted and approved in 2003 and the Plan was most recently amended and restated in 2017.

              The Plan was approved by the Board on March 20, 2020 upon recommendation of the Compensation Committee, and will become effective upon receipt of the shareholders' approval at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of common stock that are present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required to adopt the Plan.

Summary of Material Changes to the Plan

              The Plan being submitted for approval at the Annual Meeting incorporates the provisions of the Plan as currently in effect and includes the following key modifications:

              Increase in the Number of Authorized Shares.    An increase in the number of shares authorized to be delivered under the Plan by 8,200,000 shares, for a total number of authorized shares under the Plan of 38,239,505. As of February 15, 2020, 1,282,341 shares remained available for delivery under the Plan (determined assuming that all then-outstanding Awards (as defined in the Plan) will be settled by delivering shares and achievement of maximum performance levels where applicable). Shareholder approval of the authorized share increase would bring the total amount of shares authorized and available to be delivered under the Plan in 2020 and subsequent years to 9,482,341. The Compensation Committee believes that with this additional share reserve the Company will be able to provide the necessary equity incentives to employees for three to four years.

              Updates for Changes in the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code generally denies deductions to a publicly-held company for compensation in excess of $1 million in a given year paid to certain current and former executive officers of the Company, other than compensation that qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017, pursuant to the Tax Cuts and Jobs Act of 2017. Prior to the Tax Cuts and Jobs Act of 2017, there was an exception to the tax deduction limitation under Section 162(m) of the Internal Revenue Code for certain "performance-based compensation" that met specified requirements. The Tax Cuts and Jobs Act eliminated such exception and the Plan removes certain provisions that were included solely to comply with the performance-based compensation exceptions which are no longer applicable.

Reasons for Seeking Shareholder Approval

              The Company seeks approval of the Plan by shareholders to meet requirements of the New York Stock Exchange. In addition, the Board regards shareholder approval of the Plan as desirable and consistent with corporate governance best practices.

              The Plan changes approved by the Board on March 20, 2020, including the 8,200,000 additional shares, will not go into effect if shareholder approval is not obtained. If such approval is not obtained, the Company may continue to grant Awards under the Plan in accordance with its terms in effect as amended and restated in 2017, including the share reserve as in effect from time to time (after taking into account any shares added back to the reserve on account of forfeitures), and may continue to grant cash-settled Awards pursuant to the Plan in accordance with its terms and without regard to the then-current share reserve.

              The following summary of the material terms of the Plan, as amended and restated, is qualified in its entirety by the full text of the Plan, a copy of which is attached to this proxy statement as Annex A. You also may obtain a copy of the Plan, free of charge, by writing to the to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. Shareholders are encouraged to review the Plan carefully.

Stock Awards under the Plan

              The Board and the Compensation Committee believe that Awards linked to common stock and Awards with terms tied to Company performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, they view the Plan as a key element of the Company's overall compensation program.

              As of February 15, 2020, the Plan had 1,282,341 total shares of common stock remaining available for delivery (determined assuming that all then-outstanding Awards will be settled by delivering shares and achievement of maximum performance levels where applicable). The Company is requesting an additional 8,200,000 shares, which would provide 9,482,341 shares for equity awards in 2020 and subsequent years. If the Plan is approved by shareholders, the addition to the share pool under the Plan of 8,200,000 shares would represent approximately 5.66% of the total Company shares outstanding as of March 10, 2020.

              The shareholder approved equity is designed to help the Company:

  •
  attract, retain, motivate, and reward officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company and its subsidiaries (collectively, "participants");

  •
  provide equitable and competitive compensation opportunities; and

  •
  promote creation of long-term value for shareholders by closely aligning the interests of participants with the interests of shareholders.

              The number and types of Awards that have been granted and earned under the Plan over the last three fiscal years are as follows:

Year	Options Granted	Time Based Shares Granted	Total Performance Shares Earned	Basic Weighted Average Common Stock Outstanding
2019 Fiscal Year	801,000	472,000	297,000	156,040,000
2018 Fiscal Year	2,112,000	434,000	478,000	165,457,000
2017 Fiscal Year	729,000	330,000	144,000	170,025,000

              The aggregate overhang under the Plan, without taking into account the share counting rules described under "—Summary Description of the Plan" on page 74, is approximately 6.16%, calculated by dividing (i) 8,920,000, which, as of February 15, 2020, equals the sum of (a) options outstanding (5,889,000 options) and (b) the full-value Awards outstanding (2,203,000 performance shares (at maximum levels) and 828,000 restricted stock units), by (ii) 144,879,836 (the shares outstanding as of March 10, 2020). As of February 15, 2020, the weighted average exercise price of outstanding stock options granted under the Plan was $18.68 per share and the weighted average term was 5.8 years.

              No Awards made under the Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The number and types of Awards that will be granted under the Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, restricted stock and restricted stock units, and performance shares that have been granted to the Named Executive Officers and the specified groups set forth below under the Plan as of March 10, 2020. On March 10, 2020, the closing price of the underlying shares of our common stock traded on the NYSE was $14.92 per share.

Name and Principal Position	Stock Options	Restricted Stock and Restricted Stock Units	Performance Shares(1)
Gary C. Bhojwani	399,600	292,433	317,390
Chief Executive Officer
Paul H. McDonough	31,800	34,700	48,000
Chief Financial Officer
Bruce K. Baude	243,910	38,202	55,470
Chief Operations & Technology Officer
Eric R. Johnson	251,550	42,402	61,370
Chief Investment Officer
Matthew J. Zimpfer	258,010	63,152	63,420
General Counsel
All executive officers as a group (12 persons)	1,655,005	648,713	755,430
All non-executive directors as a group (9 persons)	—	129,553	—
All employees (other than executive officers) as a group (2,696 persons)	4,087,618	453,423	468,284

(1)
The number of shares represents the target number of shares that could be delivered underlying the performance share Awards. Please see the "Compensation Discussion and Analysis" section of this Proxy Statement for additional details on the performance share Awards.

Summary Description of the Plan

              Shares Available.    The number of shares that may be delivered under the Plan has been increased from 30,039,505 to 38,239,505 shares of common stock. This amount includes 1,282,341 shares remaining available for delivery under the Plan as of February 15, 2020, plus 8,200,000 shares added to the share authorization and available for delivery pursuant to the Plan after the Annual Meeting, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company. Shares used for Awards assumed in an acquisition do not count against the shares reserved under the Plan.

              The delivery of shares pursuant to an Award will reduce the total number of shares available under the Plan except that each full-value share awarded and distributed (other than an Award of an option, SAR or Award that is settled in cash) will reduce the total number of shares available under the Plan by 1.25 shares. Also, the full number of shares of common stock subject to an exercised option or SAR will count against the number of shares remaining available for delivery pursuant to Awards granted under the Plan, even if fewer shares are actually delivered to a participant as a result of a net settlement. Further, any shares tendered or withheld to satisfy the exercise price or tax withholding obligations of an outstanding Award shall no longer be available for delivery under the Plan. Notwithstanding the above, to the extent an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan. Shares delivered under the Plan may be either newly issued or treasury shares.

              Per-Person Award Limitations.    The Plan provides that no participant may in any year be granted share-denominated Awards under the Plan relating to more than his or her "Annual Limit". The Annual Limit equals 1,000,000 shares, subject to adjustment for splits and other extraordinary corporate events. This limit applies only to Awards under the Plan, and does not limit the Company's ability to enter into compensation arrangements outside of the Plan. Additionally, the maximum number of shares of stock subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash or other fees earned by such non-employee director during such calendar year, may not exceed (i) $500,000 in total value in the case of non-employee directors other than the Board Chair or Lead Director or (ii) $950,000 in total value in the case of the Board Chair or Lead Director (in each case, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

              Adjustments.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is also obligated to adjust outstanding Awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to such Awards. The Compensation Committee may adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles or for unusual or nonrecurring events.

              Eligibility.    Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective grantee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment or the providing of services.

              As of December 31, 2019, we had approximately 3,300 full-time employees (including executive officers) and 9 non-employee directors of the Company and its subsidiaries that would be eligible to participate in the Plan. Generally, only company officers and non-employee directors are granted Awards under the Plan. Determination of awards under the Plan will be made by the Compensation Committee based on factors such as the recipient's contributions to the Company, longevity of service, and retention incentives. Information about the number and roles of employees may also be found in our Annual Report on Form 10-K filed on February 25, 2020.

              Administration.    The Plan is administered by the Compensation Committee, except that the Board may itself act to administer the Plan. (References to the "Compensation Committee" here mean the Compensation Committee or the full Board exercising authority with respect to a given Award.) Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan. The Plan provides that members of the Compensation Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

              Stock Options and SARs.    The Compensation Committee is authorized to grant stock options, including both qualified ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the Compensation Committee generally fixes the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events. The Compensation Committee may determine whether options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding Awards or other property having a fair market value equal to the exercise price. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. The Compensation Committee will determine the methods of exercise and settlement and other terms of SARs. The Compensation Committee may determine whether SARs are exercisable for shares or for cash. Options and SARs may be granted on terms that cause such Awards not to be subject to Code Section 409A ("Section 409A"). Alternatively, such Awards and cash SARs may have terms that cause those Awards to be deemed deferral arrangements subject to Section 409A. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

              Restricted and Deferred Stock/Restricted Stock Units.    The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for Awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an Award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Compensation Committee.

              Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an Award of "restricted stock units." The Compensation Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the Award is deferred as to settlement can be extended past the date the Award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock Awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will accrue if authorized by the Compensation Committee. No dividend equivalents may be paid prior to vesting for Awards of restricted stock units made on or after May 10, 2017.

              Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The Plan authorizes the Compensation Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

              Performance-Based Awards.    The Compensation Committee may grant performance Awards, which may be cash-denominated Awards or share-based Awards. Generally, performance Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of Awards being granted or becoming exercisable or settled, or as a condition to accelerating the timing of such events. The Compensation Committee may specify the performance measurement period for any performance-based Awards.

              Other Terms of Awards.    Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award, subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Plan allows vested Awards that have been deferred to be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Plan. The Compensation Committee may condition Awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may permit transfers of Awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Plan.

              The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an Award or gains realized by exercise or settlement of an Award. Awards under the Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding Awards for cash or other property. The Compensation Committee also may grant Awards in addition to and in tandem with other awards or rights. In granting a new Award, the Compensation Committee may determine that the in-the-money value or fair value of any surrendered Award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other Award.

              Dividend Equivalents.    The Compensation Committee may grant dividend equivalents with respect to Awards other than stock options (including ISOs) or SARs. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an Award is outstanding. These amounts may be in the form of cash or rights to receive additional Awards or additional shares of common stock having a value equal to the cash amount. The Awards may be granted on a stand-alone basis or in conjunction with another Award, and the Compensation Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. However, the payout of dividends or dividend equivalents on unvested performance-based Awards is prohibited as is the payment of dividends or dividend equivalents on restricted stock, restricted stock units or deferred stock granted on or after May 10, 2017.

              Vesting, Forfeitures, and Related Award Terms.    The Compensation Committee may in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award.

              In addition, the Plan provides that following a "Change in Control," (as defined in the Plan and our Award agreements) the Compensation Committee may take any of the following actions with respect to an Award: provide for its full vesting, provide for its termination beyond the date of full vesting, deem performance goals to have been met, provide for the settlement of an Award in cash or for termination of the Award or cause the Award to be assumed as part of the transaction. Such definition of "Change in Control" generally includes (A) the consummation of a merger, reorganization, consolidation, or similar transaction in which the stockholders of the Company immediately prior to the transaction do not own more than 51% of the voting power of the surviving corporation, (B) any "person" becomes the owner, directly or indirectly of shares representing at least 51% of the Company's voting power, and (C) certain changes of more than half of the membership of the Board of Directors. Change-in-control provisions are limited, however, by applicable restrictions under Code Section 409A.

              Amendment and Termination of the Plan.    The Board may amend, suspend, discontinue, or terminate the Plan or the Compensation Committee's authority to grant Awards hereunder without shareholder approval, except as required by law or regulation or under the New York Stock Exchange rules, which require shareholder approval of any material amendment to plans such as the Plan. Under these rules, however, shareholder approval will not necessarily be required for all amendments which might increase the cost of the Plan or broaden eligibility. Unless earlier terminated, the authority of the Compensation Committee to make grants under the Plan will terminate ten years after the latest shareholder approval of the Plan, and the Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding Award.

Federal Income Tax Implications of the Plan

              The Company believes that under current law the following federal income tax consequences generally would arise with respect to Awards under the Plan.

              Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of: (i) the fair market value of the ISO shares at the date of exercise minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

              The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

              Some options and SARs, such as those with deferral features, and an SAR that is settled in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the Award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or SAR (subject to limited exceptions). If the distribution and other Award terms meet applicable requirements under Code Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

              Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an Award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested Award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an Award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

              Any Award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such Awards must meet requirements under Code Section 409A for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the Award.

              Section 162(m) of the Internal Revenue Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former senior corporate officers, other than compensation that qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017, pursuant to the Tax Cuts and Jobs Act of 2017.

              The foregoing provides only a general description of the application of federal income tax laws to certain Awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Required Vote

              Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock that are present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote "against" this proposal.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm for 2019 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of the Company's independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

Required Vote

              Approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of the majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote "against" this proposal.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Evaluation of the Independent Registered Public Accounting Firm

              The Audit and Enterprise Risk Committee (the "Audit Committee") is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm ("independent auditor") retained to provide an audit opinion on the Company's financial statements and internal control over financial reporting. Annually, the Audit Committee meets in executive session, without the independent auditors present, to evaluate the performance of the Company's independent auditor, including the senior members of the audit engagement team, and determines whether to reengage PwC or to consider other audit firms. In doing so, the Audit Committee considers several factors, including the following:

  •
  the appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;

  •
  the experience and professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting, auditing and tax;

  •
  the quality and candor of the firm's communications with the Audit Committee and the Company during the prior audit;

  •
  the firm's quality control procedures;

  •
  evidence supporting the firm's independence, objectivity, and professional skepticism and information publicly available in the Public Company Accounting Oversight Board ("PCAOB") inspection reports;

  •
  the quality and efficiency of the services provided by the firm during prior audits;

  •
  the firm's capability, technical expertise, and knowledge of the Company and its operations, processes, personnel, industry, accounting systems and risk profile;

  •
  if reappointment is considered, the length of time the firm has been engaged as the Company's independent auditor;

  •
  use of technology and data analytics in the firm's audit process; and

  •
  other potential accounting firms with comparable professional qualifications.

              In accordance with SEC rules and PwC's policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. In conjunction with the mandated rotation of the independent auditor's lead audit partner, the Audit Committee and its chair are directly involved in the selection of the independent auditor's lead audit partner, including the current partner who assumed this role in 2015, after meeting with the Audit Committee and management during which his qualifications were discussed. In conjunction with the mandated rotation of PwC's lead audit partner, the Audit Committee has been engaged in the selection of the new lead audit partner for the coming year. In furtherance of such engagement, the Audit Committee considered candidates who meet professional, industry, personal and other criteria consistent with the factors specified above. The Audit Committee met with a candidate proposed to assume this role in 2020 and also discussed the candidate's qualifications with management. Based on this evaluation, the Audit Committee selected a new lead audit partner for 2020.

              The Audit Committee meets regularly with the independent auditor, including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions at least four meetings per year. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.

              CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.

              After giving due attention to the factors and considerations mentioned herein, the Audit Committee has appointed PwC as the Company's independent auditor for the fiscal year ending December 31, 2020. PwC's background knowledge of the Company and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company's financial statements and the effectiveness of the Company's internal controls over financial reporting with effectiveness and efficiency.

Fees Paid to PricewaterhouseCoopers LLP

              Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2019 and 2018, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2019	2018
Audit fees(1)	$5.2	$4.8
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—

Total	$5.2	$4.8

(1)
Audit fees were for professional services rendered for the audits of CNO's consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.

(2)
Audit-related fees primarily include services provided for other assurance-related services.

(3)
Fees include services provided for tax compliance, tax advice and tax planning.

(4)
All other fees for products and services.

Pre-Approval Policy and Independence

              The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:

  •
  internal control reviews and assistance with internal control reporting requirements;

  •
  tax compliance, tax planning and related tax services; and

  •
  due diligence work for potential transactions.

              Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2018 and 2019, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

Report of the Audit and Enterprise Risk Committee

              The Audit Committee provides assistance to the Board in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company, including the systems of internal controls. The Audit Committee has sole authority to appoint or replace the Company's independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

              In overseeing the preparation of the Company's audited financial statements for the year ended December 31, 2019, the Audit Committee reviewed and discussed the audited financial statements with the Company's management and with PwC, the Company's independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301.

              The Audit Committee has received from PwC and reviewed the written disclosures and the letter required by applicable PCAOB requirements regarding PwC's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence from the Company. In addition, the Audit Committee has reviewed and discussed PwC's most recent PCAOB inspection report of the firm's internal quality controls.

              Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Enterprise Risk Committee:

    Robert C. Greving, Chair
    Stephen N. David
    Charles J. Jacklin
    Neal C. Schneider

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

              In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed under "Executive Compensation" on pages 29–71. While the results of the vote are non-binding and advisory in nature, the Board and the Human Resources and Compensation Committee intend to carefully consider the results of this vote. The current frequency of non-binding advisory votes on executive compensation is an annual vote and we anticipate that the next vote will be at the next annual meeting of shareholders. The language of the resolution is as follows:

                  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved."

              The compensation of our executive officers is based on a philosophy and a comprehensive compensation and benefits strategy developed by the Human Resources and Compensation Committee designed to reward overall and individual performance that drives long-term success for our shareholders. The Human Resources and Compensation Committee strives to provide a clear award program that allows us to attract, retain and motivate seasoned executive talent with significant industry experience required to continuously improve our performance and build long-term shareholder value. Key features of our compensation programs include:

              Pay-for-Performance.    The majority of target total compensation for our Named Executive Officers is tied to Company, business segment and/or individual performance, and is therefore considered by the Company to be "Pay-at-Risk" (payouts contingent upon performance).

              Alignment of Management Interests with Shareholders.    We believe our performance-based equity compensation program aligns our management's interests to those of our shareholders and helps drive long-term shareholder value creation while also facilitating the retention of key executive talent. In addition, in order to align our executives with shareholder interests, our CEO and all of his direct reports (including the other Named Executive Officers) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to 5x his base salary, while all other Named Executive Officers are required to maintain ownership equal to 3x their base salaries. As of December 31, 2019, all Named Executive Officers have met or are within their allowable timeframes for meeting these guidelines.

              Governance/Compensation Best Practices.    Among the best practices we follow: We have an independent Human Resources and Compensation Committee and independent compensation consultant Willis Towers Watson; we have a double-trigger requirement in order for change of control benefits to be triggered; our incentive plans and Clawback Policy provide for strong clawback rights; and we have implemented a shareholder outreach program focused on governance and compensation issues.

              In considering their vote, shareholders are urged to read the section of this Proxy Statement entitled "Executive Compensation", including the "Compensation Discussion and Analysis," for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

Required Vote

              The affirmative vote of the majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote "against" this proposal.

Recommendation of our Board of Directors

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 DELINQUENT SECTION 16(A) REPORTS

              Section 16(a) of the Securities Exchange Act of 1934 requires CNO's directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO's outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2019 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO's knowledge, based solely on review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO's officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2019.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

              Any proper proposal which a shareholder wishes to have included in the Board's proxy statement and form of proxy for the 2021 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received by CNO by November 26, 2020. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2021 annual meeting of shareholders.

              The Board has implemented a proxy access provision in the Company's Bylaws, which permits a shareholder or group of up to 20 shareholders owning 3% or more of the Company's common stock continuously for at least three years to nominate for election to the Board, and include in the Company's proxy materials for its annual meeting of shareholders, nominees constituting up to the greater of 20% of the number of directors then serving on the Board (rounding down to the closest whole number) or two individuals, subject to certain limitations and provided that such nominating shareholder(s) and nominee(s) satisfy the informational and other applicable requirements specified in the Bylaws. Pursuant to the proxy access Bylaw, notice must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company's definitive proxy statement was released to shareholders in connection with the prior year's annual meeting. Accordingly, to be timely for inclusion in the proxy materials for the Company's 2021 annual meeting of shareholders, the Secretary must receive a shareholder's notice to nominate a director using the Company's proxy materials between October 27, 2020 and November 26, 2020, inclusive.

              In addition, the Company's Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws.

              Any shareholder who wishes to submit a proposal to be acted upon at the 2021 annual meeting of shareholders or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032. Please note that these Bylaw requirements are separate from the SEC's requirements to have a shareholder nomination or other proposal included in our proxy statement.

ANNUAL REPORT

              Access to CNO's Annual Report for 2019 (which includes its annual report on Form 10-K as filed with the SEC) is being provided with this Proxy Statement to all holders of common stock as of March 10, 2020. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2019, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; or by telephone (317) 817-2893 or email ir@CNOinc.com.

 HOUSEHOLDING OF PROXY MATERIALS

              SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893 or email ir@CNOinc.com.

INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

              Net operating income is defined as net income before: (i) net realized investment gains or losses from sales and impairments, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company's underlying fundamentals. A reconciliation from net operating income (and related per share amounts) to net income is as follows (dollars in millions):

	Year ended December 31,
	2019	2018

Net operating income, excluding the earnings on the long-term care ceded block	$290.0	$289.0
Earnings on long-term care ceded block	-	14.1

Net operating income	290.0	303.1

Non-operating items:
Net realized investment gains from sales and impairments (net of related amortization)	2.1	37.9
Net change in market value of investments recognized in earnings	25.5	(48.8)
Fair value changes in embedded derivative liabilities (net of related amortization)	(81.4)	55.5
Fair value changes related to agent deferred compensation plan	(20.4)	11.9
Loss on extinguishment of debt	(7.3)	-
Loss related to reinsurance transaction	-	(704.2)
Other	(12.6)	1.7

Non-operating loss before taxes	(94.1)	(646.0)
Income tax expense (benefit):
On non-operating loss	(19.8)	(135.7)
Valuation allowance for deferred tax assets and other tax items	(193.7)	107.8

Net non-operating income (loss)	119.4	(618.1)

Net income (loss)	$409.4	$(315.0)

Per diluted share:
Net operating income, excluding the earnings on the long-term care ceded block	$1.85	$1.75
Earnings on long-term care ceded block	-	.08

Net operating income	1.85	1.83

Net realized investment gains from sales and impairments (net of related amortization and taxes)	.01	.18
Net change in market value of investments recognized in earnings (net of taxes)	.13	(.23)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(.41)	.27
Fair value changes related to agent deferred compensation plan (net of taxes)	(.10)	.06
Loss on extinguishment of debt (net of taxes)	(.04)	-
Loss related to reinsurance transaction (net of taxes)	-	(4.00)
Valuation allowance for deferred tax assets and other tax items	1.23	(.02)
Other	(.06)	.01

Net income (loss)	$2.61	$(1.90)

              Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results.

              This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.

              In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

              The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Year ended December 31,
	2019	2018	2017

Net operating income	$290.0	$303.1	$300.9

Net operating income, excluding significant items	$282.1	$317.3	$288.3

Net Income (loss)	$409.4	$(315.0)	$175.6

Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,703.9	$3,086.7	$3,263.2

Average common shareholders' equity	$4,166.8	$4,200.3	$4,733.8

Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	10.7%	9.8%	9.2%
Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	10.4%	10.3%	8.8%
Return on equity	9.8%	(7.5%)	3.7%

              The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

	Net operating income	Significant items(a)	Net operating income, excluding significant items	Net operating income, excluding significant items – trailing four quarters	Net income (loss)	Net income (loss) – trailing four quarters
1Q17	$59.8	$1.9	$61.7	$244.2	$62.3	$375.0
2Q17	78.6	(6.1)	72.5	255.9	83.4	398.5
3Q17	76.7	(2.0)	74.7	269.7	100.8	480.7
4Q17	85.8	(6.4)	79.4	288.3	(70.9)	175.6
1Q18	73.9	(0.9)	73.0	299.6	84.3	197.6
2Q18	81.9	-	81.9	309.0	102.2	216.4
3Q18	87.5	-	87.5	321.8	(529.8)	(414.2)
4Q18	59.8	15.1	74.9	317.3	28.3	(315.0)
1Q19	65.8	-	65.8	310.1	51.8	(347.5)
2Q19	76.4	-	76.4	304.6	37.6	(412.1)
3Q19	69.2	-	69.2	286.3	42.0	159.7
4Q19	78.6	(7.9)	70.7	282.1	278.0	409.4

    (a) The significant items have been discussed in prior earnings press releases.

              A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

4Q16
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,209.5
Net operating loss carryforwards	655.0
Accumulated other comprehensive income	622.4

Common shareholders' equity	$4,486.9

	1Q17	2Q17	3Q17	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP inancial measure)	$3,236.6	$3,263.2	$3,335.0	$3,225.6
Net operating loss carryforwards	640.6	621.6	613.1	409.8
Accumulated other comprehensive income	729.6	894.5	933.6	1,212.1

Common shareholders' equity	$4,606.8	$4,779.3	$4,881.7	$4,847.5

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7

Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5

Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

              A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	Trailing four quarter average
	4Q19	4Q18	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,703.9	$3,086.7	$3,263.2
Net operating loss carryforwards	470.1	440.4	601.9
Accumulated other comprehensive income	992.8	673.2	868.7

Common shareholders' equity	$4,166.8	$4,200.3	$4,733.8

              Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised; and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

              A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except share and per share amounts):

	December 31,
	2019	2018
Total shareholders' equity	$4,677.0	$3,370.9

Shares outstanding at period end	148,084,178	162,201,692

Book value per share	$31.58	$20.78

Total shareholders' equity	$4,677.0	$3,370.9
Less accumulated other comprehensive income	(1,372.5)	(177.7)

Adjusted shareholders' equity excluding accumulated other comprehensive income	$3,304.5	$3,193.2

Shares outstanding at period end	148,084,178	162,201,692
Dilutive common stock equivalents related to:
stock options, restricted stock and performance units	1,499,372	1,391,458

Diluted shares outstanding	149,583,550	163,593,150

Book value per diluted share (a non-GAAP financial measure)	$22.09	$19.52

              The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation of these ratios is as follows (dollars in millions):

	December 31,
	2019	2018
Corporate notes payable	$989.1	$916.8
Total shareholders' equity	4,677.0	3,370.9

Total capital	$5,666.1	$4,287.7

Debt to capital ratio	17.5%	21.4%

Corporate notes payable	$989.1	$916.8
Total shareholders' equity	4,677.0	3,370.9
Less accumulated other comprehensive income	(1,372.5)	(177.7)

Total capital	$4,293.6	$4,110.0

Debt to total capital ratio, excluding accumulated other comprehensive income (a non-GAAP financial measure)	23.0%	22.3%

              The following summarizes our estimate of the impact of lower general account asset investment income and changes in amounts impacting spreads on 2019 net income compared to 2018 net income (dollars in millions, except per share data):

	December 31,
	2019	2018	Difference
Net investment income on general account assets	$1,105.2	$1,279.7	$(174.5)
2018 investment income related to long-term care block ceded at end of 3Q18	—	(138.5)	138.5
Impact of amounts credited and cost of options impacting spread:
Cost of interest credited to policyholders	(106.1)	(110.9)	4.8
Cost of options to fund index credits, net of forfeitures	(103.3)	(86.0)	(17.3)

Subtotal	895.8	944.3	(48.5)
Income tax expense (benefit)	188.1	198.3	(10.2)

Impact on net income, net of income taxes	$707.7	$746.0	$(38.3)

Per diluted share impact, based on 2019 weighted average shares outstanding (a non-GAAP financial measure)			$(.24)

              The following reconciles our free cash flow to the change in holding company cash and investments (dollars in millions):

	2019	2018
Holding company cash flows, excluding capital transactions(1):
Dividends from Insurance Subsidiaries	$194.3	$224.9
Management and Investment Fees	115.5	108.9
Surplus Debenture Interest	59.9	58.2
Earnings on Corporate Investments	13.6	14.6
Other	20.9	21.0

Holding company sources of cash, excluding capital transactions:	404.2	427.6
Holding Company Expenses and Other	(74.3)	(83.2)
Tax (Payments) Refunds	5.8	(26.0)
Interest Expense	(48.3)	(44.8)

Cash flow to holding company, excluding capital transactions:	287.4	273.6
Contributions to Insurance Subsidiaries	—	(265.0)
Share Repurchases	(250.5)	(101.9)
Dividend Payments to Stockholders	(66.9)	(64.8)
Refinancing Transactions, Net of Related Expenses	64.9	—
Acquisition of Web Benefits Design Corp.	(68.8)	—

Net change in holding company cash	(33.9)	(158.1)

Non-Cash Changes in Investment Balances	0.2	(18.1)
Cash and Investments, beginning of period	220.4	396.6

Cash and Investments, end of period	$186.7	$220.4

(1)
Cash flows exclude share repurchases, capital contributions to insurance subsidiaries, dividend payments and refinancing and acquisition transactions.

 OTHER MATTERS

              Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors Karl W. Kindig Senior Vice President and Secretary

March 26, 2020

Annex A

CNO FINANCIAL GROUP, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

CNO FINANCIAL GROUP, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

              1.    Purpose.    The purpose of this Amended and Restated Long-Term Incentive Plan (the "Plan") is to aid CNO Financial Group, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants. The Plan was initially established as the Conseco, Inc. 2003 Long-Term Incentive Plan, has been amended from time to time thereafter, and is hereby amended and restated effective upon approval by the stockholders of the Company.

              2.    Definitions.    In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

              (a)  "10% Shareholder" shall have the meaning specified in Section 6(b)(iv).

              (b)  "Annual Limit" shall have the meaning specified in Section 5(b).

              (c)  "Award" means any Option, SAR, Restricted Stock, RSU, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

              (d)  "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death.

              (e)  "Board" means the Company's Board of Directors.

              (f)  "Change in Control" means the occurrence of any of the following events:

  (i)
  the acquisition (other than an acquisition in connection with a "Non-Control Transaction" (as defined below)) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent; or

  (ii)
  as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the board of directors of the Company; or

  (iii)
  the consummation of a merger, consolidation or reorganization with or into the Company unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the

    Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a "Non-Control Transaction").

              (g)  "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

              (h)  "Committee" means the Human Resources and Compensation Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term "Committee" shall refer to the Board.

              (i)  "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

              (j)  "Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

              (k)  "Effective Date" means the effective date specified in Section 11(q).

              (l)  "Eligible Person" has the meaning specified in Section 5.

              (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

              (n)  "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the officially-quoted closing selling price of the Stock on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

              (o)  "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock will be Non-409A Awards unless otherwise expressly specified by the Committee.

              (p)  "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

              (q)  "Option" means a right, granted under the Plan, to purchase Stock.

              (r)  "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

              (s)  "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

              (t)  "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

              (u)  "Restricted Stock" means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

              (v)  "RSU" means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

              (w)  "Retirement" means, unless otherwise stated in an applicable Award agreement, Participant's voluntary termination of employment after achieving either (i) 62 years of age or (ii) 60 years of age with at least 10 years of employment with the Company.

              (x)  "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

              (y)  "Stock" means the Company's Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

              (z)  "SAR" means a right granted to a Participant under Section 6(c).

              (aa)  "Ultimate Parent" means the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, following a transaction, directly or indirectly beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).

              3.    Administration.

              (a)  Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

              (b)  Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards, to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act) and employees of the Company (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act) or employee) subject to an individual maximum annual Award limit as determined and approved at the Committee's discretion, and all necessary and appropriate decisions and determinations with respect thereto and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee (and, to the extent it so provides, any subcommittee) shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

              (c)  Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

              4.    Stock Subject to Plan.

              (a)  Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved for delivery in connection with Awards under this Plan shall be 38,239,505 shares. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. No more than 12,750,000 shares may be delivered hereunder as ISOs.

              (b)  Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture; provided, however, that notwithstanding the above, the number of shares available for issuance under the Plan shall be reduced by 1.25 shares of Stock for every one share of Stock issued in respect of an Award other than an Award of an Option, SAR, or Award that must be settled in cash. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan. The preceding sentence shall not be applicable with respect to (i) the cancellation of an SAR granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with an SAR upon the exercise of the SAR. The following shares, however, may not be made available for issuance as Awards under this Plan: (a) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) shares repurchased on the open market with the proceeds from the exercise of an Option. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

              5.    Eligibility; Per-Person Award Limitations.

              (a)  Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means (i) an employee of the Company or any subsidiary or affiliate, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (ii) any non-employee directors of the Company or (iii) other individuals who perform services for the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards who will become Eligible Persons granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.

              (b)  Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b) through (i) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c). Additionally, the maximum number of shares of Stock subject to Awards granted during a single calendar year to any non-employee director, taken together with any cash or other fees earned by such non-employee director during such calendar year, shall not exceed (i) $500,000 in total value in the case of non-employee directors other than the Board Chair or Lead Director or (ii) $950,000 in total value in the case of the Board Chair or Lead Director (in each case, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

              6.    Specific Terms of Awards.

              (a)  General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

              (b)  Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                      (i)  Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

                      (ii)  No Repricing. Except for adjustments as permitted by Section 11(c), without the approval of stockholders, the Committee will not amend, replace, substitute, or exchange previously granted Options in a transaction that constitutes a "repricing," which means any of the following: (i) changing the terms of an Option to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; (iii) repurchasing for cash or canceling an Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award; or (iv) as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

                      (iii)  Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part. In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

                      (iv)  ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a "10% Shareholder"), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

                      (v)  Minimum Vesting. Options may not vest earlier than the first anniversary of the grant date (or the grantee's commencement of service)(if such grant is made in connection with such commencement), The foregoing minimum vesting condition need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Options without regard to such minimum vesting requirements.

              (c)  SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                      (i)  Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the change in control price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. SARs may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem to an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

                      (ii)  No Repricing. Except for adjustments as permitted by Section 11(c), without the approval of stockholders, the Committee will not amend, replace, substitute, or exchange previously granted SARs in a transaction that constitutes a "repricing," which means any of the following (i) changing the terms of an SAR to lower its exercise or settlement price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; (iii) repurchasing for cash or canceling an SAR at a time when its exercise or settlement price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award; or (iv) as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

                      (iii)  Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

                      (iv)  Minimum Vesting. SARs may not vest earlier than the first anniversary of the grant date (or the grantee's commencement of service)(if such grant is made in connection with such commencement), The foregoing minimum vesting condition need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as SARs without regard to such minimum vesting requirements.

              (d)  Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                      (i)  Award and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

                      (ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                      (iii)  Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years, with no portion vesting in less than one year, from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

                      (iv)  Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                      (v)  Dividends and Splits. As a condition to the grant of an Award of Restricted Stock on or after the Effective Date of the Plan, the Committee shall require that any dividends paid on a share of Restricted Stock shall be held in an account for the benefit of the Participant, to be paid out only upon vesting of such Restricted Stock, or automatically reinvested in additional Restricted Stock, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

               (e)  RSUs. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

                       (i)  Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant's name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

                       (ii)  Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. RSUs may not vest earlier than the first anniversary of the grant date (or the grantee's commencement of service, if such grant is made in connection with such commencement). The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or re-granted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

                       (iii)  Dividend Equivalents. As a condition to the grant of an Award of RSUs on or after the Effective Date of the Plan, Dividend Equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be payable only upon vesting of such RSUs, or deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

               (f)  Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

               (g)  Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award other than an Option, ISO, or SAR. The Committee may provide that Dividend Equivalents shall be held in an account for the benefit of the Participant, to be paid out upon vesting of such Award or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Notwithstanding the foregoing, the Committee may not payout any dividends or Dividend Equivalents with respect to any unvested Award under this Plan.

               (h)  Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Any such other Stock-based Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any such other Stock-based Award based solely on continued employment or the passage of time shall vest over a period of not less than three years, with no portion vesting in less than one year, from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control and (B) with respect to up to an aggregate of five percent of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as other Awards without regard to such minimum vesting requirements. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

               (i)  Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

              7.    Performance-Based Compensation.    Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

              8.    Certain Provisions Applicable To Awards.

              (a)  Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to the provisions of Sections 6(b)(ii) and 6(c)(ii), awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

              (b)  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in the Plan.

              (c)  Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

              (d)  Limitation on Vesting of Certain Awards. Subject to Section 8, Restricted Stock will vest over a minimum period of three years, with no portion vesting in less than one year, except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and provided further up to five percent of the shares of Stock authorized under the Plan including non-employee director awards may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this Section 8(d), a performance period that precedes the grant of the Restricted Stock will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

              (e)  Cash Settlement of Awards. To the extent permitted by the Committee at the time of grant or thereafter, the Company may deliver cash in full or partial satisfaction, payment and/or settlement upon exercise, cancellation, forfeiture or surrender of any Award.

              9.    Change in Control.    The Committee may set forth in any Award Agreement the effect, if any, that a Change in Control or other, similar transaction shall have on any awards granted under this Plan.

              10.    Additional Award Forfeiture Provisions.

              (a)  Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

                      (i)  The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

                      (ii)  The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the

        Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

              (b)  Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant's employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

                      (i)  Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

                      (ii)  Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant's breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

                      (iii)  Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

              (c)  Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

              (d)  Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

              11.    General Provisions.

              (a)  Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

              (b)  Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the Participant's death, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

              (c)  Adjustments. In the event of any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event, the Committee, in order to prevent dilution or enlargement of a Participant's rights under this Plan shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(b), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, or in response to changes in applicable laws, regulations, or accounting principles) affecting any performance conditions.

              (d)  Tax Provisions.

                      (i)  Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award, provided that the Committee may allow for additional withholding not to exceed any maximum statutorily permitted amount. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

                      (ii)  Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

                      (iii)  Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

              (e)  Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan at any time and from time to time without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

                      (i)  If such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

                      (ii)  If such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

                      (iii)  If such amendment would alter the provisions of the Plan restricting the Company's ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

                      (iv)  In connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing," as such term defined herein under Sections 6(b)(ii) and 6(c)(ii).

          The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or the Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

              (f)  Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

              (g)  Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an "unfunded" plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

              (h)  Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.

              (i)  Payments in the Event of Forfeitures; Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

              (j)  [Intentionally Omitted]

              (k)  Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being

"permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).

              (l)  Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting.

              (m)  Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

              (n)  Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

              (o)  Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

              (p)  Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

              (q)  Plan Effective Date and Termination. The Plan as hereby amended shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements. The Board may suspend or terminate the Plan at any time. Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan, or as set forth above, and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CNO FINANCIAL GROUP, INC. 11825 N PENNSYLVANIA ST CARMEL, IN 46032 During The Meeting - Go to www.virtualshareholdermeeting.com/CNO2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D04051-P33292 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CNO FINANCIAL GROUP, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain 1a. Gary C. Bhojwani The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! 2. Approval of the Company's Amended and Restated Long-Term Incentive Plan. 1b. Ellyn L. Brown 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020. 1c. Stephen N. David 1d. David B. Foss 4. Approval, by non-binding advisory vote, of the compensation of the Company's named executive officers. ! ! ! 1e. Robert C. Greving 1f. Mary R. Henderson NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. 1g. Charles J. Jacklin 1h. Daniel R. Maurer 1i. Frederick J. Sievert Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D04052-P33292 CNO FINANCIAL GROUP, INC. Annual Meeting of Shareholders May 8, 2020 8:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Matthew J. Zimpfer, Eric R. Johnson and John R. Kline, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 8, 2020, via live webcast at www.virtualshareholdermeeting.com/CNO2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side